Exhibit 4.21.1
EXECUTION COPY

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
CCFC PREFERRED HOLDINGS, LLC
Dated as of
October 14, 2005

 - i -

TABLE OF CONTENTS, cont’d
 - ii -

TABLE OF CONTENTS, cont’d

Page

10.10 Partial Invalidity	103
10.11 Captions	103
10.12 No Rights in Third Parties	103
10.13 No Title to Company Property	103
10.14 Persons Not Named	103

SCHEDULE 1	Clause (i) Prohibited Transferees

SCHEDULE 2	Approved Documents

SCHEDULE 3	Permitted CCFC L/Cs on the Effective Date

SCHEDULE 4	Permitted Company L/Cs on the Effective Date

EXHIBIT A	Allocation Addendum

EXHIBIT B-1	Form of Common Share Certificate

EXHIBIT B-2	Form of Redeemable Preferred Share Certificate
 - iii -

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
CCFC PREFERRED HOLDINGS, LLC
     THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) of CCFC PREFERRED HOLDINGS, LLC, a Delaware limited liability company (the “Company”), dated as of October 14, 2005 is executed and entered into by and among CALPINE CCFC HOLDINGS, INC., a Delaware corporation (the “Common Member”), and the parties hereto who either have executed as Redeemable Preferred Members a counterpart signature page to this Agreement on the date hereof or who hereafter from time to time shall have been admitted as Redeemable Preferred Members of this Company. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.8 or, with respect to certain tax and accounting terms, the Allocation Addendum attached hereto as Exhibit A.
     The Company was assigned all of the equity interests in each of Calpine CCFC GP, Inc. and Calpine CCFC LP, Inc. prior to the Effective Time pursuant to a Contribution Agreement dated as of August 12, 2005 by and between the Common Member and the Company. The Common Member and Morgan Stanley & Co. Incorporated entered into the Company’s Amended and Restated Limited Liability Operating Agreement, dated as of August 12, 2005, and this Agreement amends and completely restates and replaces the Company’s Amended and Restated Limited Liability Company Operating Agreement dated as of August 12, 2005.
     For good and valuable consideration, the parties hereto hereby agree as follows:
ARTICLE I.
GENERAL TERMS
     1.1 Limited Liability Company. The Company has been formed as a limited liability company under the LLC Act for the purposes, and subject to the other provisions, set forth herein.
     1.2 Filing. CCFC Preferred Holdings, Inc., the predecessor to the Company, was incorporated in the state of Delaware on August 3, 2005, and converted into a limited liability company under the laws of the State of Delaware on August 10, 2005.
     1.3 Name. The name of the Company shall be “CCFC Preferred Holdings, LLC”.

     1.4 Registered Agent and Office. The Company shall maintain within the State of Delaware a registered agent for service of process on the Company and a registered office in accordance with the provisions of LLC Act.
     1.5 Term. CCFC Preferred Holdings, Inc. was converted into a limited liability company under the laws of the State of Delaware on August 10, 2005 and shall continue in perpetuity, unless the Company is earlier dissolved in accordance with the provisions of Article 7.
     1.6 Purpose. The purpose (the “Purpose”) of the Company is to hold the common stock of its subsidiaries, to raise financing and to engage in any other lawful activity from time to time.
     1.7 Filings. The Board shall cause to be filed all such certificates, notices, statements or other instruments, and amendments thereto under the laws of the State of Delaware and other applicable jurisdictions as the Board may from time to time deem necessary or advisable for the operation of the Company. The Board may designate any person as an “authorized person” within the meaning of the LLC Act to execute, deliver and file any certificates (and any amendments, restatements or corrections thereto) permitted or required to be filed with the Secretary of State of the State of Delaware under the LLC Act.
     1.8 Definitions and Interpretation.
     (a) Definitions. Unless otherwise required by the context in which any capitalized term appears, or unless otherwise specifically defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth below or set forth in the Allocation Addendum attached hereto as Exhibit A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Redeemable Preferred Shares” means additional Redeemable Preferred Shares issued in accordance with Section 2.1(c).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agreement” has the meaning set forth in the preamble to this Agreement, and includes all schedules and addenda hereto.
     “Applicable Premium” means, with respect to any Redeemable Preferred Share on any applicable Mandatory Repurchase Date, as the case may be, the greater of:
     (1) 1.0% of the Redeemable Preferred Paid-Up Value of such Redeemable Preferred Share; and
     (2) the excess of:
     (a) the present value at such Mandatory Repurchase Date of (i) the Mandatory Repurchase Amount of such Redeemable Preferred Share assuming such Redeemable Preferred Share were repurchased at 105% of Redeemable Preferred Paid-Up Value on the day following the second anniversary of the Effective Date plus (ii) all required Redeemable Preferred Dividends accrued and unpaid on such Redeemable Preferred Share (assuming that the Redeemable Preferred Dividend Rate on the applicable Redeemable Preferred Shares on the Mandatory Repurchase Date was in effect for the entire period) through the day that is one day following the second anniversary of the Effective Date, computed in each case using a discount rate equal to the Treasury Rate as of such Mandatory Repurchase Date plus 50 basis points; over
(b) the then outstanding Redeemable Preferred Paid-Up Value of such Redeemable Preferred Share.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that, for purposes of Section 6.4(i), the sale, conveyance or other disposition of all or substantially all of the assets of CCFC and its Subsidiaries taken as a whole will be governed by the provisions of this Agreement described under Section 6.4(s) hereof and not by the provisions of Section 6.4(i); and
     (2) the issuance of Equity Interests in any of CCFC’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;
     (2) a transfer of assets between or among CCFC and its Subsidiaries,

     (3) an issuance of Equity Interests by a Subsidiary to CCFC or to a Subsidiary of CCFC;
     (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a CCFC Restricted Payment that does not violate the provisions described under Section 6.4(f) hereof, or a Permitted Investment;
     (7) the Hillabee Disposition; and
     (8) an issuance of Equity Interests in CCFC in accordance with the terms of this Agreement.
     “Assignee” means any Person (a) which is the holder of an Economic Interest, and (b) which has not been admitted as a Substitute Member.
     “Banking Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the State of New York.
     “Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy or shall consent to an involuntary bankruptcy against it, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

     “Board” has the meaning set forth in Section 6.1(a).
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Calpine” means Calpine Corporation, a Delaware corporation.
     “Calpine Affiliate” means any Affiliate of Calpine, other than the Segregated Subsidiaries.
     “Calpine Performance Guarantee” means the Affiliated Party Agreement Guaranty, dated as of August 14, 2003, by and among Calpine, CCFC and Hermiston Power Partnership.
     “Calpine Project Undertaking” means the Project Undertaking and Agreement, dated as of August 14, 2003, by and between Calpine, CCFC and Hermiston Power Partnership.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     “Cash Equivalents” means:
     (1) United States dollars;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch (or successor rating agency) Rating of “B” or better;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. (or any successor rating agency) or Standard & Poor’s Rating Services (or any successor rating agency) and in each case maturing within six months after the date of acquisition; and
     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
     “Casualty Event” means any damage to or destruction of a Facility in excess of $10.0 million.
     “CCFC” means Calpine Construction Finance Company, L.P., a Delaware limited partnership.
     “CCFC Credit Agreement” means the Credit and Guarantee Agreement dated as of August 14, 2003 among CCFC, the guarantors named therein and Goldman Sachs Credit Partners L.P., sole lead arranger, sole bookrunner, administrative agent and syndication agent, relating to $385.0 million in aggregate principal amount of term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.
     “CCFC Debt Documents” means the CCFC Indenture and the CCFC Credit Agreement, and any documents executed in connection therewith, including the Security Documents.
     “CCFC Change of Control” means the occurrence of any of the following:
     (1) the adoption of a plan relating to the liquidation or dissolution of CCFC;
     (2) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Calpine, measured by voting power rather than number of shares;
     (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), other than Calpine or any Wholly Owned Subsidiary of Calpine, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of CCFC, measured by voting power rather than number of shares; or
     (4) the first day on which CCFC fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of CCFC Finance Corp.
     “CCFC Indenture” means the Indenture dated as of August 14, 2003, among CCFC, CCFC Finance Corp., and the guarantors named therein and Wilmington Trust FSB, as trustee, as amended and supplemented by a Supplemental Indenture, dated as of September 18, 2003, a Second Supplemental Indenture dated as of January 14, 2004, and a Third Supplemental Indenture dated as of March 5, 2004.
     “CCFC Permitted Liens” means (without duplication):
     (1) Liens on assets of CCFC or any of its Subsidiaries securing Secured Obligations permitted by the terms of the CCFC Indenture to be incurred, and/or securing Hedging Obligations related thereto;
     (2) Liens in favor of CCFC or the Guarantors;
     (3) Pledges or deposits made under workers’ compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or operating leases to which such Person is a party,
     (4) Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness; provided that CCFC and its Subsidiaries will not be permitted to grant any such Liens on any component of a Facility that is necessary for the operation of such Facility;
     (6) Liens which constitute bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;
     (7) Liens existing on August 14, 2003;
     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business; or Liens arising out of judgments that do not constitute a Default or an Event of Default;
     (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (11) Liens to secure any CCFC Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:
     (A) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus repairs, improvements and additions to such property or assets); and
     (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the CCFC Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Indebtedness;
     (12) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to operating leases incurred in the ordinary course of business and not otherwise prohibited by this Agreement;
     (13) Liens not in respect of Indebtedness consisting of the interest of the lessor under any operating lease entered into in the ordinary course of business and not otherwise prohibited by this Agreement; and
     (14) Liens incurred in the ordinary course of business of CCFC or any Subsidiary of CCFC with respect to obligations that do not exceed $10.0 million at any one time outstanding.
     “CCFC Permitted Refinancing Indebtedness” means any Indebtedness of CCFC or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of CCFC or any of its Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such CCFC Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (2) such CCFC Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such CCFC Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) such Indebtedness is incurred either by CCFC or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
     “CCFC Restricted Payment” has the meaning set forth in Section 6.4(f).
     “CES” means Calpine Energy Services, L.P.
     “Change of Control” means (i) the consummation of any transaction as a result of which any Person becomes the Beneficial Owner of more than 50% of the Voting Stock (whether measured by voting power or number of shares) of the Common Member or of the Company or of the Common Shares of the Company, other than Calpine or any of its subsidiaries (other than subsidiaries of the Company), (ii) the consummation of any transaction as a result of which any Person becomes the Beneficial Owner of more than 50% of the Voting Stock (whether measured by voting power or number of shares) of Calpine, (iii) at any time the individuals constituting a majority of the Board of Directors of the Common Member or the Company in office at the Effective Time (together with any new directors whose election is approved, or nomination recommended, by a majority of such Board of Directors and/or by Calpine and its subsidiaries (other than subsidiaries of the Company)) cease to constitute a majority of the Board of Directors or (iv) any event that constitutes a CCFC Change of Control, in each case, other than solely by reason of, and due to, the appointment of members of the Board by Members who are holders of Redeemable Preferred Shares due to a Voting Rights Trigger Event pursuant to Section 6.2(d) hereof (or solely due to a Voting Rights Triggering Event, if such event would result in a Change of Control under clause (i) of this definition due to the status of the Redeemable Preferred Members upon the occurrence of such Voting Rights Triggering Event).
     “Change of Control Acceptance Notice” has the meaning set forth in Section 5.2(c).
     “Change of Control Amount” has the meaning set forth in Section 5.2(e).
     “Change of Control Repurchase Date” has the meaning set forth in Section 5.2(b).
     “Change of Control Notice” has the meaning set forth in Section 5.2(c).
     “Change of Control Offer” has the meaning set forth in Section 5.2(a).
     “Change of Control Offer Period” has the meaning set forth in Section 5.2(b).

     “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
     “Collateral” means all collateral in which a Lien is granted to the Collateral Agent in the Security Documents.
     “Collateral Agent” means Wilmington Trust Company, in its capacity as collateral agent for the Secured Parties under the Security Documents, together with its successors in such capacity.
     “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of August 14, 2003, by and among GP, LP, CCFC and the other parties thereto.
     “Common Member” has the meaning set forth in the Preamble, and shall include any other Person who has been admitted to the Company as a Common Member in accordance with this Agreement and who is identified as owning Common Shares on the Register of Members as such may be amended from time to time, each in its capacity as a member of the Company.
     “Common Member Parties” has the meaning set forth in Section 6.5(d).
     “Common Share” means a Membership Interest having such rights, privileges and obligations as are set forth in this Agreement as being appurtenant to a “Common Share” and representing such fractional part of the Membership Interests relating to the Common Shares hereunder of all Common Members as is equal to the quotient of one (1) divided by the total number of Common Shares.
     “Common Share Certificate” means a certificate in the form of Exhibit B attached hereto, issued by the Company pursuant to Article 2, that evidences Common Shares.
     “Company” has the meaning set forth in the preamble to this Agreement.
     “Company Account” means the accounts of the Company maintained in accordance with Section 6.5(a)(ix).
     “Complete Redemption” has the meaning set forth in Section 5.6(a).
     “Complete Redemption Amount” has the meaning set forth in Section 5.6(c).
     “Complete Redemption Notice” has the meaning set forth in Section 5.6(b).
     “Condemnation Event” means any Facility (or any portion thereof in excess of $10.0 million) is condemned, confiscated, requisitioned, captured, seized or subjected to forfeiture, or title thereto is taken, by any governmental authority (or any Person acting under color of governmental authority).
     “Consent” means the prior written consent of the indicated Person or Persons, as more fully described in Section 2.2(e) hereof. Unless otherwise expressly provided herein, but without limiting the fiduciary duty of the Directors under Section 6.1(b) hereof, each Member may exercise its Consent rights in its sole discretion in relation to its proprietary interests in the Company, and no Member shall have any duty (including any fiduciary duty) to the Company or to any other Member in relation to such Consent determinations or otherwise in connection with their rights and responsibilities hereunder or in connection with the Company and its Purpose, other than the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
     “Control Agreement” means the Collateral Account Control Agreement, dated as of August 14, 2003, by and between CCFC and the Collateral Agent.
     “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Designated Asset Disposition” means an Asset Sale made in connection with (1) the exercise by GenTex of one of its purchase options under the participation agreement dated September 2, 1999 between CCFC and GenTex, (2) the exercise by Magic Valley Electric Cooperative Inc. of its purchase option under the power purchase and sale agreement dated May 22, 1998 between CCFC and Magic Valley Electric Cooperative Inc. or (3) the sale or transfer to CES of the Service Agreement for Point-To-Point Transmission Service between CCFC (as assignee of CES) and Tampa Electric Company (provided that, concurrently with such sale or transfer, CES grants a security interest in such agreement to CCFC to secure CES’s obligations under the Index Based Gas Sale and Power Purchase Agreement and a consent is obtained from Tampa Electric Company), in each case as amended from time to time in accordance with the terms of the Secured Debt Documents.
     “Directors” has the meaning set forth in Section 6.1(a).
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require CCFC to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that CCFC may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 6.4(f) hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that CCFC and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Economic Interest” means a Person’s limited liability company interest in the Company with respect to a particular class of Shares, including the right to share in the Net Profits and Net Losses or similar items of income, gain, loss, deduction and credit, and to receive distributions from, the Company, and includes the priority of, and rate of return on, the particular class of Shares held by such Person to which the Economic Interest is attributable, including, with respect to any Redeemable Preferred Share, the Redeemable Preferred Dividends payable with respect to such Redeemable Preferred Share, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or as required under the LLC Act, any right to information concerning the business and affairs of the Company.
     “Effective Date” means October 14, 2005.
     “Effective Time” means the time on the Effective Date at which this Agreement was executed and delivered by the Members.
     “Entire Interest” means the vote of Redeemable Preferred Members owning 100% of the outstanding Redeemable Preferred Shares; provided, however, that (unless all of such Redeemable Preferred Shares are owned by the Company) any Redeemable Preferred Shares owned by the Company or an Affiliate of Calpine or of the Company (other than Redeemable Preferred Members that become Affiliates solely by virtue of the occurrence of a Voting Rights Trigger Event, or actions taken pursuant to Section 6.2(d)(i) hereof) shall be disregarded for purposes of determining the votes constituting an Entire Interest.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “ERISA” has the meaning given such term in Section 9.1(a)(vii).
     “Event of Default” has the meaning given such term in each of the CCFC Debt Documents, in each case, as amended, supplemented or modified from time to time.
     “Excess Cash Flow” means, for any period:
     (1) (a) all revenues received by CCFC and its Subsidiaries during such period and (b) all Net Proceeds of Asset Sales, Casualty Events and Condemnation Events remaining after application of such proceeds in accordance with the covenant described in Section 6.4(i) received by CCFC and its Subsidiaries during such period, less
     (2) the sum of:
     (A) all costs, expenses, fees and other charges (including liquidated damages or other damages or penalties) incurred by CCFC and its Subsidiaries during such period in connection with the ownership, operation, maintenance and use of the Facilities, including all payments under Major Project Documents and other agreements relating to the Facilities,
     (B) all trustee fees, collateral agent fees and other similar administrative fees and expenses paid by CCFC and its Subsidiaries during such period,
     (C) the Fixed Charges of CCFC and its Subsidiaries for such period,
     (D) all amounts paid by CCFC and its Subsidiaries for capital expenditures to the Facilities during such period, and
     (E) all Permitted Payments to Parent made by CCFC and its Subsidiaries during such period.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Facilities” means the Hermiston facility, the Magic Valley facility, the Ontelaunee facility, the Osprey facility, the Sutter facility, the Westbrook facility, and the Brazos Valley facility and any other electric generating facilities acquired or constructed after the date of this Agreement described in the definition of Permitted Business; provided, that Facilities shall not include the Ontelaunee facility for periods following the consummation of the Ontelaunee Disposition.
     “Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or CCFC, as the case may be (unless otherwise provided in this Agreement).
     “Finance Corp.” means CCFC Finance Corp. a Delaware corporation.
     “Fiscal Year” has the meaning set forth in Section 8.1.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus one-third of all payments with respect to operating leases, but excluding the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, under any Subordinated Indebtedness other than Subordinated Indebtedness under the Working Capital Facility; plus
     (2) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, but excluding the consolidated capitalized interest of such Person and its Subsidiaries for such period under any Subordinated Indebtedness other than Subordinated Indebtedness under the Working Capital Facility; plus

     (3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of CCFC (other than Disqualified Stock) or to CCFC or a Subsidiary of CCFC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of such Person for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.
     “GAAP” means U.S. generally accepted accounting principles.
     “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
     “Government Rule” means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.
     “GP” means Calpine CCFC GP, Inc, a Delaware corporation.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantors” means each of:
     (1) Calpine Hermiston, LLC, a Delaware limited liability company, CPN Hermiston, LLC, a Delaware limited liability company, and Hermiston Power Partnership, an Oregon general partnership; and
     (2) any other Subsidiary of CCFC that has executed or executes a Notes Guarantee in accordance with the provisions of the CCFC Indenture;
     and their respective successors and assigns.

     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed) , interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Hillabee Disposition” means a sale, transfer or other disposition by CCFC of all assets or substantially all assets related to the Hillabee Facility, provided that (a) the transferee is not a Subsidiary of CCFC, (b) the disposition involves an assumption by the transferee of all liabilities associated with the Hillabee Facility, and (c) the Hillabee Transfer and Indemnity Agreement is in effect at the time of the disposition and the disposition is consummated in accordance therewith.
     “Hillabee Facility” the facility described under “Business—Description of the Projects—Hillabee” in the Offering Circular for the Notes issued under the CCFC Indenture.
     “Hillabee Transfer and Indemnity Agreement” means the Transfer and Indemnity Agreement, dated as of August 14, 2003, by and between Calpine and CCFC.
     “Holder” means a Person in whose name a Note is registered.
     “Incapacity” means, as to any Person, the Bankruptcy, death, disability, adjudication of incompetence, dissolution or termination, as the case may be, of such Person.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of bankers’ acceptances;
     (4) representing Capital Lease Obligations;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
          (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
          (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
          (A) the Fair Market Value of such asset at the date of determination, and
          (B) the amount of the Indebtedness of the other Person.
Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any contingent obligations (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person’s Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.
     “Independent Director” means, with respect to the Company, any Director who is not, and within the previous five years was not:
               (i) (a) a stockholder, member, partner, director, officer, employee, manager, Affiliate, customer, supplier, creditor or independent contractor of, or (b) a Person that has received any benefit in any form whatever from (other than in such Director’s capacity as a ratepayer or customer of any Member or any of their respective Affiliates in the ordinary course of business) from, or (c) a Person that has provided any service in any form whatsoever to, or (d) any major creditor (or any Affiliate of any major creditor) of any of the Company, any Member, or any of their respective Affiliates, or
               (ii) (a) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of any of the Company, any Member or any of their respective Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or (b) a stockholder, member, partner, director, officer, employee, manager, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person’s capacity as a ratepayer or customer of any Member or any of their respective Affiliates in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner’s Affiliates, or

          (iii) a member of the immediate family of any Person described in paragraph (i) or (ii) above;
provided that,
          (x) for the purposes of paragraphs (i), (ii), and (iii) above, the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Director,
          (y) no Director shall be precluded from being considered an Independent Director solely by virtue of such individual serving as, or being (1) an Affiliate of any other Person serving as an independent director or manager or in a similar capacity, as applicable, of any Member or any bankruptcy-remote special purpose entity that is an Affiliate of any Member or the Company, or (2) an independent director or manager or similar position provided by a corporate services company that provides independent directors in the ordinary course of its business), and
          (z) all references to a “Member” in paragraphs (i) and (ii) above shall, during any Voting Rights Period, be deemed a reference to “the Common Member” only.
     For purposes of this definition, “major creditor” shall mean a natural Person or business entity to which the Company, any Member or any of their respective Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Director adversely to the interests of the Company when the interests of that Person are adverse to those of the Company.
     The term “Independent Director,” when used with respect to any other entity, including a Segregated Subsidiary, shall have a similar meaning to that contained in this definition.
     “Independent Engineer” means R.W. Beck, Inc. or any other independent engineering company of national standing selected by the Company and reasonably acceptable to a Majority in Interest of the Redeemable Preferred Shares.
     “Index Based Gas Sale and Power Purchase Agreement” means the Index Based Gas Sale and Power Purchase Agreement, dated as of August 14, 2003, by and among CES, CCFC, Hermiston Power Partnership and Brazos Valley Energy LP, as amended by Joinder Agreement and First Amendment to Index Based Gas Sale and Power Purchase Agreement, dated as of March 31, 2004.
     “Index Hedge” means the ISDA Master Agreement, dated August 7, 2003, by and between J. Aron & Company and CCFC.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If CCFC or any Subsidiary of CCFC sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of CCFC such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of CCFC, CCFC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of CCFC’s Investments in such Subsidiary that were not sold or disposed of. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.
     “LIBO Rate” means, as of any date of determination, the rate per annum at approximately 11:00 a.m. (London time) on such date by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Company which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for six month LIBO based deposits; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition after the Effective Date, the “LIBO Rate” shall be the interest rate per annum determined by the Company, under a procedure approved by a Majority in Interest of the Redeemable Preferred Members, such consent not to be unreasonably withheld, to be the average of the rates per annum at which deposits in Dollars are offered for six month periods to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date of determination.
     “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Liquidator” has the meaning set forth in Section 7.2(b).
     “LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time; provided, however, that if any amendment to the LLC Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the LLC Act as so amended or by such succeeding or successor law, as the case may be, the term “LLC Act” shall refer to the LLC Act as so amended or to such succeeding or successor law only after the appropriate election by the Board.
     “LP” means Calpine CCFC LP, Inc, a Delaware corporation.

     “Major Project Documents” the Index Based Gas Sale and Power Purchase Agreement, the Working Capital Facility, the Index Hedge, the Master Operation and Maintenance Agreement, the Master Maintenance Services Agreement, the Calpine Performance Guaranty, the Osprey Construction Management Agreement, the Calpine Project Undertaking, the Hillabee Transfer and Indemnity Agreement, the Power Purchase and Sale Agreement, dated as of May 22, 1998, between CCFC (as successor in interest) and Magic Valley Electric Cooperative Inc., the agreements between CCFC and GenTex regarding the Lost Pines facility and the gas transportation agreements between CCFC (or any of its Subsidiaries) and its Affiliates.
     “Majority In Interest” means the vote of the Members owning a majority of the outstanding Common Shares and/or a majority of the outstanding Redeemable Preferred Shares, as the case may be, each voting as a separate class; provided, however, that (unless all of such Redeemable Preferred Shares are owned by the Company) any Redeemable Preferred Shares owned by the Company or an Affiliate of Calpine or of the Company (other than Redeemable Preferred Members that become Affiliates solely by virtue of the occurrence of a Voting Rights Trigger Event or actions taken pursuant to Section 6.2(d)(i) hereof) shall be disregarded for purposes of determining the votes constituting a Majority In Interest; provided, further, that in any such vote of the Redeemable Preferred Shares under Section 10.1, any “majority” must include the Consent of any person owning any Redeemable Preferred Shares as to which the applicable amendment (solely by its terms) specifies any differing provision for such Shares as opposed to any other Redeemable Preferred Shares.
     “Majority Vote of the Directors” means (i) for all matters and actions requiring a vote of Directors other than those matters or actions described in Section 6.6, the vote of a majority in number of votes cast by the Directors present at a meeting at which a quorum is present and (ii) for matters and actions described in Section 6.6, the vote of (A) both Independent Directors, and (B) a majority of Directors (other than Independent Directors) present at a meeting at which a quorum is present.
     “Mandatory Repurchase Acceptance Notice” has the meaning set forth in Section 5.3(c).
     “Mandatory Repurchase Amount” has the meaning set forth in Section 5.3(e).
     “Mandatory Repurchase Capital” means an amount equal to (without duplication):
               (i) the proceeds of any sale, lease, conveyance or other disposition of assets, property or rights by the Company or its Subsidiaries (including any cash received upon the sale or other disposition of any non-cash consideration received) (net of the direct costs relating to such sale, lease, conveyance or other disposition, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such asset sale, taxes paid or payable as a result of the asset sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such asset sale (other than Secured Obligations), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP);

               (ii) the Net Casualty Event Proceeds from any Casualty Event;
               (iii) the Net Condemnation Event Proceeds from any Condemnation Event; and
               (iv) the proceeds of any issuance or sale of Equity Interests or equity securities of or by any of the Company’s Subsidiaries (including any cash received upon the sale or other disposition of any non-cash consideration received) (net of the direct costs relating to such issuance, including legal, accounting and investment banking fees, and sales commissions, and taxes paid or payable as a result of such issuance);
provided, that Mandatory Repurchase Capital shall not include (without duplication) (x) the proceeds from the issuance and sale of the Redeemable Preferred Shares issued on the Effective Date and any Additional Redeemable Preferred Shares issued pursuant to Section 2.1(c), (y) the proceeds from the Ontelaunee Disposition, or (z) the proceeds of any transaction consummated by CCFC or its Subsidiaries that does not constitute an Asset Sale pursuant to the second sentence of the definition of “Asset Sale” (except, in the case of clause (z), (A) to the extent such transaction constitutes a prepayment or forward sales transaction and (B) that the exclusion in clause (1) of such second sentence of the definition of “Asset Sale” shall be limited to any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $10.0 million in the aggregate in any 12-month period).
     “Mandatory Repurchase Commencement Date” has the meaning set forth in Section 5.3(a).
     “Mandatory Repurchase Date” has the meaning set forth in Section 5.3(a).
     “Mandatory Repurchase Notice” has the meaning set forth in Section 5.3(c).
     “Mandatory Repurchase Offer” has the meaning set forth in Section 5.3(a).
     “Mandatory Repurchase Offer Period” has the meaning set forth in Section 5.3(a).
     “Master Maintenance Services Agreement” dated as of August 14, 2003, by and between CCFC, Hermiston Power Partnership, Brazos Valley Energy LP and Calpine Operating Services Company, Inc., as amended by Joinder Agreement and First Amendment to Master Maintenance Services Agreement, dated as of March 31, 2004.
     “Master Operation and Maintenance Agreement” means the Master Operation and Maintenance Agreement, dated as of August 14, 2003, by and between CCFC, Hermiston Power Partnership, Brazos Valley Energy LP and Calpine Operating Services Company, Inc., as amended by Joinder Agreement and First Amendment to Master Operation and Maintenance Agreement, dated as of March 31, 2004.
     “Maturity Date” means the date that is six years after the Effective Date (or if such day is not a Banking Day, then the Banking Day immediately succeeding such date).

     “Member” means each Person having a Membership Interest in the Company and admitted to the Company as a member of the Company in accordance with this Agreement or the LLC Act, including the Common Member and each Redeemable Preferred Member, now or hereafter existing, each in its capacity as a member of the Company.
     “Membership Interest” means the entire ownership interest of a Member in the Company, including the Member’s Economic Interest, any and all rights to vote and otherwise participate in the affairs of the Company, as applicable, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.
     “Mortgages” means the mortgages or deeds of trust listed on Schedule A to the CCFC Indenture.
     “Net Casualty Event Proceeds” means all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible, other than business interruption insurance proceeds net of direct costs relating to the collection of such proceeds.
     “Net Condemnation Event Proceeds” means all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any governmental authority (or any Person acting under color of governmental authority) that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible; net of direct costs relating to the collection of such proceeds.
     “Net Proceeds” means:
     (1) the aggregate cash proceeds received by CCFC or any of its Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale (other than Secured Obligations), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;
     (2) all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible, other than business interruption insurance proceeds net of direct costs relating to the collection of such proceeds; and
     (3) all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any governmental authority (or any Person acting under color of governmental authority) that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible; net of direct costs relating to the collection of such proceeds.
     “Note Documents” means the CCFC Indenture, the Notes, the Notes Guarantees, the Collateral Trust Agreement, each Sharing Confirmation and the other Security Documents.
     “Note Obligations” means the Notes, the Notes Guarantees and all other Obligations of any obligor under the Note Documents.
     “Notes” means the notes issued under the CCFC Indenture.
     “Notes Guarantee” means the Guarantee by each guarantor of CCFC’s payment obligations under the CCFC Indenture and on the Notes, executed pursuant to the provisions of the CCFC Indenture.
     “Notes Issuers” means, collectively, CCFC and Finance Corp.
     “Obligations” means any principal, interest, penalties, fees, expenses (including reasonable fees and expenses of attorneys and other experts), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officers” has the meaning set forth in Section 6.7(a).
     “Officer’s Certificate” means a certificate signed on behalf of CCFC by one Officer of CCFC that contains the following statements:
     (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     “Ontelaunee Disposition” means the sale by CCFC or its Subsidiaries of the Ontelaunee Subsidiary and/or the disposition by CCFC or its Subsidiaries of the Ontelaunee Energy Center in the State of Pennsylvania.
     “Ontelaunee Subsidiary” means the Ontelaunee Power Operating Company, LLC, which holds only assets and liabilities relating to the Ontelaunee facility.

     “Optional Redemption” means a redemption of the Redeemable Preferred Shares undertaken in accordance with Section 5.1.
     “Optional Redemption Amount” has the meaning set forth in Section 5.1(c).
     “Optional Redemption Date” has the meaning set forth in Section 5.1(b).
     “Optional Redemption Notice” has the meaning set forth in Section 5.1(b).
     “Osprey Construction Management Agreement” means the Construction Management Agreement, dated as of August 14, 2003, between Calpine Construction Management Company, Inc. and CCFC.
     “Parity Debt Representative” means:
     (1) in the case of the Notes, the Trustee; or
     (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt to maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the CCFC Indenture or other agreement governing such Series of Parity Lien Debt.
     “Parity Lien” means a Lien granted by a security document to the Collateral Agent for its benefit and the benefit of the other Secured Parties upon any property of CCFC or any Guarantor to secure Parity Lien Obligations.
     “Parity Lien Debt” means:
     (1) the Notes;
     (2) any Indebtedness under a Credit Facility incurred pursuant to clause (1) of the second paragraph of Section 6.4(h) herein;
     (3) any Indebtedness in the form of Notes issued under the CCFC Indenture incurred pursuant to clause (3) of the second paragraph of Section 6.4(h) herein; and
     (4) any CCFC Permitted Refinancing Indebtedness incurred to refund, refinance or replace the Indebtedness described in clauses (1), (2) and (3) above pursuant to clause (6) of the second paragraph of Section 6.4(h) herein;
provided, in the case of each issue or series of Indebtedness referred to in clauses (2), (3) and (4) above, that:
     (i) on or before the date on which such Indebtedness was incurred by CCFC or any Subsidiary thereof such Indebtedness is designated by CCFC, in an Officers’ Certificate of CCFC delivered to each Parity Debt Representative and the Collateral Agent on or before such date, as Parity Lien Debt for the purposes of this Agreement, the CCFC Indenture and the Collateral Trust Agreement,
     (ii) such Indebtedness is governed by an indenture or other agreement that includes a Sharing Confirmation, and
     (iii) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of clauses (2), (3) and (4) above shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Agent’s Liens on the Collateral, if CCFC delivers to the Collateral Agent an Officers’ Certificate of CCFC stating that such requirements and other provisions have been satisfied and that such Indebtedness is Parity Lien Debt, together with an opinion of counsel stating that such officers’ certificate has been duly authorized by the Board of Directors of CCFC and has been duly executed and delivered, and the holders of such Indebtedness and Obligations in respect thereof will be entitled to rely conclusively thereon).
     “Parity Lien Debt Documents” means, collectively, the Note Documents and the indenture or agreement governing each other Series of Parity Lien Debt and all agreements binding on CCFC or any Guarantor related thereto.
     “Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.
     “Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.
     “Permitted Business” means, as of the date of this Agreement, the ownership, construction, operation and maintenance of the Facilities and thereafter, the ownership, construction, operation and maintenance of the Facilities together with any substantially similar electric generating facilities located in the United States, together with any related assets or facilities, including gas pipelines supplying natural gas to such generating facilities, electric transmission lines carrying energy generated from such generating facilities, and any related gas or electric interconnection facilities.
     “Permitted Calpine Debt” means the following:
     (1) accounts receivable owed to CCFC under the Index Based Gas Sale and Power Purchase Agreement dated as of August 14, 2003, as amended by Joinder Agreement and First Amendment to Index Based Gas Sale and Power Purchase Agreement dated as of March 31, 2004 among CCFC, CES, Hermiston Power Partnership and Brazos Valley Energy LP;
     (2) accounts payable owed by CCFC to any Calpine Affiliate, accrued in the ordinary course of business and payable on ordinary business terms, except as permitted by the CCFC Debt Documents or agreements executed in connection therewith;

     (3) accounts payable owed by CCFC to Calpine Operating Services Company, Inc. under the Master Maintenance Services Agreement, dated as of August 14, 2003, among CCFC, Hermiston Power Partnership, Brazos Valley Energy and Calpine Operating Services Company, Inc., as amended by Joinder Agreement and First Amendment to Master Maintenance Services Agreement, dated as of March 31, 2004; and
     (4) Specified Calpine Loans in accordance with the terms of this Agreement.
     “Permitted Calpine Financial Assistance” means the following:
     (1) the Calpine Guarantee under the Working Capital Facility Agreement, dated as of August 14, 2003, among CCFC, GP, and Calpine;
     (2) the following letters of credit established by Calpine: (a) the letter of credit, dated November 22, 2004, in favor of the Magic Valley Electric Cooperative, Inc, in the amount of $5,600,000 to provide credit support for CCFC’s obligations under the Power Purchase and Sale Agreement between CCFC (as assignee of Calpine Power Services Company) and Magic Valley Electric Cooperative, dated as of May 22, 1998; and (b) the letter of credit, dated November 9, 2004 in the amount of $7,700,582, in favor of the state of Oregon in connection with a Site Certificate dated as of May 4, 2001, and (c) the letter of credit, dated July 8, 2003 and amended September 27, 2005, in favor of Gulfstream Natural Gas System, L.L.C. (“Gulfstream”) in the amount of $13,651,000 to provide credit support for CCFC’s and CES’s obligations under a firm gas transportation agreement dated July 8, 2003 between Gulfstream and CES and a Master Service Agreement For Capacity Release Transaction dated October 1, 2005 between Gulfstream and CCFC;
     (3) the Calpine guarantee under the Affiliated Party Agreement Guarantee, dated as of August 14, 2003, among Calpine, CCFC and Hermiston Power Partnership with respect to Magic Valley Pipeline, L.P.’s obligations under the Firm Transportation Services Agreement dated as of July 1, 2000 among Magic Valley Pipeline, L.P., CCFC and CES and the Option Agreement between Magic Valley Pipeline, L.P. and CCFC dated August 14, 2003;
     (4) the Calpine guarantee, dated as of January 16, 2002, of CCFC’s obligations under a water agreement with the City of Auburndale; and
     (5) Project Undertaking and Agreement, dated as of August 14, 2003, among Calpine, CCFC and Hermiston Power Partnership.
     “Permitted CCFC L/C” means a letter or letters of credit provided by or on behalf of CCFC or its Subsidiaries that do not provide for credit support in excess of $30.0 million in the aggregate outstanding at any one time and that meet the following requirements:
     (1) CCFC is the only account party;
     (2) Calpine and its Subsidiaries (other than CCFC and its Subsidiaries) provide no credit support in connection with such letter or letter of credit, the obligations it supports or the applicable bank’s reimbursement rights with respect thereto;

     (3) The issuer of the letter of credit shall have no recourse against any parent company of CCFC for any liability under the applicable letter of credit, the obligations it supports and the applicable issuer’s reimbursement rights with respect thereto;
     (4) The issuer of the letter of credit shall have no recourse (and no claim shall be made, whether by levy, execution or otherwise) against the Company or any of its Subsidiaries other than in respect of the cash collateral provided to CCFC (originally through the Company and subsequently contributed to CCFC) (the “CCFC Cash Collateral”) by Calpine or its Subsidiaries (other than the Company and its Subsidiaries) in the form of a capital contribution that has no obligation for reimbursement, and such issuer may look only to the CCFC Cash Collateral with respect to any amounts sought under, or in respect of reimbursement of amounts provided under, the Permitted CCFC L/C, it being expressly understood and agreed that none of the Company or its Subsidiaries shall be liable for any deficiency judgment based thereon and the sole remedy of such issuer shall be against the CCFC Cash Collateral; and
     (5) The issuer of the letter of credit shall agree for the express benefit of the Company and each of its Members that it shall not, prior to the date that is one year and one day after all of the Redeemable Preferred Shares have been redeemed in full, institute against or join any other person in instituting against, the Company or any of its Subsidiaries any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state thereof, or any similar laws of any other jurisdiction, or acquiesce, petition or otherwise invoke or cause the Company or any of its parent companies to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or any of its Subsidiaries or under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any of its Subsidiaries or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Company or any of its Subsidiaries, in each case arising out of any claim against the Company or any of its Subsidiaries under any letter of credit or agreements or instruments related thereto.
     The Permitted CCFC L/C’s existing on the Effective Date are listed on Schedule 3 hereto. Any letter of credit existing on the Effective Date may be drawn only for the uses and in the amount set forth in the description of such letter of credit on Schedule 3 hereto.
     “Permitted Company L/C” means a letter or letters of credit provided by or on behalf of the Company or its Subsidiaries that do not provide for credit support in excess of $30.0 million in the aggregate outstanding at any one time and that meet the following requirements:
     (1) The Company is the only account party;
     (2) Calpine and its Subsidiaries (other than the Company and its Subsidiaries) provide no credit support in connection with such letter or letter of credit, the obligations it supports or the applicable bank’s reimbursement rights with respect thereto;

     (3) The issuer of the letter of credit shall have no recourse against any parent company of the Company for any liability under the applicable letter of credit, the obligations it supports and the applicable issuer’s reimbursement rights with respect thereto;
     (4) The issuer of the letter of credit shall have no recourse (and no claim shall be made, whether by levy, execution or otherwise) against the Company or any of its Subsidiaries other than in respect of the cash collateral provided to the Company (the “Company Cash Collateral”) by Calpine or its Subsidiaries (other than the Company and its Subsidiaries) in the form of a capital contribution that has no obligation for reimbursement, and such issuer may look only to the Company Cash Collateral with respect to any amounts sought under, or in respect of reimbursement of amounts provided under, the Permitted Company L/C, it being expressly understood and agreed that none of the Company or its Subsidiaries shall be liable for any deficiency judgment based thereon and the sole remedy of such issuer shall be against the Company Cash Collateral; and
     (5) The issuer of the letter of credit shall agree for the express benefit of the Company and each of its Members that it shall not, prior to the date that is one year and one day after all of the Redeemable Preferred Shares have been redeemed in full, institute against or join any other person in instituting against, the Company or any of its Subsidiaries any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state thereof, or any similar laws of any other jurisdiction, or acquiesce, petition or otherwise invoke or cause the Company or any of its parent companies to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or any of its Subsidiaries or under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any of its Subsidiaries or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Company or any of its Subsidiaries, in each case arising out of any claim against the Company or any of its Subsidiaries under any letter of credit or agreements or instruments related thereto.
     The Permitted Company L/C’s existing on the Effective Date are listed on Schedule 4 hereto. Any letter of credit existing on the Effective Date may be drawn only for the uses and in the amount set forth in the description of such letter of credit on Schedule 4 hereto.
     “Permitted Debt” has the meaning set forth in Section 6.4(h).
     “Permitted Excess Cash Flow L/C” means a letter or letters of credit provided by or on behalf of the Company or its Subsidiaries that meet the following requirements:
     (1) The Company is the only account party;
     (2) Calpine and its Subsidiaries (other than the Company and its Subsidiaries) provide no credit support in connection with such letter or letter of credit, the obligations it supports or the applicable bank’s reimbursement rights with respect thereto;

     (3) The issuer of the letter of credit shall have no recourse against any parent company of the Company for any liability under the applicable letter of credit, the obligations it supports and the applicable issuer’s reimbursement rights with respect thereto;
     (4) The issuer of the letter of credit shall have no recourse (and no claim shall be made, whether by levy, execution or otherwise) against the Company or any of its Subsidiaries other than in respect of the cash collateral provided to the Company (the “Excess Cash Flow Cash Collateral”) by CCFC (through the Company’s subsidiaries that are parent companies of CCFC) from Excess Cash Flow, and such issuer may look only to the Excess Cash Flow Cash Collateral with respect to any amounts sought under, or in respect of reimbursement of amounts provided under, the Permitted Excess Cash Flow L/C, it being expressly understood and agreed that none of the Company or its Subsidiaries shall be liable for any deficiency judgment based thereon and the sole remedy of such issuer shall be against the Excess Cash Flow Cash Collateral; and
     (5) The issuer of the letter of credit shall agree for the express benefit of the Company and each of its Members that it shall not, prior to the date that is one year and one day after all of the Redeemable Preferred Shares have been redeemed in full, institute against or join any other person in instituting against, the Company or any of its Subsidiaries any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state thereof, or any similar laws of any other jurisdiction, or acquiesce, petition or otherwise invoke or cause the Company or any of its parent companies to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or any of its Subsidiaries or under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any of its Subsidiaries or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Company or any of its Subsidiaries, in each case arising out of any claim against the Company or any of its Subsidiaries under any letter of credit or agreements or instruments related thereto.
     “Permitted Excess Cash Flow L/C Collateral Withdrawal Amount” means, if and for so long as (a) no Voting Rights Triggering Event has occurred and remains uncured or would occur as a result of the distribution thereof and (b) the Company has paid all Redeemable Preferred Dividends and other distributions accrued or owing as of the most recent previous Redeemable Preferred Dividend Date on the Redeemable Preferred Shares upon distribution thereof then, without duplication, amounts of cash provided to the Company by CCFC to cash collateralize a Permitted Excess Cash Flow L/C, but only to the extent (1) that such amounts remain at the Company following termination of the applicable Permitted Excess Cash Flow L/C, (2) the Company has no obligation to reimburse any Person under such Permitted Excess Cash Flow L/C at the time of termination of the same and (3) the issuer of the applicable Permitted Excess Cash Flow L/C has released its claim against all Persons under the applicable Permitted Excess Cash Flow L/C, including for reimbursement, if any.
     “Permitted Investments” means:
     (1) any Investment in CCFC or in a Wholly Owned Subsidiary of CCFC;

     (2) any Investment in Cash Equivalents;
     (3) any Investment by CCFC or any Subsidiary of CCFC in a Person, if as a result of such Investment:
     (a) such Person becomes a Wholly Owned Subsidiary of CCFC; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CCFC or a Wholly Owned Subsidiary of CCFC;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.6(i), and that also complies with Section 5.3;
     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of CCFC;
     (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of CCFC or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (7) Investments represented by Hedging Obligations;
     (8) repurchases of the Notes issued under the CCFC Indenture up to the amount of such Notes existing on the Effective Date; and
     (9) other Investments in any Person other than an Affiliate of CCFC having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed $7.5 million.
     “Permitted L/C Collateral Withdrawal Amount” means, if and for so long as (a) no Voting Rights Triggering Event has occurred and remains uncured or would occur as a result of the distribution thereof and (b) the Company has paid all Redeemable Preferred Dividends and other distributions accrued or owing as of the most recent previous Redeemable Preferred Dividend Date on the Redeemable Preferred Shares upon distribution thereof then, without duplication, amounts of cash contributed as a capital contribution by Calpine to the Company or CCFC, as the case may be, to cash collateralize a Permitted Company L/C or a Permitted CCFC L/C, as the case may be, but only to the extent (1) that such amounts remain at the Company or CCFC, as the case may be, following termination of the applicable Permitted Company L/C or Permitted CCFC L/C, as the case may be, (2) the Company or CCFC, as the case may be, has no obligation to reimburse any Person under such Permitted Company L/C or Permitted CCFC L/C, as the case may be, at the time of termination of the same and (3) the issuer of the applicable Permitted Company L/C or a Permitted CCFC L/C, as the case may be, has released its claim against all Persons under the applicable Permitted Company L/C or a Permitted CCFC L/C, as the case may be, including for reimbursement, if any.

     “Permitted Liens” means (without duplication) (1) with respect to CCFC and its Subsidiaries, Liens that would be permitted under clause (11) of the definition of CCFC Permitted Liens to secure Permitted Refinancing Debt permitted to be incurred under this Agreement that replace Liens on Indebtedness or other Obligations being refinanced, replaced, defeased or refunded; provided that (x) any new Liens shall be limited to the same assets or properties (or any part thereof) that secured the original Lien (plus repairs and improvements to such assets or properties) and (y) the Indebtedness or other Obligations secured by the new Lien is not in an amount greater than the Indebtedness or other Obligations secured by the original Lien plus an amount necessary to pay fees, expenses and premiums in connection with such refinancing; provided that the amount of such fees, expenses and premiums are reasonable and consistent with applicable market practice, (2) with respect to CCFC and its Subsidiaries, Liens permitted pursuant to the definition of CCFC Permitted Liens (other than Liens described in clauses (5) or (11) of the definition of CCFC Permitted Liens), (3) with respect to GP and LP, Liens on the partnership interests of CCFC pledged under the Security Documents as in effect on the Effective Date, (4) with respect to the Company and its Subsidiaries (other than CCFC and its Subsidiaries), Liens permitted pursuant to clauses (6) and (8) of the definition of CCFC Permitted Liens, (5) Liens on CCFC Cash Collateral or Company Cash Collateral, as the case may be (in each case that was contributed to CCFC or the Company, as the case may be, in the form of a capital contribution with no obligation for reimbursement to cash collateralize a Permitted CCFC L/C or Permitted Company L/C, as the case may be), securing the applicable bank’s reimbursement rights relating to any Permitted CCFC L/C or Permitted Company L/C, as the case may be and (6) Liens on Excess Cash Flow Cash Collateral to cash collateralize a Permitted Excess Cash Flow L/C, that secures the applicable bank’s reimbursement rights relating to any Permitted Excess Cash Flow L/C.
     “Permitted Payments to Parent” means, without duplication as to amounts:
     (1) payments to Calpine to permit Calpine to pay reasonable accounting, legal and administrative expenses of Calpine when due, in an aggregate amount not to exceed $1.0 million per annum; and
     (2) as long as CCFC is a pass-through entity for U.S. federal income tax purposes, payments to Calpine in an amount equal to the federal, state, local and foreign taxes (including any penalties and interest) that CCFC would owe if CCFC were a corporation for U.S. federal income tax purposes filing a consolidated or combined return with its Subsidiaries.
     “Permitted Refinancing Debt” means Indebtedness of CCFC or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund any other Indebtedness of CCFC or its Subsidiaries (other than intercompany Indebtedness); provided, that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness refinanced, replaced, defeased or refunded (plus all accrued interest thereon and all fees, expenses and premiums in connection with such refinancing; provided, that the amount of such fees, expenses and premiums are reasonable and consistent with applicable market practice) and (ii) such Permitted Refinancing Debt is incurred on terms that are arm’s length, fair market, and not materially more disadvantageous to any holders of the

Redeemable Preferred Shares than the terms of the Indebtedness refinanced, replaced, defeased or refunded; provided, that this clause (ii) shall not apply to a Special Bank Refinancing if the Company makes and completes a Special Bank Refinancing Offer in accordance with the terms of Section 5.5.
     “Person” means any individual, partnership, corporation, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.
     “Pledge Agreement” means the Partnership Interest Pledge Agreement, dated as of August 14, 2003, by and among GP, LP and the Collateral Agent.
     “Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of August 14, 2003, by and among CCFC, the guarantors party thereto and the Collateral Agent.
     “Preferred Restricted Payment” means any of the following actions:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such, including payments of the type described in the definition of Permitted Payments to Parent (other than dividends or distributions payable to the Company or a Subsidiary of the Company);
     (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company; or
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness or other obligations of the Company or any of its Subsidiaries (other than CCFC and its Subsidiaries).
     “Priority Lien” means a Lien granted pursuant to a Security Document to the Collateral Agent for its benefit and the benefit of the other Secured Parties upon any property of CCFC or any Guarantor to secure Priority Lien Obligations not exceeding the Priority Lien Cap.
     “Priority Lien Cap” means an amount equal to (1) the Indebtedness outstanding under the CCFC Credit Agreement in an aggregate principal amount not exceeding $385.0 million, less the amount of any Net Proceeds of an Asset Sale or a Casualty Event or Condemnation Event applied to repay Priority Lien Debt and/or cash collateralize letters of credit that constitute Priority Lien Debt, plus (2) any interest (including any interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the maturity of the loans and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to CCFC or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, premiums, fees, costs, expenses or other Obligations in respect of such

Indebtedness. For purposes of this definition of Priority Lien Cap, all letters of credit shall be valued at face amount, whether or not drawn.
     “Priority Lien Debt” means Indebtedness under (1) the CCFC Credit Agreement or (2) subject to the Priority Lien Cap, any CCFC Permitted Refinancing Indebtedness incurred to refund, refinance or replace the Indebtedness described in clause (1) pursuant to clause (6) of the second paragraph of Section 6.4(h) herein, but only if on or before the day on which such Indebtedness described in this clause (2) is incurred by CCFC such Indebtedness is designated by CCFC, in an Officer’s Certificate of CCFC delivered to each Parity Debt representative and the Collateral Agent on or before such date, as Priority Lien Debt for the purposes of each of the Parity Lien Debt Documents and the Collateral Trust Agreement.
     “Priority Lien Documents” means the CCFC Credit Agreement and all other agreements governing, securing or relating to any Priority Lien Obligations.
     “Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.
     “Prohibited Transferee” means any Person (i) set forth on Schedule 1 hereto or any Affiliate thereof and (ii) any other Person which the Company and the Entire Interest of the Redeemable Preferred Stock mutually agree shall be a Prohibited Transferee.
     “PUHCA” means the Public Utility Holding Company Act of 1935, as amended.
     “Purpose” has the meaning set forth in Section 1.6.
     “Quarterly Period” means any period: (a) beginning on August 27 and ending on November 26, (b) beginning on November 27 and ending on February 26, (c) beginning on February 27 and ending on May 26, or (d) beginning on May 27 and ending on August 26.
     “Redeemable Preferred Dividend” means a return, which shall be paid as provided herein to the Redeemable Preferred Members holding Redeemable Preferred Shares, on the respective amounts of Redeemable Preferred Paid-up Value from time to time attributable thereto at the Redeemable Preferred Dividend Rate.
     “Redeemable Preferred Dividend Date” means each February 26 and August 26 after the Effective Time or, if these days are not Banking Days, on the next Banking Day; provided, that the first Redeemable Preferred Dividend Date shall be February 26, 2006 (or the Redeemable Preferred Shares Redemption Date, if earlier) in respect of the period starting on the Effective Date and ending on that date. Notwithstanding the foregoing in this definition, all Redeemable Preferred Dividends that have accrued and remain unpaid on the Maturity Date shall be paid on the Maturity Date.
     “Redeemable Preferred Dividend Rate” means (i) for the period after the Effective Date to and including February 26, 2006, a rate per annum equal to the LIBO Rate on the date two (2) Banking Days prior to the Effective Date plus a margin of 950 basis points, and (ii) for each period thereafter starting on the day after a Redeemable Preferred Dividend Date to and including the next Redeemable Preferred Dividend Date, a rate per annum equal to the LIBO

Rate on the date two (2) Banking Days prior to the respective Redeemable Preferred Dividend Date, plus a margin of 950 basis points; provided, that (a) the Redeemable Preferred Dividend Rate for any Additional Redeemable Preferred Shares issued in accordance with Section 2.1(c) shall be determined by the Board in connection with the issuance of such Additional Redeemable Preferred Shares (which shall not at any time be in excess of the Redeemable Preferred Dividend Rate for Redeemable Preferred Shares issued on the Effective Date), and (b) upon the occurrence and during the continuance of a Voting Rights Trigger Event, the Redeemable Preferred Dividend Rate shall be increased by two percentage points (2%) above the Redeemable Preferred Dividend Rate that would otherwise be in effect.
     “Redeemable Preferred Members” means the Persons who have been admitted to the Company as Redeemable Preferred Members in accordance with this Agreement and who are identified as owning Redeemable Preferred Shares on the Register of Members, as such may be amended from time to time, each in its capacity as a member of the Company.
     “Redeemable Preferred Notice” means notice in writing given to the Company following the occurrence of a Voting Rights Trigger Event (but not after such Voting Rights Trigger Event has been cured or waived), and executed by or on behalf of a Majority in Interest of the Redeemable Preferred Shares stating that a Voting Rights Trigger Event has occurred and its continuing and identifying the Directors whose offices are to be vacated and the names of the individual(s) to be appointed by the Redeemable Preferred Members to the Board; provided, however, that the first Redeemable Preferred Notice delivered to the Company shall take precedence over any subsequently delivered Redeemable Preferred Notice until such time that all Voting Rights Trigger Events in respect of all Redeemable Preferred Notices shall have been cured or waived by a Majority in Interest of the Redeemable Preferred Shares.
     “Redeemable Preferred Paid-up Value” means One Thousand Dollars (US $1,000) per Redeemable Preferred Share.
     “Redeemable Preferred Share” means a Membership Interest having such rights, privileges and obligations as are set forth in this Agreement as being appurtenant to a “Redeemable Preferred Share” and representing such fractional part of all Membership Interests relating to the series of Redeemable Preferred Shares pursuant to which it was issued as is equal to the quotient of one (1) divided by the total number of Redeemable Preferred Shares of such series.
     “Redeemable Preferred Shares Redemption Date” means the date on which the Company has redeemed or repurchased all Redeemable Preferred Shares.
     “Redemption/Repurchase Date” means an Optional Redemption Date (including in respect of any required redemption pursuant to Section 6.4(a)(iv)), a Change of Control Repurchase Date, a Mandatory Repurchase Date, a Special Mandatory Repurchase Date, a Special Bank Refinancing Date or the Complete Redemption date/Maturity Date, as the context requires.
     “Redemption/Repurchase Payments” means any amount required to be paid to the Redeemable Preferred Members pursuant to an Optional Redemption, Change of Control Offer,

Mandatory Repurchase Offer, a Special Mandatory Repurchase Offer, Special Bank Refinancing Offer or a Complete Redemption.
     “Register of Members” means a schedule to be maintained by the Board (and updated from time to time as provided herein) showing the names, addresses and Shares of the Members. The Register of Members may include any additional information deemed appropriate by the Board.
     “Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “SEC” means the Securities and Exchange Commission.
     “Secretary” means the individual duly appointed as the secretary of the Company and such individual’s duly appointed and qualified successors.
     “Securities Act” has the meaning set forth in Section 9.1(a)(ix).
     “Secured Debt” means Parity Lien Debt and Priority Lien Debt.
     “Secured Debt Documents” means the Parity Lien Debt Documents and the Priority Lien Debt Documents.
     “Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.
     “Secured Parties” means the Collateral Agent and the holders of any Secured Obligations at any time outstanding.
     “Security Documents” means the Pledge and Security Agreement, the Pledge Agreement, the Control Agreement, the Collateral Trust Agreement, the Mortgages and any other agreement pursuant to which Liens are granted to the Collateral Agent.
     “Segregated Subsidiary” means a corporation, limited liability company, limited partnership or other legal entity that:
     (1) is directly or indirectly controlled by the Company; and
     (2) has agreed to comply with, or is required to comply with, separateness provisions substantially to the same effect as those contained in Section 6.11 hereof; or
     (3) is directly or indirectly controlled by a Person or Persons who have agreed to cause such entity to, or are otherwise required to cause such entity to, comply with separateness provisions substantially to the same effect as those contained in Section 6.11 hereof.
     “Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

     “Series of Priority Lien Debt” means, severally, the Term Loans and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.
     “Series of Secured Debt” means, severally, each series of Secured Debt.
     “Shares” means, collectively, the Redeemable Preferred Shares, the Common Shares and any other Membership Interests designated as shares that may be issued from time to time pursuant to the terms of this Agreement.
     “Sharing Confirmation” means, as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the CCFC Indenture or agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations shall be and are secured equally and ratably by all Liens at any time granted by CCFC or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Collateral Agent for the benefit of itself and all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions in the Collateral Trust Agreement relating to the order of application or proceeds from enforcement of the Collateral Agent’s Liens upon the Collateral, and consent to and direct the Collateral Agent to enter into and perform its obligations under the Collateral Trust Agreement.
     “Special Bank Refinancing” means, following the third anniversary of the Effective Date but prior to the fourth anniversary of the Effective Date, a refinancing by CCFC or its Subsidiaries of Indebtedness and other Obligations of CCFC or its Subsidiaries under the CCFC Credit Agreement in accordance with the definition of Permitted Refinancing Debt and otherwise in compliance with this Agreement, except that such refinancing would be incurred on terms that are materially more disadvantageous to any holder of the Redeemable Preferred Shares than the terms of the Indebtedness refinanced, replaced, defeased or refunded; in which case the Company shall prior to the consummation of such Special Bank Refinancing and otherwise in compliance with Section 5.5 hereof (1) send to each of the Redeemable Preferred Members (a) a notice specifying that CCFC will be conducting a Special Bank Refinancing that will be on terms materially more disadvantageous to any holders of the Redeemable Preferred Shares than the terms of the Indebtedness refinanced, replaced, defeased or refunded and (b) the material terms of such Special Bank Refinancing, including a term sheet with respect thereto, which shall include a range (the “Specified Range”) of interest rate pricing expressed as a range of absolute interest rates or spreads to LIBOR, such range not to exceed 200 bps, on the Indebtedness proposed to be incurred in such Special Bank Refinancing and (2) certify to each of the Redeemable Preferred Members in writing that, to the best of the Company’s knowledge and belief, the Special Bank Refinancing is on arm’s length and fair market terms (the notice in (1) and certification in (2), “Special Bank Refinancing Information”).
     “Special Bank Refinancing Acceptance Notice” has the meaning set forth in Section 5.5(c).
     “Special Bank Refinancing Amount” has the meaning set forth in Section 5.5(e).

     “Special Bank Refinancing Notice” has the meaning set forth in Section 5.5(c).
     “Special Bank Refinancing Offer” has the meaning set forth in Section 5.5(a).
     “Special Bank Refinancing Offer Period” has the meaning set forth in Section 5.5(b).
     “Special Bank Refinancing Repurchase Date” has the meaning set forth in Section 5.5(b).
     “Special Mandatory Repurchase Acceptance Notice” has the meaning set forth in Section 5.4(c).
     “Special Mandatory Repurchase Amount” has the meaning set forth in Section 5.4(e).
     “Special Mandatory Repurchase Commencement Date” has the meaning set forth in Section 5.4(a).
     “Special Mandatory Repurchase Date” has the meaning set forth in Section 5.4(a).
     “Special Mandatory Repurchase Notice” has the meaning set forth in Section 5.4(c).
     “Special Mandatory Repurchase Offer” has the meaning set forth in Section 5.4(a).
     “Special Proceeds” has the meaning set forth in Section 5.4(a).
     “Specified Calpine Loan” means a loan of cash from the Company to the Common Member with the following features: (1) the maturity date of such loan is at least ten (10) years from the Effective Date, (2) the Company is permitted to distribute the asset comprising such loan to the Common Member at any time without the Consent of any of the Redeemable Preferred Members, (3) upon the occurrence of a Voting Rights Trigger Event, the asset of the Company comprised of such loan is automatically distributed to the Common Member by the Company without the Consent of, or any action required by, any Redeemable Preferred Member or any other Person, (4) the transfer of the cash constituting such loan would have otherwise been permitted under this Agreement as a dividend or distribution to the Common Member were it not in the form of a Specified Calpine Loan, (5) no Redeemable Preferred Member has a right to accelerate such loan for non-payment by the Common Member and (6) such loan provides that proceeds repaid to the Company may not be used to make payments on the Redeemable Preferred Stock.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date hereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Indebtedness” means Indebtedness incurred by CCFC pursuant to any arrangement with an Affiliate of CCFC, provided that such Indebtedness is (1) subordinated in right of payment to the Notes and all other Secured Obligations and (2) is otherwise in the form set forth in Exhibit G to the CCFC Indenture.
     “Subsidiary” means, with respect to any specified Person:
     (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) ; and
     (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) .
     “Substitute Member” means any Person (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Membership Interest in a manner permitted hereunder, and (b) which has been admitted to the Company as a Substitute Member pursuant to Section 9.3.
     “Tax Matters Member” has the meaning set forth in Section 8.6(b)(iv).
     “Term Loan Documents” means the CCFC Credit Agreement and the Security Documents.
     “Term Loan Obligations” means the Term Loans (including additional Term Loans) and all other Obligations under the Term Loan Documents.
     “Term Loans” means the principal of and interest and premium (if any) on Indebtedness of CCFC incurred under the CCFC Credit Agreement.
     “Transfer” means any sale, assignment, conveyance, encumbrance, mortgage or pledge by a Member or an Assignee of all or any portion of its Shares, whether occurring voluntarily or by operation of law.
     “Treasury Rate” means with respect to the Redeemable Preferred Shares, as of the applicable Mandatory Repurchase Date, the yield to maturity as of such Mandatory Repurchase Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Mandatory Repurchase Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the day that is one day following the second anniversary of the Effective Date; provided, however, that if the period from such Mandatory Repurchase Date to the day that is one day following the second anniversary of the Effective Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     “U.S.” means the United States of America.
     “Voting Rights Period” has meaning set forth in Section 6.2(d)(i).
     “Voting Rights Reinstatement Event” has meaning set forth in Section 6.2(d)(iii).
     “Voting Rights Trigger Event” means the occurrence of (i) any one or more of the following events and (ii) to the extent that any such delivery is not stayed as a result of any bankruptcy or insolvency, the delivery of notice to the Company, and to the trustee under the CCFC Indenture, by Redeemable Preferred Members representing at least 25% of the Paid-up Value of the Redeemable Preferred Shares that a “Voting Rights Trigger Event” has occurred with respect to the Redeemable Preferred Shares:
(a)	the failure of the Company to declare and pay Redeemable Preferred Dividends within thirty (30) days of the respective Redeemable Preferred Dividend Date;

(b)	the failure of the Company to redeem or repurchase the Redeemable Preferred Shares on a Redemption/Repurchase Date (including the Maturity Date);

(c)	(i) the occurrence of an Event of Default under any CCFC Debt Document (or an event of default under any agreement executed in connection with any refinancing of Indebtedness thereunder) or (ii) the occurrence of a CCFC Change of Control (or other “Change of Control” as defined in any CCFC Debt Document);

(d)	non-compliance by the Company or the Common Member with any of the other covenants or provisions set forth in this Agreement and such non-compliance or violation shall continue unremedied for a period of 30 days after the Company or the Common Member have actual knowledge thereof or receive written notice thereof signed by a Majority in Interest of the Redeemable Preferred Members; provided, however, that, if (i) such non-compliance or violation cannot be cured within such 30 day period, (ii) such non-compliance or violation is susceptible of cure within 60 days, (iii) the Company or the Common Member, as applicable, is proceeding with diligence and in good faith to cure such non-compliance or violation, (iv) the existence of such non-compliance or violation has not had and could not, after considering the nature of the cure, be reasonably expected to have a material adverse effect on the Company, and (v) the Redeemable Preferred Members shall have received an officer’s certificate signed by an officer of the Company to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action the Company or the Common Member, as applicable, is taking to cure such non-compliance or violation, then such 30 day cure period shall be extended to such date, not to exceed a total of 60 days, as shall be necessary for the Company or the Common Member, as applicable, diligently to cure such non-compliance or violation;

(e)	this Agreement or any CCFC Debt Document (in the case of a Security Document, with respect to Collateral having a fair market value in excess of $5 million) becomes and remains (at the time any right is to be exercised pursuant to Section 6.2(d)), whether temporarily or permanently and for any reason whatsoever, including without limitation as a result of any law, judgment or order of a court of competent jurisdiction, invalid, ineffective or unenforceable, or the Common Member or the Company repudiates this Agreement or the Company or any Affiliate thereof party thereto repudiates any CCFC Debt Document;

(f)	the occurrence of a Bankruptcy in relation to the Company or any Subsidiary of the Company; or

(g)	non-compliance by the Company or the Common Member with the provisions set forth in Section 5.6 or Section 6.5(a)(i), (a)(vi) or (a)(viii) of this Agreement and non-compliance by the Company or the Common Member with the provisions of Section 8.6(c) of this Agreement.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.
     “Working Capital Facility” means that certain working capital facility, dated as of August 14, 2003, between CCFC, GP and Calpine, as amended in accordance with the terms of this Agreement.
     (b) Interpretation. Reference to a given Section or Schedule is a reference to a Section or Schedule of this Agreement, unless otherwise specified. The terms “hereof,” “herein,” “hereto,” “hereunder” and “herewith” refer to this Agreement as a whole. Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) reference to a given agreement, instrument, statute or regulation is a reference to that agreement, instrument, statute or regulation as modified, amended, supplemented and restated from time to time, and, as to a statute or regulation, any successor statute or regulation; provided (A) that any reference to any CCFC Debt Documents herein (including the CCFC Indenture or the CCFC Credit Agreement) means such applicable CCFC Debt Document as in effect on the date hereof without giving effect to any amendment, modification, restatement, expiration or termination thereof or any waiver thereunder other than any amendment, modification, restatement or waiver approved by a Majority In Interest of the Redeemable Preferred Shares in accordance with Section 6.5(a)(i) hereof, (2) any reference to any agreement or document that is a Major Project Document herein means such applicable Major Project Document without giving effect to any amendment, modification, restatement, expiration or termination thereof or any waiver thereunder (unless specified in the definition of such Major Project Document) other than any amendment, modification, restatement or waiver in compliance with the provisions of Section 6.4(l) hereof, (ii) accounting terms have the meanings given to them by GAAP applied on a consistent basis by the accounting entity to which they refer, (iii) references to “dollars” or “$” shall mean the lawful currency of the U.S., (iv) reference to a Person includes its successors and permitted assigns, (v) references to any term in this Agreement when used in the singular shall have the same meanings when used in the plural and vice versa, (vi) the masculine shall include the feminine and neuter, and vice versa, and (vii) “includes” or “including” means “including, for example and without limitation.” For all purposes under this agreement (unless all of such Redeemable Preferred Shares are beneficially owned by the Company or its Affiliates) any Redeemable Preferred Shares beneficially owned by the Company or an Affiliate of the Company (other than Redeemable Preferred Members that become Affiliates solely by virtue of the occurrence of a Voting Rights Trigger Event or actions taken pursuant to Section 6.2 hereof) or of Calpine shall be disregarded for purposes of determining the rights and obligations (including voting rights) of Redeemable Preferred Shares under this Agreement.
ARTICLE II.
MEMBERS AND INTERESTS
     2.1 Members and Membership Interests.
          (a) Members. The names, addresses, and the number and type of Shares of the Members shall be set forth on the Register of Members, as such may be amended, modified or supplemented at any time and from time to time (as determined by the Board). The Common Member shall continue as a member of the Company upon its execution of this Agreement, and, for $1,000, the Company has issued 1,000 Common Shares to the Common Member, and two Officers of the Company on behalf of the Company have issued to the Common Member a Common Share Certificate pursuant to Section 2.1(d) evidencing such Common Shares. A Person being issued Redeemable Preferred Shares by the Company shall be admitted to the Company as a Redeemable Preferred Member and shall become bound by this Agreement upon (i) the payment to the Company by such Person of the purchase price for Redeemable Preferred Shares purchased by such Person, (ii) the Company’s acceptance (which may be evidenced by the Company’s execution of a counterpart thereof) of such Person’s completed and signed subscription agreement or similar document for such Shares, (iv) the execution and delivery by or on behalf of such Person of a counterpart of this Agreement, and (v) such Person being reflected as a Member on the Register of Members. Upon the satisfaction of the conditions set forth in the immediately preceding sentence and the number of Redeemable Preferred Shares of each Redeemable Preferred Member being set forth opposite such Redeemable Preferred Member’s name on the Register of Members, the 300,000 Redeemable Preferred Shares being issued on the date hereof shall be duly issued by the Company.

          (i) Register of Members. The Board shall cause the Secretary to prepare and maintain a Register of Members of the Company, which shall be kept with the official records of the Company at the principal place of business of the Company. The register shall record the name and mailing address of each Member, and the number and class of Shares and, if applicable, the Common Share Certificate held by such Member. The initial register is shall be established by the Company on the Effective Date, and may be modified and updated by the Board from time to time to reflect changes in the identity of the Members or other relevant information (and any such changes made in accordance with this Agreement shall not be deemed to be amendments to this Agreement).
          (ii) Registered Owner. The Company shall be entitled to treat each Person listed on the Register of Members (and in the case of a Common Member, only if such Person is also listed as the registered owner of a Common Share Certificate) as the registered owner of such Membership Interest and, if applicable, such Common Share Certificate for all purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares, regardless of whether it shall have actual or other notice thereof, by a Person other than the registered owner of such Shares.
    (b) Membership Interests. The Company shall initially be authorized to issue two classes of Shares, consisting of Common Shares and Redeemable Preferred Shares. The Company is authorized to issue an unlimited number of Common Shares and 550,000 Redeemable Preferred Shares. Whenever the capital of the Company is divided into different classes of Shares, the special rights attached to that class may (unless otherwise provided by the terms of issues of the Shares of that class) be varied or abrogated only with the Consent of a Majority in Interest of the Shares of that class.
          (i) Common Shares. The voting, dividend and other rights of the holders of the Common Shares shall be set forth in this Agreement and shall be subject to and qualified by the rights of the holders of any Redeemable Preferred Shares as may be more specifically designated by the Board upon issuance of the Redeemable Preferred Shares as set forth in this Agreement, as it may be amended from time to time.
          (ii) Redeemable Preferred Shares. Redeemable Preferred Shares may be issued from time to time in one or more series on such terms as stated or expressed in this Agreement, as it may be amended from time to time. All series of Redeemable Preferred Shares, now and hereafter existing, shall have identical rights, preferences and privileges; provided, however, that the Board may establish a different Redeemable Preferred Dividend Rate for different series of Redeemable Preferred Shares. Without the Consent of a Majority in Interest of the Redeemable Preferred Shares, except the 300,000 Redeemable Preferred Shares issued on the Effective Date or Additional Redeemable Preferred Shares issued as provided for in Section 2.1(c), the Company shall not issue Redeemable Preferred Shares, Additional Redeemable Preferred Shares or any other class of preferred shares in the Company.
          (iii) Shares Existing as of the Effective Date. All of the preferred equity interests in the Company issued and outstanding prior to the Effective Date are hereby cancelled. The Common Member confirms that each certificate evidencing preferred equity interests in the Company issued prior to the Effective Date has been returned to the Company and has been cancelled. The authorized Shares of the Company as of the Effective Date shall be (i) 1,000 Common Shares and (ii) 550,000 Redeemable Preferred Shares, of which 1,000 Common Shares and 300,000 Redeemable Preferred Shares shall be issued and outstanding on the Effective Date. The Board may, from time to time, by resolution issue additional Common Shares. The Company may not issue fractions of Common Shares.
          (iv) Issuance of Shares in Contemplation of a Redemption. Notwithstanding anything to the contrary contained in this Section 2.1(b) or in Section 6.4 hereof, but subject to Section 2.1(c) hereof, the Board on behalf of the Company may create and issue further Shares, with such rights, preferences and privileges as the Board may determine in its sole discretion which may be the same or different than any other Shares, and may admit any Person to whom such Shares are issued to the Company as a member of the Company, without the Consent of any of the Members, now or hereinafter existing, if (A) the proceeds from such issuance are used to redeem all of the existing Redeemable Preferred Shares in full in accordance with, and at the prices set forth in, the other provisions of this Agreement, and (B) the issuance of such additional Shares and the redemption of all existing Redeemable Preferred Shares occurs contemporaneously.
    (c) Issuance of Additional Redeemable Preferred Shares. From time to time after the Effective Date, the Board may, without the Consent of any of the Redeemable Preferred Members, cause the Company to issue Additional Redeemable Preferred Shares so long as each of the following requirements is satisfied:
          (i) no Voting Rights Trigger Event has occurred and remains uncured or would occur as a result thereof;
          (ii) the aggregate Additional Redeemable Preferred Shares issued or to be issued pursuant to this Section 2.1(c), shall in no event exceed, in the aggregate, a U.S. dollar amount equal to the amount of proceeds from the Ontelaunee Disposition used to permanently repay indebtedness then outstanding under the CCFC Debt Documents (not to exceed 250,000 Additional Redeemable Preferred Shares);
          (iii) the issuance of such Additional Redeemable Preferred Shares will not result in the violation of any Legal Requirements;
          (iv) the Board and the Redeemable Preferred Members have received a certificate signed by an authorized officer of the Company certifying that the requirements of this Section 2.1(c) have been satisfied; and
          (v) the Company has received opinions from counsel which are usual and customary for similar issuances of securities.
          Without the Consent of a Majority in Interest of the Redeemable Preferred Shares, no Redeemable Preferred Shares shall be issued other than 300,000 Redeemable Preferred Shares issued on the Effective Date and any Additional Redeemable Preferred Shares pursuant to this Section 2.1(c).

          (d) Issuance of Share Certificates. The Shares owned by a Member shall be evidenced by a Share Certificate, substantially in the form attached as Exhibit B-1 (Common) or Exhibit B-2 (Redeemable Preferred) hereto, as applicable, issued to such Member. The Common Shares shall be owned by a Common Member. Each Common Share Certificate shall state on its face (i) that it is subject to the restrictions on Transfer set forth in this Agreement, and (ii) that it is subject to all other terms and conditions of this Agreement. Each Share Certificate shall be executed by two Officers on behalf of the Company and evidence of the issuance of each Share Certificate shall be recorded in the Register of Members. Share Certificates for Redeemable Preferred Shares shall be in minimum denominations of 500 Redeemable Preferred Shares.
          (e) Membership Interests as “Securities”. The Shares shall constitute “securities” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and in the State of New York and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.
          (f) Issuance of Replacement Common Share Certificate. The Company shall issue a new Common Share Certificate in place of any Common Share Certificate previously issued if the registered owner of the Common Share Certificate, as reflected on the books and records of the Company:
                      (i) makes proof by affidavit, in form and substance satisfactory to the Board in its sole discretion, that such previously issued Common Share Certificate has been lost, stolen or destroyed;
                      (ii) requests the issuance of a new Common Share Certificate before the Company has notice that such previously issued Common Shares Certificate has been acquired by a protected purchaser;
                      (iii) if requested by the Board in its sole discretion, delivers to the Company a bond, in form and substance satisfactory to the Board in its sole discretion, with such surety or sureties as the Board in its sole discretion may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Common Share Certificate; and
                      (iv) satisfies any other reasonable requirements imposed by the Board.
     2.2 Meetings of Members.
          (a) Special Meetings. A special meeting of the Members, for any purpose, may be called by the Board, and shall be called by the Board upon its receipt of a written request from any two Members. Any such request shall state the purpose of the proposed meeting.
          (b) Place and Conduct of Meetings. Meetings of the Members for any purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting.

Such meetings may be held in person, by teleconference or by any other reasonable means, as directed by the Board.
          (c) Notice of Meetings. Written notice of all meetings stating the place, date, and hour of the meeting (and in the case of a special meeting, also the purpose for which the meeting is called) shall be given not less than 10 days nor more than 30 days before the date of such meeting.
          (d) Voting. Except as otherwise provided herein, any matter submitted for the vote, approval or Consent of the Members shall be decided by a Majority In Interest of Common Shares and Redeemable Preferred Shares entitled to vote thereon, each voting as a separate class.
          (e) Action by Consent. Any Consent required herein or action that may be or is required to be taken at any meeting of the Members, may be taken without a meeting, without prior notice, and without a vote, (i) if a Consent is signed by all Members or (ii) except for matters requiring unanimous Member approval, if a Consent is signed by a Majority in Interest of the Shares entitled to vote after five Banking Days prior written notice of the subject matter of the Consent to each Member. All Consents signed by the Members shall be filed in the minute book of the Company with copies of the Consents provided to all Members. Unless otherwise expressly provided herein, but without limiting the fiduciary duty of the Directors under Section 6.1(b) hereof, each Member may exercise its Consent rights or other voting or approval rights in its sole discretion in relation to its proprietary interests in the Company, and no Member shall have any duty (including any fiduciary duty) to the Company or to any other Member in relation to such Consent determinations or otherwise in connection with their rights and responsibilities hereunder or in connection with the Company and its Purpose, other than the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
     2.3 Certain Duties and Limitation of Liability.
          (a) No Power of Members to Bind the Company. Except as otherwise expressly provided herein, and notwithstanding Section 18-402 of the LLC Act, no Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any liability or make any expenditures on behalf of the Company.
          (b) Liability of Members. Except as provided in the LLC Act, no Member (nor any of its Affiliates or their respective officers, directors, employees, trustees, members, partners, representatives or agents, nor any of their heirs, executors, successors and assigns) shall be responsible or liable for any debt, liability or any other obligation of another Member or the Company. Unless otherwise agreed to in writing by such Member in accordance with the provisions of Section 18-303(b) of the LLC Act, except as provided in the LLC Act, no Member (nor any former Member), by reason of its status as a Member (or former Member) shall have any liability for the debts, duties, or other obligations of the Company or for the repayment of any capital contribution of any other Member, including any liability of the Company pursuant to a judgment, decree or order of any Governmental

Authority. Except as specifically provided herein, the Members have no duties or liabilities relating to the Company, the Board or to any other Member. The Board shall not cause a Member to be responsible or liable for any debt, liability or any other obligation of any Member, the Board or the Company without the Consent of such Member.
          (c) Liability of the Company. The Company shall not be responsible or liable for any debt, liability or any other obligation of any Member incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, debt or any other obligations incurred pursuant to and as limited by the terms of this Agreement and the LLC Act.
          (d) Participation in Management. Except as specifically provided herein, no Member shall have any right to participate in or to control, manage, direct or operate the business and affairs of the Company. The exercise by a Member of any right or power conferred on it under this Agreement shall not be construed to constitute the participation by such Member in, or the control, management, direction or operation by it of, the business or affairs of the Company. To the fullest extent permitted by law, no Member shall be liable for the exercise by it of any right or power conferred on it under this Agreement, which rights or powers may be exercised by such Member in its sole and absolute discretion. No such exercise shall give rise to any claim that such Member has acted as the manager of the Company.
ARTICLE III.
CONTRIBUTIONS; PROFITS AND LOSSES
     3.1 Capital Accounts. The Company shall establish and maintain a capital account for each Member as set forth in the Allocation Addendum.
     3.2 Contribution of Mandatory Repurchase Capital. Subject to the provisions of Section 5.3 and 5.4, as the case may be, the Common Member shall contribute, and cause its subsidiaries to contribute, as the case may be, to the Company any amounts it receives, if and to the extent, such amounts constitute Mandatory Repurchase Capital or Special Proceeds.
     3.3 No Additional Capital Contributions. Except as otherwise expressly set forth herein, no Member shall be required to make any capital contribution to the Company, whether on liquidation of the Company or otherwise.
     3.4 Loans. No Member shall be required to lend any money to or for the benefit of the Company without such Member’s Consent.
     3.5 Allocation of Profits and Losses. The allocation of profits and losses as well as the allocation of other items of Company income, gain, loss, deduction and credit are set forth in the Allocation Addendum attached hereto as Exhibit A.

ARTICLE IV.
DISTRIBUTIONS
     4.1 General. Except as otherwise provided in Section 7.2(d), and subject to the provisions set forth in Article V, the Company shall distribute amounts to Redeemable Preferred Members in order to pay Redeemable Preferred Dividends to the Redeemable Preferred Members on each Redeemable Preferred Dividend Date, in proportion to, and to the extent of, their accrued and undistributed Redeemable Preferred Dividends.
          The Redeemable Preferred Dividends shall be payable in cash on each Redeemable Preferred Dividend Date in arrears, shall be cumulative, shall compound semi-annually and shall be determined based upon actual days elapsed in a 365-day year.
          The Company shall also distribute such amounts to Redeemable Preferred Members as may be required pursuant to Article V and Section 6.5(a)(iv) of this Agreement.
          The Common Member shall cause the Company to make all distributions required pursuant to this Article IV.
     4.2 Distributions to Common Member. The Company shall distribute directly to the Common Member, or loan directly to the Common Member in the form of a Specified Calpine Loan, upon receipt, the net proceeds received by the Company from the issuance of the Redeemable Preferred Shares issued at or about the Effective Time, and any Additional Redeemable Preferred Shares issued pursuant to Section 2.1(c).
     4.3 Other Distributions. Except as required pursuant to Section 4.1 of this Agreement, until the Redeemable Preferred Shares Redemption Date, unless the Entire Interest of the Redeemable Preferred Shares Consent otherwise, the Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, make any dividends or other distributions or loans (whether in cash, assets or property or otherwise) to the Common Member or any other parent company or other Affiliate of the Company (other than the Company and its Subsidiaries, and other than Redeemable Preferred Members that become Affiliates solely by virtue of the occurrence of a Voting Rights Trigger Event or actions taken pursuant to Section 6.2(d)(i) hereof); provided, that if and for so long as (a) no Voting Rights Triggering Event has occurred and remains uncured or would occur as a result thereof and (b) the Company has paid all Redeemable Preferred Dividends and other distributions accrued or owing on the Redeemable Preferred Shares to the date of any such dividend or other distribution, or Specified Calpine Loan, then, without the Consent of any Redeemable Preferred Members, the Company may make such dividends or other distributions or Specified Calpine Loans (to the extent applicable) (without duplication, including with respect to the amounts referred to in the proviso below in this sentence) (1) out of, and in amounts equal to, any Excess Cash Flow generated by CCFC and its Subsidiaries during the period since the most recent Redeemable Preferred Dividend Date preceding such dividend, distribution or Specified Calpine Loan (less any amounts of Excess Cash Flow constituting Excess Cash Flow Cash Collateral), (2) described in Section 4.2 of this Agreement and (3) with respect to any amounts that were contributed to the Company in the form of a capital contribution to the common equity of the Company (that creates no obligation for repayment) by Calpine or its Subsidiaries (other than the Company or its Subsidiaries) within the 185 days preceding the proposed dividend or distribution date and which amounts were not transferred to any other Person by or on behalf of the Company; provided, further, that so long as no Voting Rights Triggering Event has occurred and remains uncured or would occur as a result thereof, without the Consent of any Redeemable Preferred Members, the Company may distribute (including in the form of a Specified Calpine Loan) to the Common Member, (x) at any time after the Effective Date, the net proceeds from the Ontelaunee Disposition (for avoidance of doubt, without duplication of any amounts used to repay indebtedness under the CCFC Debt Documents) that it has received from Excess Cash Flow, (y) Permitted L/C Collateral Withdrawal Amounts and (z) Permitted Excess Cash Flow L/C Collateral Withdrawal Amounts.
     4.4 Prior Payments to Predecessors in Interest. For the avoidance of doubt, in determining amounts payable or distributable to any Redeemable Preferred Member under this Agreement, each Redeemable Preferred Member shall be treated as having received all amounts received by its predecessors in interest as a Redeemable Preferred Member under this Agreement beginning the Effective Date.
     4.5 Withholding. Notwithstanding any other provision of this Agreement, the Company is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any foreign or U.S. federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person. To the extent the Company is required by applicable law to withhold and pay over any amount to any taxing authority with respect to any payment, distribution, or allocation to any Member, the amount withheld shall be treated as paid or distributed, as the case may be, to the Member with respect to which such amount was withheld pursuant to this Section 4.5 for all purposes under this Agreement. In the event of any claimed over withholding, a Member shall have no right against the Company or any other Member. If the amount of any withholding due with respect to a payment, distribution or allocation to a Member would be withheld other than from actual distributions or other payments due to such Member, the Company may , at its option (i) require the Member to contribute the amount of such required withholding to the Company by a date reasonably in advance of the Company’s deadline for timely complying with the applicable withholding requirement, or (ii) if the Company has paid the required withholding, (a) require the Member to reimburse the Company for the amount of such withholding within ten (10) days after the written demand by the Company after payment by the Company thereof, or (b) reduce any subsequent distributions or payments to such Member by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations. Each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any tax liability incurred by any Member attributable to the failure of the Company to withhold taxes on distributions or allocations to such Member, unless such failure to withhold was the result of willful malfeasance or gross negligence on the part of the Company.
     4.6 Distributions in Kind. Subject to Section 7.2(d), no Member may demand or receive property other than cash as provided in this Agreement. To the extent not prohibited by applicable law, a Majority in Interest of the Shares may determine to make distributions in kind of Company assets provided that such Company assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed in accordance with this Article 4.
     4.7 Other Distributions. Except as provided in this Article 4 or otherwise in this Agreement, no other distribution (including any distribution of property) or loan shall be made by the Company without the Consent of all Members.
     4.8 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall make a distribution to any Member or the holder of any Shares (as applicable) in violation of Sections 18-607 or 18-804 of the LLC Act or other applicable law.
     4.9 Ontelaunee Proceeds. Except for a distribution made in accordance with Section 4.3 of this Agreement, to which the following shall not apply, the Company and its Subsidiaries shall be permitted prior to March 31, 2006 to apply the net proceeds of the Ontelaunee Disposition remaining after the application thereof in accordance with the terms of the CCFC Debt Documents in such manner and for such uses (in each case in compliance with the terms of the CCFC Debt Documents after giving effect to any waiver, amendment or consent thereto) as the Company or any of its Subsidiaries shall deem appropriate or advisable; provided, that any such application or use of such proceeds shall not cause, or be reasonably expected to cause, an adverse effect on the Company or its Subsidiaries or be adverse to the holders of the Redeemable Preferred Shares; provided further, that none of the Company, GP or LP shall have any obligation, financial or otherwise, in respect of such application. The fact that such net proceeds would not after such application be available to the Company or its Subsidiaries shall not be deemed to be adverse thereto or to the holders of the Redeemable Preferred Shares. Promptly after such application, the Company shall furnish to each Redeemable Preferred Member a description of such application in reasonable detail.
ARTICLE V.
REDEMPTION OF REDEEMABLE PREFERRED SHARES
     5.1 Optional Redemption of Redeemable Preferred Shares.
          (a) General. The Company may not voluntarily redeem the Redeemable Shares except as provided in this Section 5.1. On or prior to the three year anniversary of the Effective Date, the Company may not optionally redeem any Redeemable Preferred Shares. After the three year anniversary of the Effective Date, the Board, at its option, to the extent not prohibited by the LLC Act or applicable law, may cause the Company to redeem all, or any part of, the Redeemable Preferred Shares on any Banking Day, to the extent not prohibited by applicable law, in an aggregate minimum amount of 5,000 Redeemable Preferred Shares and integral multiples of 1,000 in excess of that amount (or the remaining Redeemable Preferred Shares outstanding if less than 5,000).
          (b) Notice. All such redemptions shall be made upon not less than thirty (30) Banking Days’ prior written, email or telephonic notice (each such notice, an “Optional

Redemption Notice”) to each Redeemable Preferred Member and, if given by telephone, promptly confirmed in writing to each Redeemable Preferred Member. Upon the giving of any such notice, the aggregate amount of Redeemable Preferred Shares specified in such notice shall become due and payable on the redemption date specified therein (the “Optional Redemption Date”). In addition to the Optional Redemption Date, the Optional Redemption Notice shall specify the following:
          (i) that the Optional Redemption is being made pursuant to this Section 5.1;
          (ii) the Redeemable Preferred Shares to be redeemed; and
          (iii) a request for details of the account to which each Redeemable Preferred Member desires the Optional Redemption Amount to be paid.
    (c) Optional Redemption Amount. The amount (the “Optional Redemption Amount”) to be paid to each Redeemable Preferred Member with respect to each Redeemable Preferred Share redeemed pursuant to this Section 5.1 shall be:
          (i) if such Optional Redemption is after the three year anniversary, but on or prior to the fourth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be redeemed:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Optional Redemption Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to five percent (5%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share;
          (ii) if such Optional Redemption is after the fourth year anniversary, but on or prior to the fifth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be redeemed:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Optional Redemption Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to three percent (3%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and

          (iii) if such Optional Redemption is after the fifth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be redeemed:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Optional Redemption Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to one percent (1%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share;
     (d) Time and Manner of Payment. On the Optional Redemption Date, the Company shall pay to each Redeemable Preferred Member the Optional Redemption Amount due to it. The Company shall make an appropriate notation on its Register of Members reflecting such Optional Redemption and reducing such Redeemable Preferred Member’s Shares. The Optional Redemption Amount shall be paid on the Optional Redemption Date to the Redeemable Preferred Member by wire transfer of immediately available funds to the account specified by the relevant Redeemable Preferred Member in written wire transfer instructions or if the relevant Redeemable Preferred Member has not provided written wire transfer instructions, a check dispatched to the address of such Redeemable Preferred Member as shown on the Register of Members, at the Redeemable Preferred Member’s risk, within three Banking Days of the Optional Redemption Date.
     (e) Cessation of Dividends on Optional Redemption Date. As of the Optional Redemption Date, the Redeemable Preferred Dividend shall cease to accrue with respect to redeemed Redeemable Preferred Shares unless the payment of the Optional Redemption Amount is not made in accordance with this Section.
     5.2 Change of Control.
     (a) General. In the event that a Change of Control occurs, the Common Member shall cause the Company to, and the Company, to the extent not prohibited by the LLC Act or applicable law, shall be required to offer to repurchase any and all of the Redeemable Preferred Shares (a “Change of Control Offer”). The Company shall make the Change of Control Offer to each Redeemable Preferred Member in accordance with this Section 5.2.
     (b) Change in Control Offer. The Company shall make a Change of Control Offer under this Section 5.2 within 30 Banking Days following the occurrence of the Change of Control transaction and shall keep such Change of Control Offer open until the close of business on the Banking Day preceding the date on which the Change of Control purchase is to be consummated (the “Change of Control Repurchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such Change of Control Offer was made, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”).

          (c) Notice. The Company shall make the Change of Control Offer by sending written notice (the “Change of Control Notice”) to each Redeemable Preferred Member. The Change of Control Notice shall contain a description of the transaction or transactions that constitute the Change of Control and state:
                  (i) that the Change of Control repurchase is being conducted pursuant to this Section 5.2 and that all Redeemable Preferred Shares tendered pursuant to written notice (a “Change of Control Acceptance Notice”) delivered to the Company prior to the Change of Control Repurchase Date will be accepted for repurchase;
                  (ii) the Change of Control Amount, assuming the Change of Control Offer is accepted, and the Change of Control Repurchase Date;
                  (iii) that any Redeemable Preferred Share not tendered will continue to accrue Redeemable Preferred Dividends;
                  (iv) that, unless the Company defaults in making the payment of the Change of Control Amount, all Redeemable Preferred Shares with respect to which a Redeemable Preferred Member accepts the Change of Control Offer shall cease to accrue Redeemable Preferred Dividends from and after the Change of Control Repurchase Date;
                  (v) that the Redeemable Preferred Members shall be entitled to withdraw their Change of Control Acceptance Notice if the Company receives, not later than the close of business on the Banking Day preceding the Change of Control Repurchase Date, a written or facsimile notice setting forth the name of the Redeemable Preferred Member, the aggregate number of Redeemable Preferred Shares for which the Redeemable Preferred Member previously accepted such Change of Control Offer and a statement that such Redeemable Preferred Member is rescinding its acceptance of such Change of Control Offer; and
                  (vi) a request for details of the account to which each Redeemable Preferred Member desires the Change of Control Amount to be paid.
          (d) Acceptance of Change of Control Offer. On the Change of Control Repurchase Date, the Company shall accept for repurchase all Redeemable Preferred Shares properly tendered pursuant to the Change of Control Offer, and thereafter, in accordance with Section 5.2(f), pay to each Redeemable Preferred Member the Change of Control Amount due to it.
          (e) Change of Control Amount. The amount (the “Change of Control Amount”) to be paid to each Redeemable Preferred Member with respect to each Redeemable Preferred Share repurchased pursuant to this Section 5.2 shall be the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
                  (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Change of Control Repurchase Date;

               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to one percent (1%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share.
          (f) Time and Manner of Payment. On the Change of Control Repurchase Date, the Company shall make an appropriate notation on its Register of Members reflecting such Change in Control and reducing such Redeemable Preferred Member’s Shares. The Company shall pay to each Redeemable Preferred Member the Change of Control Amount due to it on the Change of Control Repurchase Date by wire transfer of immediately available funds to the account specified by the relevant Redeemable Preferred Member in written wire transfer instructions or if the relevant Redeemable Preferred Member has not provided written wire transfer instructions, a check dispatched to the address of such Redeemable Preferred Member as shown on the Register of Members, at the Redeemable Preferred Member’s risk, within three Banking Days of the Change of Control Repurchase Date.
          (g) Cessation of Dividends on Change of Control Repurchase Date. As of the Change of Control Repurchase Date, the Redeemable Preferred Dividend shall cease to accrue with respect to all repurchased Redeemable Preferred Shares unless the payment of the Change of Control Amount is not made in accordance with this Section 5.2.
          (h) Third Party Change of Control Offer. Notwithstanding the foregoing provisions of Section 5.2 or anything else to the contrary in this Agreement, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements of this Agreement and repurchases all Redeemable Preferred Shares as required by this Section 5.2.
     5.3 Mandatory Repurchase Offer.
          (a) General. In the event that there exists any Mandatory Repurchase Capital then, (x) if applicable, following the application of any such Mandatory Repurchase Capital to repay Indebtedness and other Obligations of CCFC and its Subsidiaries (or, alternatively, following the completion of any required offer to repurchase or repay any such Indebtedness and other Obligations) under the CCFC Debt Documents (to the extent CCFC and its Subsidiaries are required to use such Mandatory Repurchase Capital to make such offer and/or repay or repurchase such Indebtedness and other Obligations) in accordance with the terms of the CCFC Debt Documents to which the Company and its Subsidiaries are a party on the Effective Date (or as required by the terms of any other agreements of CCFC and its Subsidiaries executed after the Effective Date that contain asset sale and similar restrictions comparable to, and in any event not more restrictive than, or disadvantageous to the Redeemable Preferred Members than, those in such CCFC Debt Documents as in effect on the Effective Date), (y) the Common Member shall cause the Company to, and the Company, to the extent not prohibited by the LLC Act or applicable law, shall be required to make an offer to repurchase Redeemable Preferred Shares (a “Mandatory Repurchase

Offer”) (in such amount as shall be determined in accordance with Section 5.3(b) hereof and at a price per Redeemable Preferred Share as determined in accordance with Section 5.3(e) hereof). The Company shall (i) commence and complete any required repurchase offer and any required repayment pursuant to clause (x) of this Section 5.3(a) in a reasonable time period following the Company’s or its Subsidiaries’ receipt of such Mandatory Repurchase Capital (and, in any event within 90 days) and shall (ii) commence any Mandatory Repurchase Offer required by this Section 5.3 within a reasonable period of time (and, in any event, no later than 10 days) after the date the Company or its Subsidiaries complete any required repurchase offer described in clause (i) or determine that no such offer pursuant to clause (i) is required (such commencement date, (the “Mandatory Repurchase Commencement Date”), and shall keep such Mandatory Repurchase Offer open until the close of business on the Banking Day preceding the date on which the repurchase is to be consummated (the “Mandatory Repurchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the Mandatory Repurchase Commencement Date, except to the extent that a longer period is required by applicable law (the “Mandatory Repurchase Offer Period”); provided, that the Company may, in its sole discretion, commence any Mandatory Repurchase Offer required under this section prior to the Mandatory Repurchase Commencement Date specified above, in which case such prior date that the Company actually commences the Mandatory Repurchase Offer shall be deemed to be the Mandatory Repurchase Commencement Date.
          Notwithstanding the foregoing in this Section 5.3(a), if the Company is required to offer to repurchase Redeemable Preferred Shares with the entire amount of Mandatory Repurchase Capital pursuant to Section 5.4 hereof, or redeem Redeemable Preferred Shares with the entire amount of Mandatory Repurchase Capital pursuant to Section 6.5(a)(iv) hereof, as the case may be, and does offer to repurchase or redeem, as the case may be, Redeemable Preferred Shares as required by and on the terms set forth in Section 5.4 or Section 6.5(a)(iv), as the case may be, the Company shall not be required to make a Mandatory Repurchase Offer with respect to the Mandatory Repurchase Capital used for such repurchase offer or redemption, as the case may be.
          (b) Amount of Offer. The amount of any Mandatory Repurchase Offer shall be equal to the amount of Mandatory Repurchase Capital available to effect the applicable Mandatory Repurchase following the application of any such Mandatory Repurchase Capital to repay Indebtedness and other Obligations of CCFC and its Subsidiaries under the CCFC Debt Documents that are required to be paid with such Mandatory Repurchase Capital in accordance with the terms of the CCFC Debt Documents, as provided in Section 5.3(a).
          (c) Notice. The Company shall make the Mandatory Repurchase Offer by sending written notice (the “Mandatory Repurchase Notice”) to each Redeemable Preferred Member. The Mandatory Repurchase Notice shall contain a description of the transaction or transactions that require the Mandatory Repurchase Offer and state:
               (i) that the repurchase is being conducted pursuant to this Section 5.3 and that all Redeemable Preferred Shares tendered pursuant to written notice (a “Mandatory

Repurchase Acceptance Notice”) delivered to the Company prior to the Mandatory Repurchase Date will be accepted for repurchase;
               (ii) the amount of Mandatory Repurchase Capital, the Mandatory Repurchase Amount, assuming the Mandatory Repurchase Offer is accepted, and the Mandatory Repurchase Date;
               (iii) that any Redeemable Preferred Share not tendered will continue to accrue Redeemable Preferred Dividends;
               (iv) that, unless the Company defaults in making the payment of the Mandatory Repurchase Amount, all Redeemable Preferred Shares with respect to which a Redeemable Preferred Member accepts the Mandatory Repurchase Offer shall cease to accrue Redeemable Preferred Dividends from and after the Mandatory Repurchase Date;
               (v) that the Redeemable Preferred Members shall be entitled to withdraw their Mandatory Repurchase Acceptance Notice if the Company receives, not later than the close of business on the Banking Day preceding the Mandatory Repurchase Date, a written or facsimile notice setting forth the name of the Redeemable Preferred Member, the aggregate number of Redeemable Preferred Shares for which the Redeemable Preferred Member previously accepted such Mandatory Repurchase Offer and a statement that such Redeemable Preferred Member is rescinding its acceptance of such Mandatory Repurchase Offer; and
               (vi) a request for details of the account to which each Redeemable Preferred Member desires the Mandatory Repurchase Amount to be paid.
          (d) Acceptance of Mandatory Repurchase Offer. On the Mandatory Repurchase Date, the Company shall accept for repurchase all Redeemable Preferred Shares properly tendered pursuant to the Mandatory Repurchase Offer, and thereafter, in accordance with Section 5.3(f), pay to each Redeemable Preferred Member the Mandatory Repurchase Amount due to it.
          (e) Mandatory Repurchase Amount. The amount (the “Mandatory Repurchase Amount”) to be paid to each Redeemable Preferred Member with respect to each Redeemable Preferred Share repurchased pursuant to this Section 5.3 shall be:
               (i) if the transaction resulting in the existence of Mandatory Repurchase Capital is on or prior to the two year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
                      (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Mandatory Repurchase Date;
                      (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and

               (3) an amount equal to the Applicable Premium with respect to such Redeemable Preferred Share as of the Mandatory Repurchase Date;
          (ii) if the transaction resulting in the existence of Mandatory Repurchase Capital is after the two year anniversary, but on or prior to the fourth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Mandatory Repurchase Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to five percent (5%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share;
          (iii) if the transaction resulting in the existence of Mandatory Repurchase Capital is after the fourth year anniversary, but on or prior to the fifth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Mandatory Repurchase Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to three percent (3%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
          (iv) if the transaction resulting in the existence of Mandatory Repurchase Capital is after the fifth year anniversary of the Effective Date, the sum of the following shall be paid with respect to each Redeemable Preferred Share to be repurchased:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Mandatory Repurchase Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to one percent (1%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share.

          (f) Time and Manner of Payment. On the Mandatory Repurchase Date, the Company shall make an appropriate notation on its Register of Members reflecting such repurchase and reducing such Redeemable Preferred Member’s Shares. The Company shall pay to each Redeemable Preferred Member the Mandatory Repurchase Amount due to it on the Mandatory Repurchase Date by wire transfer of immediately available funds to the account specified by the relevant Redeemable Preferred Member in written wire transfer instructions or if the relevant Redeemable Preferred Member has not provided written wire transfer instructions, a check dispatched to the address of such Redeemable Preferred Member as shown on the Register of Members, at the Redeemable Preferred Member’s risk, within three Banking Days of the Mandatory Repurchase Date.
          (g) Cessation of Dividends on Mandatory Repurchase Date. As of the Mandatory Repurchase Date, the Redeemable Preferred Dividend shall cease to accrue with respect to all repurchased Redeemable Preferred Shares unless the payment of the Mandatory Repurchase Amount is not made in accordance with this Section 5.3.
     5.4 Special Mandatory Repurchase Offer.
          (a) General. The Common Member shall, and shall cause the Company and its Subsidiaries, to comply with Section 6.5(a)(vi) hereof with respect to the issuance, sale or other transfers of equity in CCFC. No issue, sale or other transfer of any equity of CCFC shall be permitted on or prior to the third anniversary of the Effective Date. In the event that the Company or any of its Subsidiaries issues, sells or otherwise transfers any limited partnership interests in CCFC (a “CCFC Limited Partnership Sale"), to the extent not prohibited by the LLC Act or applicable law, the Common Member shall cause the Company to, and the Company shall be required to make an offer to repurchase any and all of the Redeemable Preferred Shares (a “Special Mandatory Repurchase Offer”). The Company shall commence a Special Mandatory Repurchase Offer required under this Section 5.4 no later than 10 days from the date that the proceeds (“Special Proceeds”) of such issuance, sale or transfer of such limited partnership interests were received by the Company or its Subsidiaries (the “Special Mandatory Repurchase Commencement Date”) and shall keep such Special Mandatory Repurchase Offer open until the close of business on the Banking Day preceding the date on which the repurchase is to be consummated (the “Special Mandatory Repurchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the Special Mandatory Repurchase Offer Commencement Date, except to the extent that a longer period is required by applicable law (the “Special Mandatory Repurchase Offer Period”);
          (b) Amount of Offer. The amount of any Special Mandatory Repurchase Offer shall be equal to the amount of the Special Proceeds.
          (c) Notice. The Company shall make the Special Mandatory Repurchase Offer by sending written notice (the “Special Mandatory Repurchase Notice”) to each Redeemable Preferred Member. The Special Mandatory Repurchase Notice shall contain a description of the transaction or transactions that require the Special Mandatory Repurchase Offer and state:

          (i) that the repurchase is being conducted pursuant to this Section 5.4 and that all Redeemable Preferred Shares tendered pursuant to written notice (a “Special Mandatory Repurchase Acceptance Notice”) delivered to the Company prior to the Special Mandatory Repurchase Date will be accepted for repurchase;
          (ii) the amount of Special Proceeds, the Special Mandatory Repurchase Amount, assuming the Special Mandatory Repurchase Offer is accepted, and the Special Mandatory Repurchase Date;
          (iii) that any Redeemable Preferred Share not tendered will continue to accrue Redeemable Preferred Dividends;
          (iv) that, unless the Company defaults in making the payment of the Special Mandatory Repurchase Amount, all Redeemable Preferred Shares with respect to which a Redeemable Preferred Member accepts the Special Mandatory Repurchase Offer shall cease to accrue Redeemable Preferred Dividends from and after the Special Mandatory Repurchase Date;
          (v) that the Redeemable Preferred Members shall be entitled to withdraw their Special Mandatory Repurchase Acceptance Notice if the Company receives, not later than the close of business on the Banking Day preceding the Special Mandatory Repurchase Date, a written or facsimile notice setting forth the name of the Redeemable Preferred Member, the aggregate number of Redeemable Preferred Shares for which the Redeemable Preferred Member previously accepted such Special Mandatory Repurchase Offer and a statement that such Redeemable Preferred Member is rescinding its acceptance of such Special Mandatory Repurchase Offer; and
          (vi) a request for details of the account to which each Redeemable Preferred Member desires the Special Mandatory Repurchase Amount to be paid.
     (d) Acceptance of Special Mandatory Repurchase Offer. On the Special Mandatory Repurchase Date, the Company shall accept for repurchase all Redeemable Preferred Shares properly tendered pursuant to the Special Mandatory Repurchase Offer, and thereafter, in accordance with Section 5.4(f), pay to each Redeemable Preferred Member the Special Mandatory Repurchase Amount due to it.
     (e) Special Mandatory Repurchase Amount. The amount (the “Special Mandatory Repurchase Amount”) to be paid to each Redeemable Preferred Member with respect to each Redeemable Preferred Share repurchased pursuant to this Section 5.4 shall be:
          (i) if such CCFC Limited Partnership Sale is after the three year anniversary, but on or prior to the fourth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Special Mandatory Repurchase Date;

               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to five percent (5%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share;
          (ii) if such CCFC Limited Partnership Sale is after the fourth year anniversary, but on or prior to the fifth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Special Mandatory Repurchase Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to three percent (3%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
          (iii) if such CCFC Limited Partnership Sale is after the fifth year anniversary of the Effective Date, the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
               (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Special Mandatory Repurchase Date;
               (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share; and
               (3) an amount equal to one percent (1%) of the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share.
          (f) Time and Manner of Payment. On the Special Mandatory Repurchase Date, the Company shall make an appropriate notation on its Register of Members reflecting such repurchase and reducing such Redeemable Preferred Member’s Shares. The Company shall pay to each Redeemable Preferred Member the Special Mandatory Repurchase Amount due to it on the Special Mandatory Repurchase Date by wire transfer of immediately available funds to the account specified by the relevant Redeemable Preferred Member in written wire transfer instructions or if the relevant Redeemable Preferred Member has not provided written wire transfer instructions, a check dispatched to the address of such Redeemable Preferred Member as shown on the Register of Members, at the Redeemable Preferred Member’s risk, within three Banking Days of the Special Mandatory Repurchase Date.
          (g) Cessation of Dividends on Special Mandatory Repurchase Date. As of the Special Mandatory Repurchase Date, the Redeemable Preferred Dividend shall cease to accrue with respect to all repurchased Redeemable Preferred Shares unless the payment of the Special Mandatory Repurchase Amount is not made in accordance with this Section 5.4.
     5.5 Special Bank Refinancing.
          (a) General. In the event that CCFC or its Subsidiaries elect to pursue a Special Bank Refinancing, the Common Member shall cause the Company to, and the Company to the extent not prohibited by the LLC Act or applicable law shall be required to, offer to repurchase any and all of the Redeemable Preferred Shares (a “Special Bank Refinancing Offer”). The Company shall make the Special Bank Refinancing Offer to each Redeemable Preferred Member in accordance with this Section 5.5.
          (b) Special Bank Refinancing Offer. The Company shall make a Special Bank Refinancing Offer under this Section 5.5 upon its election of a Special Bank Refinancing and at the same time as or immediately following the provision of the Special Bank Refinancing Information, and shall keep such Special Bank Refinancing Offer open until the close of business on the Banking Day preceding the date on which the Special Bank Refinancing Offer purchase is to be consummated, which must be at least 10 Banking Days after such Special Bank Refinancing Offer is commenced (the “Special Bank Refinancing Repurchase Date").
          (c) Notice. The Company shall make the Special Bank Refinancing Offer by sending written notice (the “Special Bank Refinancing Notice”) to each Redeemable Preferred Member. The Special Bank Refinancing Notice shall contain a description of the transaction or transactions that constitute the Special Bank Refinancing (and reference or include the Special Bank Refinancing Information) and state:
                 (i) that the Special Bank Refinancing Notice repurchase is being conducted pursuant to this Section 5.5 and that all Redeemable Preferred Shares tendered pursuant to written notice (a "Special Bank Refinancing Acceptance Notice”) delivered to the Company prior to the Special Bank Refinancing Repurchase Date will be accepted for repurchase;
                 (ii) the Special Bank Refinancing Amount, assuming the Special Refinancing Offer is accepted, and the Special Bank Refinancing Repurchase Date;
                 (iii) that any Redeemable Preferred Share not tendered will continue to accrue Redeemable Preferred Dividends;
                 (iv) that, unless the Company defaults in making the payment of the Special Bank Refinancing Amount, all Redeemable Preferred Shares with respect to which a Redeemable Preferred Member accepts the Special Bank Refinancing Offer shall cease to accrue Redeemable Preferred Dividends from and after the Special Bank Refinancing Repurchase Date;
                 (v) that the Redeemable Preferred Members shall be entitled to withdraw their Special Bank Refinancing Acceptance Notice if the Company receives, not later than the close of business on the Banking Day preceding the Special Bank Refinancing

Repurchase Date, a written or facsimile notice setting forth the name of the Redeemable Preferred Member, the aggregate number of Redeemable Preferred Shares for which the Redeemable Preferred Member previously accepted such Special Bank Refinancing Offer and a statement that such Redeemable Preferred Member is rescinding its acceptance of such Special Bank Refinancing Offer;
                 (vi) that the Special Bank Refinancing Offer is conditioned as set forth in clause (h) of this Section 5.5; and
                 (vii) a request for details of the account to which each Redeemable Preferred Member desires the Special Bank Refinancing Amount to be paid.
          (d) Acceptance of Special Bank Refinancing Offer. On the Special Bank Refinancing Repurchase Date, the Company shall accept for repurchase all Redeemable Preferred Shares properly tendered pursuant to the Special Bank Refinancing Offer, and thereafter, in accordance with Section 5.5(f), pay to each Redeemable Preferred Member the Special Bank Refinancing Amount due to it.
          (e) Special Bank Refinancing Amount. The amount (the “Special Bank Refinancing Amount”) to be paid to each Redeemable Preferred Member with respect to each Redeemable Preferred Share repurchased pursuant to this Section 5.5 shall be the sum of the following with respect to each Redeemable Preferred Share to be repurchased:
                          (1) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Special Bank Refinancing Repurchase Date; and
                          (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share.
          (f) Time and Manner of Payment. On the Special Bank Refinancing Repurchase Date, the Company shall make an appropriate notation on its Register of Members reflecting such Special Bank Refinancing Offer and reducing such Redeemable Preferred Member’s Shares. The Company shall pay to each Redeemable Preferred Member the Special Bank Refinancing Amount due to it on the Special Bank Refinancing Repurchase Date by wire transfer of immediately available funds to the account specified by the relevant Redeemable Preferred Member in written wire transfer instructions or if the relevant Redeemable Preferred Member has not provided written wire transfer instructions, a check dispatched to the address of such Redeemable Preferred Member as shown on the Register of Members, at the Redeemable Preferred Member’s risk, within three Banking Days of the Special Bank Refinancing Repurchase Date.
          (g) Cessation of Dividends on Special Bank Refinancing Repurchase Date. As of the Special Bank Refinancing Repurchase Date, the Redeemable Preferred Dividend shall cease to accrue with respect to all repurchased Redeemable Preferred Shares unless the payment of the Special Bank Refinancing Amount is not made in accordance with this Section 5.5.

          (h) Termination or Extension of Offer Based on Specified Range. A condition to the Special Bank Refinancing Offer shall be that the Specified Range set forth in the Special Bank Refinancing Information has not changed prior to the consummation of the Special Bank Refinancing Repurchase Date and the Special Bank Refinancing. If such Specified Range has changed from that in the Special Bank Refinancing Information, the Company shall terminate any existing Special Bank Refinancing Offer (or modify and extend the existing Special Bank Refinancing Offer if such refinancing would at that time comply with the terms of a Special Bank Refinancing and such modification and extension would comply with applicable law), and redistribute a corrected version of the Special Bank Refinancing Information, after which time the Company may make another Special Bank Refinancing Offer to the extent permitted by this Agreement at such time. For the avoidance of doubt the repurchase of Redeemable Preferred Shares pursuant to a Special Bank Refinancing Offer may not be consummated unless and until the Special Bank Refinancing is consummated.
     5.6 Complete Redemption on Maturity Date.
          (a) General. On the Maturity Date, the Company, to the extent not prohibited by the LLC Act or applicable law, shall redeem all issued and outstanding Redeemable Preferred Shares (a “Complete Redemption”) in accordance with this Section 5.6.
          (b) Notice. The Company, not less than 5 Banking Days prior to the Maturity Date, shall send written notice (the “Complete Redemption Notice”) to each Redeemable Preferred Member of the Complete Redemption to be effected on the Maturity Date. The Complete Redemption Notice shall contain a description of the Complete Redemption of all issued and outstanding Redeemable Preferred Shares pursuant to this Section 5.6 and state:
                    (i) the Complete Redemption Amount and the Maturity Date; and
                    (ii) a request for details of the account to which each Redeemable Preferred Member desires the Complete Redemption Amount to be paid.
          (c) Complete Redemption Payment Amount. The amount (the “Complete Redemption Amount”) to be paid to each Redeemable Preferred Member with respect to each Redeemable Preferred Share redeemed pursuant to this Section 5.6 shall be the sum of the following:
                         (1) all Redeemable Preferred Dividends which have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the Maturity Date; and
                         (2) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share.
          (ii) Timing and Manner of Payment. On the Maturity Date, the Company shall pay to the Redeemable Preferred Member the Complete Redemption Amount due to it. The Complete Redemption Amount shall be paid on the Maturity Date to the Redeemable

Preferred Member by wire transfer of immediately available funds to the account specified by the relevant Redeemable Preferred Member in written wire transfer instructions or if the relevant Redeemable Preferred Member has not provided written wire transfer instructions, a check dispatched to the address of such Redeemable Preferred Member as shown on the Register of Members, at the Redeemable Preferred Member’s risk, within three Banking Days of the Maturity Date.
          (iii) Cessation of Dividends on Maturity Date. As of the Maturity Date, the Redeemable Preferred Dividend shall cease to accrue with respect to redeemed Redeemable Preferred Shares unless the payment of the Complete Redemption Amount is not made in accordance with this Section 5.6.
     For avoidance of doubt, unless the Entire Interest of the Redeemable Preferred Shares Consent otherwise, all Redeemable Preferred Shares shall be redeemed on the Maturity Date.
     5.7 Pro Rata Redemption/Repurchase. When some, but not all, of the Redeemable Preferred Shares are to be redeemed or repurchased on any Optional Redemption Date, Change of Control Purchase Date, Mandatory Repurchase Date, Special Mandatory Repurchase Date or Special Bank Refinancing Repurchase Date, the Company shall redeem the Redeemable Preferred Shares of each Redeemable Preferred Member (in the case of any repurchase, of each Redeemable Preferred Member whose Redeemable Preferred Shares have been tendered for repurchase) pro rata (or as nearly as may be possible without giving rise to fractions of Redeemable Preferred Shares, and taking into account any adjustment for the payment of accrued and unpaid dividends as provided in this Article V) according to the number of Redeemable Preferred Shares held by each such Redeemable Preferred Member, or participating Redeemable Preferred Member where participation in the redemption or repurchase is elective at the option of the Redeemable Preferred Member. If the Redeemable Preferred Shares are in certificated form, the Company will issue new certificates to the Redeemable Preferred Members representing the portion of any Redeemable Preferred Shares not redeemed or repurchased.
     5.8 Compliance with Securities Laws. The Company will comply with all securities laws and regulations to the extent applicable to the redemption or repurchase of Redeemable Preferred Shares.
     5.9 Delayed Redemption/Repurchase. Any redemption or repurchase of Redeemable Preferred Shares which cannot be effected, and any Redeemable Preferred Dividend which cannot be paid, in each case due to prohibitions under the LLC Act or applicable law, shall be effected or paid on the first date following such prohibited payment that such payment is not so prohibited.
ARTICLE VI.
MANAGEMENT
     6.1 General.
          (a) Establishment of Board of Directors. There is hereby established a committee (the “Board”) comprised of five (5) natural persons (the “Directors”) having the authority and duties set forth in this Agreement. Each Director shall be entitled to one (1) vote, and at all times, at least two Directors shall be Independent Directors. Subject to the requirements of Section 6.6 below or as otherwise set forth herein, any decisions to be made by the Board shall require a Majority Vote of the Directors. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company (including as a result of each Director being a “manager” (as that term is defined in the LLC Act) of the Company as further provided in this Section 6.1). Each Director shall be a “manager” (as that term is defined in the LLC Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Delaware or a Member of the Company.
          (b) Operation of the Company. The business and affairs of the Company shall be managed by or under the direction of the Board, except for situations that specifically require the approval of the Members pursuant to the LLC Act or this Agreement, and such business and affairs shall not be managed by or under the direction of any Member or any of its Affiliates. In this regard, the Company shall be operated in such a manner as its Directors deem reasonable and necessary or appropriate to preserve the bankruptcy-remote status of the Company as a separate entity from each Member and its Affiliates until one year and one day after the Redeemable Preferred Shares Redemption Date. In exercising their rights and performing their duties under this Agreement, except as otherwise provided in this Agreement, each Director shall have a fiduciary duty of loyalty and care identical to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.
          (c) Independent Directors. Each Independent Director shall, to the fullest extent permitted by law, including Section 18-1101(c) of the LLC Act, consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Section 6.6. Independent Directors shall have no voting rights other than those expressly set forth in Section 6.6. For their services, the Independent Directors shall receive a yearly fee. No resignation of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor has accepted his or her appointment as an Independent Director by a written instrument. In exercising its rights and performing its duties under this Agreement, each Independent Director shall have a fiduciary duty of loyalty and care identical to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.
     6.2 Composition of the Board; Election and Removal of Directors.
          (a) Term. Each Director shall hold office until his or her death, disability, resignation or removal, except as provided in Section 6.1(c) above.
          (b) Designation of Directors by Common Member. Subject to Sections 6.2(c) and (d), the Common Member shall have the right to designate each Director and their replacements. The initial designees of the Common Member pursuant to this

Section 6.2(b) are Peter Cartwright, Ann B. Curtis, Robert D. Kelly, Michelle A. Dreyer and Cheryl A. Tussie. Except as provided in Sections 6.2(c) and (d), any such Director (and any successor thereto) shall be removed from time to time upon the determination of the Common Member, and any vacancy created by any such Director (or a successor) ceasing to be a Director for any reason will be filled by a designee selected by the Common Member; provided however, that if such vacancy results from the death, disability, resignation or removal of the Independent Director designee approved by the Redeemable Preferred Members under Section 6.2(c) hereof, the Common Member shall promptly nominate a replacement for such Independent Director and the Redeemable Preferred Members shall be entitled to approve the successor of such Independent Director in the manner provided for in Section 6.2(c); provided, further, however, that any designation by the Common Member of any Director (that is not a Director as of the date hereof or an Independent Director) must be of a person that at the time of designation has no felony or misdemeanor criminal record, regulatory sanction or pending investigation by a Governmental Authority, as well as suitable business qualifications to serve as a Director (and any officer or director of Calpine that has served as such for a period of one year shall be deemed to have such suitable business qualifications).
          (c) Approval of Independent Director by Redeemable Preferred Members. Notwithstanding Section 6.1(b), a Majority In Interest of the Redeemable Preferred Shares will have the right to approve the designation by the Common Member of one Independent Director and his or her replacement. The initial Independent Director designee approved by the Redeemable Preferred Members pursuant to this Section 6.2(c) is Cheryl A. Tussie. Any such Independent Director (and any successor thereto) shall be removed from time to time only with the Consent of a Majority In Interest of the Redeemable Preferred Shares (and may be removed from time to time by action of a Majority In Interest of the Redeemable Preferred Shares), and any vacancy created by any such Independent Director (or a successor) ceasing to be a Director for any reason shall be filled by a designee approved by the Majority In Interest of the Redeemable Preferred Shares. A Majority In Interest of the Redeemable Preferred Shares will have the right to approve the designation by the Company of one independent director for each of its direct subsidiaries (which, for sake of clarity, on the Effective Date does not include CCFC or any of its Subsidiaries). Without the Consent of a Majority In Interest of the Redeemable Preferred Members, none of the Common Member, the Company or any of the Company’s direct subsidiaries shall terminate any independent director (including any Independent Director) appointed in accordance with this Section 6.2(c).
          (d) Voting Rights Trigger Event.
                    (i) Replacement of Directors by Redeemable Preferred Members. Upon the occurrence of a Voting Rights Trigger Event and until the occurrence of a Voting Rights Reinstatement Event (such period referred to herein as the “Voting Rights Period”), a Majority in Interest of the Redeemable Preferred Shares may deliver a Redeemable Preferred Notice to the Company and, thereupon, the Common Member’s rights to appoint, remove and/or replace Directors pursuant to Section 6.2(b) shall terminate, the Directors appointed by the Common Member currently in office shall be removed and the individuals specified in the Redeemable Preferred Notice shall fill such vacancy(ies) and become Directors.

          (ii) Conduct of Board and Company After Director Replacement. During the Voting Rights Period, the Redeemable Preferred Members, acting through the Board, shall have the right to cause the Company to take any action in the conduct of its business consistent with the Purpose which would otherwise require the Consent or approval of the Common Member, or the unanimous approval of all Members, herein, provided that (a) any such actions must be taken in good faith and in accordance with the LLC Act and this Agreement, and (b) the Board must act in a commercially reasonable manner in selecting the terms and conditions of the action to be taken, taking into account all relevant facts and circumstances, provided, further, that notwithstanding the foregoing no action may be taken that would permit any Redeemable Preferred Member to accelerate any Specified Calpine Loan.
          (iii) Voting Rights Reinstatement Event. Notwithstanding Section 6.2(d)(i) and 6.2(d)(ii) above, at any time during the Voting Rights Period, if (a) the respective Voting Rights Trigger Event has been waived by a Majority in Interest of the Redeemable Preferred Shares, or (b) the consequences of a Voting Rights Trigger Event to the Company have been fully cured (either such result referred to herein as “Voting Rights Reinstatement Event”), the Directors in office immediately prior to the Voting Rights Trigger Event shall be re-appointed to the Board, and all individuals specified in the Redeemable Preferred Notice (and their successors during the Voting Rights Period) to fill the vacancies of the removed Directors shall themselves be removed and no longer serve as Directors. The Board and the Redeemable Preferred Members shall not unreasonably withhold its and their consent to any actions of the Company which would cure the events giving rise to the Voting Rights Trigger Event which are proposed by the Common Member within one hundred eighty (180) days after the occurrence of the Voting Rights Trigger Event.
          (iv) Purchase Rights. At any time during the Voting Rights Period, the Common Member shall have the option to purchase or designate a third party to purchase all, but not less than all, of the Redeemable Preferred Shares by giving written notice to the Redeemable Preferred Members of such election. The purchase and sale of the Redeemable Preferred Shares shall, subject to the provisions set forth below, occur within, but no later than, a date specified by the Common Member which is no later than forty-five (45) days after the date on which such notice is delivered to the Redeemable Preferred Members. The purchase price for each Redeemable Preferred Share shall be the sum of (i) all Redeemable Preferred Dividends that have accrued but are unpaid with respect to such Redeemable Preferred Share, with such accruals to be calculated up to and including the date of purchase and (ii) the Redeemable Preferred Paid-up Value of such Redeemable Preferred Share and; provided if the Voting Rights Trigger Event giving rise to such purchase right results from any willful action (or inaction) taken (or not taken) by or on behalf of the Company or the Common Member with the intention of avoiding payment of any premium that the Redeemable Preferred Members would have been entitled to if the Redeemable Preferred Shares were then redeemed pursuant to any provision of this Agreement, an equivalent premium will also be added to the Redeemable Preferred Paid-up Value of each Redeemable Preferred Share being purchased (or if the Redeemable Preferred Shares may not be redeemed at such time, at the highest premium payable under this Agreement for any redemption of the Redeemable Preferred Shares). The Members shall use their reasonable efforts to obtain all Governmental Approvals and other third-party approvals, if any, required to effect the purchase and sale of the Redeemable Preferred Shares. If the Common Member and the Redeemable Preferred Members obtain all required Governmental Approvals and other third-party approvals necessary to transfer the Redeemable Preferred Shares, the closing of the purchase and sale pursuant to this Section 6.2(d)(iv) shall occur within, but not later than, 45 days after the date on which the Common Member delivered notice to the Redeemable Preferred Members electing to purchase the Redeemable Preferred Shares, except that such period shall be extended as necessary to comply with any applicable law. If the Common Member and Redeemable Preferred Members fail to obtain all required Governmental Approvals and other third-party approvals, if any, required to effect the purchase and sale of the Redeemable Preferred Shares. If the Common Member and the Redeemable Preferred Members obtain all required Governmental Approvals and other third-party approvals necessary to transfer the Redeemable Preferred Shares, the closing of the purchase and sale pursuant to this Section 6.2(d)(iv) shall occur within, but not later than, 45 days after the date on which the Common Member delivered notice to the Redeemable Preferred Members electing to purchase the Redeemable Preferred Shares, except that such period shall be extended as necessary to comply with any applicable law. If the Common Member and Redeemable Preferred Members fail to obtain all required Governmental Approvals and other third-party approvals within such 45 day period, the Common Member and Redeemable Preferred Members shall continue their reasonable efforts to obtain such approvals, and upon obtaining the required approvals, shall proceed to close the purchase and sale transaction within five Banking Days thereafter. At such closing, (i) each selling Redeemable Preferred Member shall convey to the Common Member, or its designee, all of the Redeemable Preferred Shares held by such Redeemable Preferred Member, free and clear of any liens, claims, encumbrances or security interests arising through such Redeemable Preferred Member, and (ii) the Common Member shall pay, or cause its designee to pay, the purchase price in cash to such selling Redeemable Preferred Member.
          (v) Cooperation. In connection with the exercise of any rights of Redeemable Preferred Members under this Section 6.2(d), the Common Member shall use commercially reasonable efforts to cooperate in obtaining any necessary governmental approvals, including as required by the Federal Energy Regulatory Commission; provided, that the Common Member shall not be required to take any action that is or would be inconsistent with any legal or regulatory requirement applicable to the Common Member or the Company and its Subsidiaries.
     6.3 Board Meeting and Approval Requirements.
          (a) Regular Meetings. The Board shall meet at least once annually, and such annual meetings, and other regular meetings, of the Board shall be held as the Board, by Majority Vote of the Directors, may determine and, if so determined, no notice thereof need be given. Special meetings of the Board shall be held at the written request of any three Directors. All minutes of meetings of the Board shall be filed in the minute book of the Company with copies of such minutes provided to each Director.
          (b) Telephonic Meetings. Any meeting of the Board may be held by conference telephone call or through similar communications equipment, including videography, by means of which all persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting. Minutes of telephonic or videographic meetings of the Board shall be filed in the minute book of the Company with copies of such minutes provided to each Director.
          (c) Notices. Notices of regularly scheduled meetings of the Board shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of annual meetings previously approved by the Board. Notices of special meetings shall be given only to those Directors who are entitled to vote on a matter proposed and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Directors. Notice of a special meeting shall be given to each Director not less than two nor more than 15 days before the date of the meeting. Directors may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Director at a meeting shall constitute waiver of notice of such meeting unless said Director expressly states otherwise at the outset of such meeting.
          (d) Quorum. At each meeting of the Board, the presence in person or by electronic means, as the case may be, of a majority of the Directors (excluding the Independent Directors) shall be necessary to constitute a quorum for the transaction of business by the Board; provided however, that if any action proposed to be taken at such meeting by the Board requires the approval of the Independent Directors under Section 6.6, the presence of both Independent Directors and a majority of all other Directors shall be necessary to constitute a quorum.
          (e) Approval Requirements. The Board may act either through the presence of Directors voting at a meeting or by Consent. All actions of the Board must be approved by a Majority Vote of the Directors.
          (f) Written Consents. Any Board vote or approval required herein or action that may be or is required to be taken at any meeting of the Board may be taken without a meeting and without a vote if Directors constituting a Majority Vote of the Directors sign a Consent; provided, that (i) the Company shall deliver a copy of such Consent promptly following the execution thereof to each Director and (ii) if the matter or matters to be addressed by such Consent involve any of the matters referred to in Section 6.6 hereof, such Consent must be signed by the Independent Directors, and the Company shall give five Banking Days prior written notice of the subject matter of such Consent to each Director. All Consents signed by the Directors shall be filed in the minute book of the Company with copies of the Consents provided to all Directors.
          (g) Company Documents. The Company is authorized to enter into, deliver and perform its obligations under, and any Officer on behalf of the Company is authorized to enter into and deliver, the documents, agreements, certificates, or financing statements listed on Schedule 2 hereto, without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the LLC Act or applicable law, rule or regulation.
     6.4 CCFC Debt Related and Derived Restrictions. Until the Redeemable Preferred Shares Redemption Date, unless a Majority in Interest of the Redeemable Preferred Shares Consent otherwise, the Common Member shall cause the Company and its subsidiaries to, and the Company shall, and shall cause its subsidiaries to, for the benefit of the Redeemable Preferred Members, observe and perform each of the following covenants:

    (a) Reports.
          (i) Whether or not required by the SEC’s rules and regulations, so long as any Redeemable Preferred Shares are outstanding, the Company shall furnish to the Redeemable Preferred Members, within the time periods specified in the SEC’s rules and regulations:
               (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if each of the Company and CCFC were required to file such reports; and
               (2) all current reports that would be required to be filed with the SEC on Form 8-K if each of the Company and CCFC were required to file such reports.
          (ii) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports and presented in a manner consistent with the financial statements included in a registration statement filed with the SEC. Each annual report on Form 10-K (for each of the Company and CCFC) shall include a report on each of the Company’s and CCFC’s, as the case may be, consolidated financial statements by the Company’s and CCFC’s, as applicable, certified independent accountants.
          The Company will also cause the Independent Engineer to deliver to the Redeemable Preferred Members annual reports on, or within 10 days after, January 15 of each year regarding the construction, operation and maintenance of the Facilities. Such reports will be in form and substance as reasonably determined by the Company as are customary for capital markets project financings and will include discussion of, among other things, capital expenditures, planned and unplanned maintenance, permit compliance and progress of construction (if applicable). The Company will, and will cause its Subsidiaries to, provide the Independent Engineer access to the Facilities as necessary for the preparation of such reports.
    (b) Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Redeemable Preferred Shares may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Redeemable Preferred Shares may be served. The Company will give prompt written notice to the Redeemable Preferred Members of the location, and any change in the location, of such office or agency. The Company may also from time to time designate one or more other offices or agencies where the Redeemable Preferred Shares may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Redeemable Preferred Members of any such designation or rescission and of any change in the location of any such other office or agency.

    (c) Compliance Certificate.
          (i) The Company shall deliver to the Redeemable Preferred Members, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every provision contained in this Agreement and is not in default or non-compliance in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Voting Rights Trigger Event has occurred, describing all such Voting Rights Trigger Events of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Redeemable Preferred Shares is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.4(a)(i) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions set forth in Article IV or Article V or in Section 6.4 or Section 6.5 of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (iii) So long as any of the Redeemable Preferred Shares are outstanding, the Company will deliver to the Redeemable Preferred Members, forthwith upon any Officer becoming aware of any event that is or might become upon notice a Voting Rights Trigger Event, an Officers’ Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.
    (d) Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Redeemable Preferred Members.
    (e) Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Redeemable Preferred Members, but will suffer and permit the execution of every such power as though no such law has been enacted.
    (f) CCFC Restricted Payments. CCFC will not, and will not permit any of its Subsidiaries to, directly or indirectly:
          (i) declare or pay any dividend or make any other payment or distribution on account of CCFC’s Equity Interests (including any payment in connection with any merger or consolidation involving CCFC) or to the direct or indirect holders of CCFC’s Equity Interests in their capacity as such, including payments of the type described in clause (2) of the definition of Permitted Payments to Parent (other than (x) dividends or distributions payable to CCFC or a Subsidiary of CCFC and (y) to the extent permitted by the CCFC Debt Documents, dividends or other distributions on account of CCFC’s Equity Interests or to the direct or indirect holders of CCFC’s Equity Interests in their capacity as such in an aggregate amount equal to the Net Proceeds of the sale of the Ontelaunee facility remaining after consummation of an Asset Sale Offer relating to such sale; provided that any such amount pursuant to the preceding clause (y) shall be deducted in determining Excess Cash Flow at the end of the period following such dividends or distributions);
          (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving CCFC) any Equity Interests of CCFC;
          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness or any other Indebtedness of CCFC or any of its Subsidiaries that is contractually subordinated to the Notes or any Notes Guarantee, including any payments under the Working Capital Facility (excluding any intercompany Indebtedness between or among CCFC and any of its Subsidiaries); or
          (iv) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “CCFC Restricted Payments”), unless (A) such CCFC Restricted Payment is made following the end of a Quarterly Period from Excess Cash Flow generated during such Quarterly Period or during previous Quarterly Periods (but only if Excess Cash Flow from August 14, 2003 through the end of such Quarterly Period is positive) and (B) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such CCFC Restricted Payment (other than any Default or Event of Default that is cured as a result of such CCFC Restricted Payment). CCFC will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any CCFC Restricted Payment other than payment of amounts due under the Working Capital Facility unless, at the time of making such CCFC Restricted Payment, all amounts then due under the Working Capital Facility have been paid in full.
    (g) Dividend and Other Payment Restrictions Affecting CCFC Subsidiaries. CCFC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of CCFC to:
     (i) pay dividends or make any other distributions on its Capital Stock to CCFC or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to CCFC or any of its Subsidiaries;
     (ii) make loans or advances to CCFC or any of its Subsidiaries; or
     (iii) transfer any of its properties or assets to CCFC or any of its Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
     (1) this Agreement, the CCFC Indenture, the Notes, the CCFC Credit Agreement and the Notes Guarantees;
     (2) applicable law, rule, regulation or order;
     (3) customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;
     (4) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clauses (i) and (iii) of the preceding paragraph;
     (5) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;
     (6) CCFC Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such CCFC Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (7) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under Section 6.4(k) hereof that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition;
     (8) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of CCFC’s Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and
     (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     (h) Incurrence of Indebtedness and Issuance of Preferred Equity by CCFC and its Subsidiaries. CCFC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and CCFC will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred equity.
     The preceding sentence will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by CCFC (and the guarantee by its Subsidiaries) of revolving credit Indebtedness and letters of credit under Credit Facilities with Persons that are not Affiliates of CCFC in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of CCFC thereunder), including all CCFC Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed $50.0 million less the aggregate principal amount of Indebtedness incurred pursuant to clause (3) of this paragraph;
     (2) the incurrence by the Notes Issuers and the Guarantors of Indebtedness represented by the Notes, the related Notes Guarantees and the other Note Obligations issued on August 14, 2003;
     (3) the incurrence by the Notes Issuers and the Guarantors of Indebtedness represented by Notes (and the related Notes Guarantees) issued under the CCFC Indenture after August 14, 2003, in an aggregate principal amount at any one time outstanding under this clause (3), including all CCFC Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed $50.0 million less the aggregate principal amount of Indebtedness incurred pursuant to clause (1) of this paragraph;
     (4) the incurrence by CCFC and the Guarantors of Indebtedness represented by the Term Loans, the related guarantees thereof and the other Term Loan Obligations on August 14, 2003 in an aggregate principal amount not to exceed $385.0 million;
     (5) [Reserved];
     (6) the incurrence by CCFC or any of its Subsidiaries of CCFC Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Section 6.4(h) to be incurred under clauses (1), (2), (3), (4) or (6) of this paragraph;
     (7) the incurrence by CCFC or any of its Subsidiaries of intercompany Indebtedness between or among CCFC and any of its Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such

Indebtedness being held by a Person other than CCFC or a Subsidiary of CCFC and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either CCFC or a Subsidiary of CCFC will be deemed, in each case, to constitute an incurrence of such Indebtedness by CCFC or such Subsidiary, as the case may be, that was not permitted by this clause (7); and provided, further, that any such intercompany Indebtedness must be included in the Collateral;
          (8) the incurrence by CCFC or any of its Subsidiaries of Hedging Obligations, in connection with Permitted Debt or otherwise, in the ordinary course of business and not for speculative purposes;
          (9) the incurrence by CCFC or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, and performance and surety bonds in the ordinary course of business;
          (10) the incurrence by CCFC or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and
          (11) the incurrence by CCFC or any of its Subsidiaries of Subordinated Indebtedness owed to GP under the Working Capital Facility.
     CCFC will not incur, and will not permit any Subsidiary to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of CCFC or such Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Notes Guarantee on substantially identical terms or on terms that are more favorable to the Holders; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of CCFC or any of its Subsidiaries solely by virtue of being unsecured or by virtue of being secured on a junior basis.
     For purposes of determining compliance with this Section 6.4(h), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, CCFC will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of CCFC as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that CCFC or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

                    (i) Asset Sales. CCFC will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale (other than a Designated Asset Disposition) unless:
          (i) CCFC (or any of its Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined by CCFC’s Board of Directors and evidenced by a resolution delivered to the Redeemable Preferred Members);
          (ii) at least 90% of the consideration therefore received in the Asset Sale by CCFC or such Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:
      (a) any liabilities, as shown on CCFC’s most recent consolidated balance sheet, of CCFC or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Notes Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases CCFC or such Subsidiary from further liability; and
      (b) any securities, notes or other obligations received by CCFC or any such Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted by CCFC or such Subsidiary into cash (to the extent of the cash received in that conversion).
     (iii) following the consummation of such Asset Sale, at least five Facilities that have achieved commercial operation continue to be owned and controlled by CCFC and its Subsidiaries; and
     (iv) if the assets disposed of in such Asset Sale include any component of a Facility that is necessary for the operation of such Facility, then the Asset Sale must involve the disposition of such Facility as a whole.
      CCFC and its Subsidiaries must use the Net Proceeds from any Asset Sale (including a Designated Asset Disposition), Casualty Event or Condemnation Event that remain after any required application of such Net Proceeds to the repayment of Priority Lien Obligations to make an “Asset Sale Offer” to all holders of Notes and all holders of other Parity Lien Obligations containing provisions similar to those set forth in the CCFC Indenture with respect to offers to purchase, repay or redeem with the proceeds of sales of assets, the maximum principal amount of Notes and such other Parity Lien Obligations that may be purchased, repaid or redeemed out of such Net Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any of such Net Proceeds remain after consummation of an Asset Sale Offer, CCFC and its Subsidiaries may use those excess Net Proceeds for any purpose not otherwise prohibited by the CCFC Indenture (but subject to the other provisions of this Agreement), including the making of CCFC Restricted Payments in accordance with the covenant described in Section 6.4(f) hereof. If the aggregate principal amount of Notes and other Parity Lien Obligations tendered into such

Asset Sale Offer exceeds the amount of such excess Net Proceeds, the Notes Issuers will select the Notes and such other Parity Lien Obligations to be purchased on a pro rata basis.
      The Notes Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement, the Notes Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under those provisions of this Agreement by virtue of such compliance.
               (j) CCFC Transactions with Affiliates. CCFC will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of CCFC (each, an “Affiliate Transaction”), unless:
      (i) the Affiliate Transaction is on terms that are no less favorable to CCFC or the relevant Subsidiary than those that would have been obtained in a comparable transaction by CCFC or such Subsidiary with an unrelated Person; and
      (ii) CCFC delivers to the Redeemable Preferred Members:
  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of CCFC set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this Section 6.4(j) and that such Affiliate Transaction has been approved by a majority of such Board of Directors;
  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a positive opinion as to the Fair Market Value of such Affiliate Transaction issued by an accounting, appraisal or investment banking firm of national standing; and
  (C) with respect to any Affiliate Transaction or series of Affiliate Transactions constituting the sale or other disposition of a Facility, an opinion as to the fairness to CCFC or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
      (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by CCFC or any of its Subsidiaries in the ordinary course of business;
      (2) transactions between or among CCFC and/or its Subsidiaries;

      (3) transactions with a Person that is an Affiliate of CCFC solely because CCFC owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;
      (4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of CCFC;
      (5) any issuance of Equity Interests (other than Disqualified Stock) of CCFC to Affiliates of CCFC; provided that such Equity Interests are included in the Collateral;
      (6) CCFC Restricted Payments that do not violate the provisions of Section 6.4(f) hereof;
      (7) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;
      (8) Permitted Payments to Parent;
      (9) the Hillabee Disposition;
      (10) transactions pursuant to written agreements with Affiliates of CCFC in place as of August 14, 2003 and are still in effect on the date hereof, including transactions entered into by CCFC or its Subsidiaries with third-parties that are not at that time Affiliates on behalf and at the direction of CES pursuant to the Index Based Gas Sale and Power Purchase Agreement;
      (11) any amendments or modifications of, or waivers under, any written agreement described under clause 10 of this paragraph that is not a Major Project Document; provided that no such amendment, modification or waiver alters any such agreement in a manner that is materially adverse to the interests of Holders;
      (12) amendments or modifications of, or waivers under, any Major Project Document, which are permitted by the covenant described under Section 6.4(l) hereof, and are on terms that are no less favorable to CCFC or its relevant Subsidiary (as certified to the Redeemable Preferred Members in an officer’s certificate) than those that would have been obtained in a comparable transaction by CCFC or such Subsidiary with an unrelated Person; and
      (13) any agreement to do any of the foregoing.
               (k) CCFC Liens. CCFC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except CCFC Permitted Liens.
               (l) Business Activities. CCFC will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to CCFC and its Subsidiaries taken as a whole.
      CCFC will, and will cause its Subsidiaries to, perform all their obligations under the Major Project Documents, and CCFC will not, and will not permit any of its Subsidiaries to, terminate, amend or otherwise modify, or consent to any termination, amendment or modification of, or grant any waiver under, any Major Project Document (other than any such amendment or modification solely to reflect the Ontelaunee Disposition as long as it is effected in accordance with the terms of the CCFC Debt Documents), unless any failure to so perform or any such termination, amendment, modification or waiver would not reasonably be expected to, when taken together with all other such failures to perform, terminations, amendments, modifications and waivers since the date hereof, be materially adverse to the Redeemable Preferred Members, as evidenced by a certificate of the chief financial officer of CCFC (it being understood that any such failure to perform or any such termination, amendment, modification or waiver would be materially adverse to the Redeemable Preferred Members if the Excess Cash Flow for CCFC’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such failure to perform occurred or such termination, amendment, modification or waiver became effective, as applicable, would have decreased by more than 5.0%, determined on a pro forma basis as if all such failures to perform had occurred and all such terminations, amendments, modifications and waivers had been effective at the beginning of such four-quarter period).
      CCFC will, and will cause its Subsidiaries to, obtain and maintain all permits and approvals necessary for the construction and operation of the Facilities, including applicable exemptions from PUHCA, unless the failure to do so would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or the Redeemable Preferred Members.
      CCFC will not, and will not permit any of its Subsidiaries to, use or dispose of any hazardous materials or allow any hazardous materials to be brought onto or stored or used on or transported to or released from the Facilities, other than in accordance with prudent industry practices and in compliance with all applicable environmental laws, except to the extent such non-compliance, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or the Redeemable Preferred Members.
               (m) Corporate Existence.
      The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
          (i) its corporate existence, and, subject to Section 6.4(s) hereof with respect to CCFC, the corporate, partnership or other existence of, each of its Subsidiaries (other than the Ontelaunee Subsidiary solely to effect the Onteluanee Disposition), in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
          (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of CCFC’s Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Redeemable Preferred Members.
                    (n) Limitation on Issuances and Sales of Equity Interests in CCFC Subsidiaries. CCFC will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of CCFC to any Person (other than CCFC or a Wholly Owned Subsidiary of CCFC), unless:
      (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary in a transaction otherwise permitted hereunder; and
      (2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 5.3, Section 6.4(i) and Section 6.5(a)(iv) hereof.
      In addition, CCFC will not permit any Subsidiary of CCFC to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to CCFC or a Wholly Owned Subsidiary of CCFC.
                    (o) Hillabee Facility. CCFC will not consummate any Asset Sale, incur any Indebtedness, grant any Liens, make any Investment (other than an Investment made solely with the proceeds of a capital contribution from Calpine or an Affiliate thereof (other than CCFC or any of its Subsidiaries)) or enter into or engage in any other transaction with respect to the Hillabee Facility, other than (1) as existing on August 14, 2003 and (2) as required or expressly provided for by the terms of the CCFC Indenture or the Security Documents (including the Hillabee Disposition).
                    (p) Restrictions on Activities of Finance Corp. Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if CCFC is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by CCFC, Finance Corp. or one or more of CCFC’s other Subsidiaries.
                    (q) Additional Subsidiaries. CCFC will not, and will not permit any of its Subsidiaries to, acquire or create any additional Subsidiaries other than Wholly Owned Subsidiaries.
                    (r) Maintenance of Insurance. CCFC shall, and shall cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance on their property and assets (including the Collateral), in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of CCFC and its Subsidiaries and furnish to the Redeemable Preferred Members, upon written request, full information as to such Persons’ property and liability insurance carriers. CCFC shall, and shall cause its Subsidiaries to, cause all their liability insurance policies to name the Secured Parties, as a class, as additional insureds and shall cause all its property and casualty policies to name the Collateral Agent as sole loss payee.

                    (s) Merger, Consolidation, or Sale of Assets. CCFC shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CCFC is the surviving corporation); (2) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of CCFC and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; or (3) lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 6.4(s) will not apply to (A) a merger of CCFC with an Affiliate solely for the purpose of reconstituting CCFC in another jurisdiction or (B) any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among CCFC and its Subsidiaries.
      Notwithstanding the foregoing, CCFC is permitted to reorganize as a corporation or a limited liability company in accordance with the procedures established herein; provided that CCFC shall have delivered to the Redeemable Preferred Members an opinion of Covington & Burling or Thelen, Reid & Priest LLP, or other nationally recognized counsel in the United States reasonably acceptable to a Majority in Interest of the Redeemable Preferred Members confirming that such reorganization is not adverse to any Redeemable Preferred Member (it being recognized that such reorganization shall not be deemed adverse to the Redeemable Preferred Members solely because the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an “includable corporation” of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended or any similar state or local law of which Calpine CCFC LP, Inc. is the common parent) and certain other conditions are satisfied.
      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of CCFC in a transaction that is subject to, and that complies with the provisions of the preceding paragraphs of this Section 6.4(s), the successor corporation formed by such consolidation or into or with which CCFC is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the “CCFC” shall refer instead to the successor corporation and not to CCFC), and may exercise every right and power of CCFC under this Agreement with the same effect as if such successor Person had been named as CCFC herein.
      6.5 Additional Restrictions.
                    (a) Additional Restrictions Requiring Majority Consent. Until the Redeemable Preferred Shares Redemption Date, unless a Majority in Interest of the Redeemable Preferred Shares Consent otherwise:
                         (i) The Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, amend any of the CCFC Debt Documents as in effect on the Effective Date (subject to any amendments permitted by this clause (i)), unless such amendment would not have a material adverse effect on the Company or any of its Subsidiaries and would not adversely affect the Redeemable Preferred Members in their capacity as holders of Redeemable Preferred Stock; provided that no Consent hereunder shall be required for amendments to the CCFC Debt Documents that are necessary to permit the acceleration of timing of the distribution by CCFC of Excess Cash Flow to its direct parent from the Net Proceeds of the Ontelaunee Disposition.
                         (ii) The Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, create, assume or suffer to exist any Lien on any of its assets or properties, whether now owned or hereafter acquired, except Permitted Liens;
                         (iii) The Common Member shall not, and the Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to (a) amend any organizational documents of the Company or any of its Subsidiaries (other than CCFC and its Subsidiaries) or, (b) except as would not adversely affect any holders of Redeemable Preferred Shares, amend any organizational documents of CCFC or its Subsidiaries (other than any required amendments to the organizational documents of the Ontelaunee Subsidiary solely to reflect the Ontelaunee Disposition);
                         (iv) The Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, receive proceeds from any direct or indirect investment in the Company or any of its Subsidiaries (whether in cash, securities, assets or otherwise), including, without limitation, in the form of loans (including guarantees or other obligations), advances, capital contributions, prepayments for delivery of products or services by the Company or its Subsidiaries for future delivery in excess of 60 days (whether individually or as part of a series of transactions) (“Prepayment Transactions”), as part of any sale/leaseback transaction, sales of accounts receivables, purchases or other acquisitions for consideration of Indebtedness or other obligations (whether or not contingent), equity interests, securities, capital lease obligations or purchase money obligations, including without limitation, all items that would constitute an Investment in the Company or its Subsidiaries, unless the net proceeds therefrom (after deducting the direct costs relating to such investment including legal, accounting and investment banking fees, sales commissions, and taxes paid or payable) are used to mandatorily redeem the Redeemable Preferred Shares in compliance with, and at the prices set forth in, the optional redemption provisions (except that such redemption shall be mandatory) described in Section 5.1 of this Agreement (for the avoidance of doubt no such transaction shall be permitted during the first three years following the Effective Date, except as provided in the following proviso); provided that no Consent shall be required for the following: (i) dividends, distributions and investments between and among the Company and its Subsidiaries to the extent otherwise permitted without the Consent of any holders of the Redeemable Preferred Shares; (ii) the Company’s receipt of proceeds from investments by the Company or its Subsidiaries in Subsidiaries of the Company to the extent otherwise permitted without the Consent of any holders of the Redeemable Preferred Shares; (iii) the Company’s or its Subsidiaries receipt of proceeds from the issuance of the Redeemable Preferred Shares and any Additional Redeemable Preferred Shares; (iv) CCFC’s or its Subsidiaries receipt of payments under the Index Hedge; (v) borrowings under the Working Capital Facility by CCFC in accordance with its terms (as in effect on the Effective Date without giving effect to any amendment thereof other than any amendment approved by a Majority In Interest of the Redeemable Preferred Shares in accordance with Section 6.5(a)(v) hereof); (vi) the receipt by the Company or its Subsidiaries of proceeds from investments by the Company and its Subsidiaries in Cash Equivalents; (vii) the receipt by CCFC and its Subsidiaries of securities and other proceeds received in connection with investments in entities that become Wholly-Owned Subsidiaries of the Company or which are merged with or into, or which transfer or convey all or substantially all of their assets to, or are liquidated into, a Subsidiary of the Company; (viii) the receipt by CCFC or its Subsidiaries of non-cash consideration from a transaction made pursuant to and in compliance with the provisions regarding Asset Sales and Mandatory Repurchase Capital in this Agreement (including Section 5.3 and Section 6.4(i)), and the receipt of non-cash consideration from a transaction that would otherwise satisfy the definition of “Asset Sale” or the proceeds of which would otherwise be included in Mandatory Repurchase Capital, but which has been excluded from both such definitions because such transaction or transactions have a Fair Market Value of less than $10.0 million in a twelve month period; (ix) the receipt by the Company or its Subsidiaries of proceeds received in connection with permitted sales or issuances of common equity interests in CCFC pursuant to Section 5.4 and Section 6.5(a)(vi); (x) the receipt by CCFC or its Subsidiaries of proceeds received as a result of investments made in connection with a compromise, settlement or resolution of (A) obligations of trade creditors or customers incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes (as long as the foregoing in this clause (x) are not effected in the form of a Prepayment Transaction); (xi) Hedging Obligations permitted without the Consent of any Redeemable Preferred Members pursuant to the other terms of this Agreement; (xii) redemptions and repurchases of the Notes and the Redeemable Preferred Shares, in each case in accordance with their terms and this Agreement; (xiii) the receipt by CCFC and its Subsidiaries of the proceeds of Indebtedness permitted to be incurred without the Consent of any Redeemable Preferred Members by Section 6.5(a)(vii) of this Agreement; (xiv) the receipt by the Company or its Subsidiaries of capital contributions to their common equity from parent companies of the Company that create no obligation for repayment; (xv) the receipt by the Company of any promissory note or similar instrument as a result of making a Specified Calpine Loan; and (xvi) the receipt by the Company or its Subsidiaries of amounts in connection with Permitted Calpine Financial Assistance that create no obligation on the part of the Company or any of its Subsidiaries for repayment;
                         (v) The Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, permit GP to transfer any obligations owed to it under the Working Capital Facility to any other Person or, except for such amendments as would not have a material adverse effect on any holders of Redeemable Preferred Shares, amend the Working Capital Facility;
                         (vi) The Common Member shall not, and the Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, take any action that would result in (a) the Common Member owning less than 100% of the Common Shares of the Company, (b) the Company owning less than 100% of the equity interests of GP and LP, (c) subject to the proviso at the end of this paragraph (vi), GP and LP together owning less than 100% of the equity interests of CCFC, (d) the existence of any subsidiaries of the Common Member, the Company, GP or LP, other than (1) as in existence on the Effective Date, (2) CCFC and its Subsidiaries and (3) with respect to the Common Member only, Calpine Magic Valley Pipeline, Inc. (or its successors) and Calpine MVP, Inc. (or its successors) and, in each case, their Subsidiaries, (e) the Company, GP or LP engaging in any business other than that in which they are engaged on the Effective Date and business related thereto or (f) any of the Company or its Subsidiaries (other than CCFC and its Subsidiaries) taking any action or engaging in any transaction (including making any asset sales, investments, incurring or permitting to exist any indebtedness or other obligations or Liens, merging, entering into contracts or agreements or engaging in any other action however characterized) other than (1) holding the equity interests of its wholly-owned direct Subsidiary or Subsidiaries, as the case may be, as in effect on the Effective Date, (2) making distributions, redemptions and/or repurchases required or permitted by and described in Article IV and Article V of this Agreement, (3) making investments permitted by Section 6.5(a)(xi) of this Agreement, (4) permitting to exist Permitted Liens, (5) amending the CCFC Debt Documents in accordance with Section 6.5(a)(i) of this Agreement, (6) issuing and receiving the proceeds of Redeemable Preferred Shares to the extent otherwise permitted hereunder, (7) amending the Working Capital Facility in accordance with Section 6.5(a)(v) and the other provisions of this Agreement, (8) receiving capital contributions from Calpine in accordance with Section 6.5(a)(xii) and the other provisions of this Agreement, (9) with respect to GP, making loans under the Working Capital Facility as in effect on the Effective Date (or as amended in accordance with Section 6.5(a)(v) and the other provisions of this Agreement), (10) with respect to Calpine Magic Valley Pipeline, Inc. (or its successors) and Calpine MVP, Inc. (or its successors) and, in each case, their Subsidiaries, receiving Permitted Calpine Financial Assistance that create no obligation on the part of the Company or any of its Subsidiaries for repayment, (11) entering into and performing its obligations under this Agreement, (12) maintaining its existence, conducting meetings of Members and Directors, and activities related thereto, (13) with respect to the Company, the Company making any Specified Calpine Loan otherwise permitted hereunder, (14) the receipt of dividends and distributions from the Company’s Subsidiaries in accordance with clause (i) of the proviso to Section 6.5(a)(iv), (15) the Company’s receipt of proceeds from investments by the Company or its Subsidiaries in Subsidiaries of the Company in accordance with clause (ii) of the proviso to Section 6.5(a)(iv), (16) the receipt by the Company or its Subsidiaries of proceeds from investments by the Company and its Subsidiaries in Cash Equivalents in accordance with clause (vi) of the proviso to Section 6.5(a)(iv), (17) the receipt by the Company or its Subsidiaries of amounts in connection with Permitted Calpine Financial Assistance that create no obligation on the part of the Company or any of its Subsidiaries for repayment in accordance with clause (xvi) of the proviso to Section 6.5(a)(iv), (18) participating in litigation and other legal proceedings to enforce rights and claims and defend against claims asserted against them, (19) engaging in ordinary course business activities consistent with the activities of special purpose holding companies required on a day-to-day basis such as the filing of tax returns, filing of corporate documentation and other activities of similar nature and (20) with respect to the Company, entering into and performing its obligations relating to any Permitted Company L/C or Permitted Excess Cash Flow L/C; provided, that following the third anniversary of the Effective Date, no Consent shall be required for the Company or its subsidiaries to issue and sell up to 49% of the limited partnership interests in CCFC for cash (at Fair Market Value) if and for so long as the Company, directly or indirectly, continues to control CCFC and any proceeds from the issuance or sale of such limited partnership interests are applied as provided in Section 5.4 of this Agreement;
                         (vii) The Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, incur, create, assume or permit to exist any Indebtedness or other financial obligations (including preferred stock), except (without duplication) Indebtedness and other financial obligations

(including preferred stock) (a) (1) with respect to CCFC and its Subsidiaries, Indebtedness and Obligations existing on the Effective Date represented by the Notes Obligations and the Term Loan Obligations incurred under the CCFC Debt Documents (for avoidance of doubt, less any principal payments on, or repayments of, such indebtedness), and (2) with respect to the Company, represented by the Redeemable Preferred Shares issued on the Effective Date and (without duplication) any Additional Redeemable Preferred Shares issued pursuant to Section 2.1(c) hereof, (b) with respect to CCFC and its Subsidiaries, Indebtedness that constitutes Permitted Refinancing Debt in respect of Indebtedness in existence and referred to under subclause (a)(1) or incurred under this subclause (b) of this Section 6.5(a)(vii), (c) Indebtedness between and among CCFC and its Subsidiaries; provided that (1) any subsequent transfer of any equity in any Person that results in such Indebtedness being held by a Person other than CCFC or its Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either CCFC or its Subsidiaries, shall be deemed in each case to constitute an incurrence of Indebtedness that was not permitted without the Consent of a Majority in Interest of Redeemable Preferred Shares pursuant to this subclause (c), (d) Indebtedness or other financial obligations of CCFC and its Subsidiaries permitted by clauses (8), (9), (10) and (11) of the definition of Permitted Debt, (e) with respect to CCFC and its Subsidiaries, financial obligations under any Major Project Document as in effect on the Effective Date (or as amended in accordance with the CCFC Debt Documents and this Agreement), (f) with respect to CCFC and its Subsidiaries, financial obligations under contracts, agreements, purchase orders, bids and other instruments that do not constitute Indebtedness or Obligations in respect thereof or any type of Prepayment Transaction and are otherwise in the ordinary course of business of CCFC and its Subsidiaries and permitted by the other provisions of this Agreement and (g) with respect to the Company, entering into bank reimbursement arrangements with respect to any Permitted Company L/C or Permitted Excess Cash Flow L/C, and with respect to CCFC, entering into bank reimbursement arrangements with respect to any Permitted CCFC L/C; provided, that for avoidance of doubt, if the Company issues or sells any Additional Preferred Shares pursuant to Section 2.1(c), any payments on Indebtedness or other Obligations under the CCFC Debt Documents that served to provide a basis for such issuance or sale in accordance with Section 2.1(c) may not be refinanced, replaced or reborrowed;
                         (viii) The Common Member shall not and the Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, fail to observe or perform, or take any action or fail to act in any manner that would result in, non-compliance in any material respect by the Common Member, the Company or any other party thereto with, any provision or terms of any Preferred Membership Interest Subscription Agreement, dated as of October 14, 2005, among the Company and the other subscriber(s) named therein;
                         (ix) The Common Member shall cause the Company not to, and the Company shall not, open or maintain a bank account at any financial institution other than (a) the Company’s primary bank account established by the Board into which funds of the Company are deposited and (b) bank accounts required for a Permitted CCFC L/C, Permitted Company L/C or Permitted Excess Cash Flow L/C, as the case may be (the “Company Accounts”);
                         (x) The Common Member shall cause the Company and its Subsidiaries (other than CCFC and its Subsidiaries) not to, and the Company shall not and shall cause its Subsidiaries (other than CCFC and its Subsidiaries) not to, make any Preferred Restricted Payment other than as permitted or required by Article IV or Article V hereof;
                         (xi) The Common Member shall cause the Company and its Subsidiaries (other than CCFC and its Subsidiaries) not to, and the Company shall not and shall cause its Subsidiaries (other than CCFC and its Subsidiaries) not to, make any Investment other than (a) as permitted under clause 6.5(a)(vi) of this Agreement and (b) in cash in Cash Equivalents;
                         (xii) The Common Member shall cause the Company and GP not to, and the Company and GP shall not, permit GP to (a) receive any payments Calpine makes as a guarantor of the lender’s obligations under the Working Capital Facility unless such payments are in the form of a capital contribution to the common equity of GP from Calpine or its Subsidiaries (other than the Company or its Subsidiaries) that creates no obligation for repayment or (b) transfer any obligations owed to it under the Working Capital Facility to any other Person; and
                         (xiii) The Common Member shall cause the Company and its Subsidiaries not to, and the Company shall not, and shall cause its Subsidiaries not to file a petition seeking, or consent to, for or on behalf of the Company, GP or LP, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, GP or LP or a substantial part of any of their property or take any similar action.
               (b) [Reserved.]
               (c) Survival of Covenants. Notwithstanding anything to the contrary contained herein or in the CCFC Debt Documents and notwithstanding the occurrence of any repayment, redemption, satisfaction, termination or similar event in relation to any CCFC Debt Document or the obligations thereunder, the Common Member and Redeemable Preferred Members agree that the Company’s obligations under this Agreement shall continue as though the CCFC Debt Documents remained in full force and effect until the Redeemable Preferred Shares Redemption Date.
               (d) Limitation on Liability. During a Voting Rights Period, the obligations of the Common Member to comply with its covenants set forth in Sections 6.4 and 6.5 of this Article VI shall immediately terminate and the Common Member shall have no liability to the Company, any Member or any other Person bound by this Agreement for any failure to satisfy any such obligations during such period. Notwithstanding any other provision of this Agreement, the Common Member and its respective officers, directors, trustees, members, partners, employees or agents, and any of their heirs, executors, successors and assigns (the “Common Member Parties”), shall not be liable to the Company, any Member or any other Person bound by this Agreement for any breach of the covenants set forth in Section 6.4 or this Section 6.5, or for any act or omission by such Person in connection with the conduct of affairs of the Company, in each case unless such act or omission was finally determined by a court of competent jurisdiction to be the result of fraud, willful misconduct or bad faith of any of the respective Common Member Parties with respect to the Common Member.
      6.6 Matters Requiring Independent Director Approval. Notwithstanding any other provision of this Agreement and any provision of law that so empowers the Company, none of the Company, the Members, the Board, or any other Person shall have authority to cause the Company to, and the Company shall not, without the affirmative vote or prior written Consent of both Independent Directors:
               (a) institute proceedings to have the Company adjudicated bankrupt or insolvent;
               (b) consent to the institution of bankruptcy or insolvency proceedings against the Company;
               (c) file a petition seeking, or consent to, for or on behalf of the Company, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency;
               (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property;
               (e) make any assignment for the benefit of the Company’s creditors;
               (f) admit in writing the Company’s inability to pay its debts generally as they become due;
               (g) take any corporate or limited liability company action in furtherance of any such action described in clauses (a) through (f) above;
               (h) to the fullest extent permitted by law, dissolve or liquidate the Company; or
               (i) amend the definition of Independent Director or any of Sections 6.1, 6.2(a), 6.2(c), 6.3, 6.6, 6.8, 7.1, 10.1, 10.9 or 10.13 hereof.
      6.7 Officers; No Employees.
               (a) Designation of Officers. The Board may, from time to time, designate one or more officers of the Company (“Officers”) with such titles as may be designated by the Board to act in the name of the Company with such authority under Section 6.1 as may be delegated to such Officer by the Board. All Officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of any Officer may be suspended by the Board with or without cause. Unless otherwise specified by the Board or this Agreement, Officers shall have the rights, duties and obligations of officers with comparable titles of corporations organized under the General Corporation Law of the State of Delaware.

               (b) Removal of Officers. Any Officer may be removed, with or without cause at any time, and immediately by the Board.
               (c) Transition. Each Officer so removed shall cooperate with the Board or other Officers not removed from time to time, as may be reasonably requested of him or her, with respect to the management of the Company.
               (d) No Employees. The Company shall have no employees.
      6.8 Limitation of Director and Officer Liability.
               (a) General. Notwithstanding any provision herein, the Directors and Officers shall not be liable to the Company or any Member for any act or omission by such Person in connection with the conduct of affairs of the Company or otherwise incurred in connection with the Company or this Agreement or the matters contemplated herein, in each case unless such act or omission was the result of fraud, willful misconduct or breach of the fiduciary duties (as modified by this Agreement) described in Section 6.1(b) or 6.7(a).
               (b) Indemnification. The Company shall, solely from assets of the Company and without recourse to any Member, indemnify, defend and hold harmless each Director and Officer for any and all claims or threats thereof, expenses and liabilities or threats thereof (including reasonable attorneys’ fees and costs of investigation and defense relating to the Company) which such Director or Officer may incur by reason of being a Director or Officer (regardless of the disclosure or lack of disclosure of such status) or by virtue of taking any action pursuant to this Agreement in such capacity unless such claim, expense or liability is caused by an act or omission performed or omitted by the Director or Officer that is the result of fraud, willful misconduct or breach of the fiduciary duty (as modified by this Agreement) described in Section 6.1(b) or Section 6.6(a) hereof. Expenses incurred by a Director or Officer in defense or settlement of any claim that may be subject to indemnification shall be advanced by the Company prior to the final disposition thereof upon (i) receipt of an undertaking by or on behalf of such Director or Officer to repay such amount to the extent that it shall be determined ultimately that such Director or Officer is not entitled to indemnification and (ii) a reasonable determination by the Board that such Director or Officer, or someone on his or her behalf, is able to repay such amounts under such circumstances.
               (c) Limitation of Duties. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Directors otherwise existing at law or in equity, are agreed by each of the Members and the Directors to modify, to that extent, such duties and liabilities. To the fullest extent permitted by law, the Directors’ duties are limited to those set forth in this Agreement and do not include any fiduciary duties to the Members or the Company that are not expressly set forth herein.
      6.9 Company Funds and Disbursements. The Board shall establish the Company Accounts for the Company and cause the funds of the Company to be deposited in the Company Accounts, or invested in interest-bearing or non-interest-bearing investments in each case approved by the Board, all subject to the requirements of this Agreement.

      6.10 Company Opportunities; Fiduciary Duties; Non-Compete.
               (a) Intention of Parties. In anticipation that the Company, the Members, the Directors and their respective Affiliates may engage in the same or similar activities or lines of business and have an interest in the same areas of business opportunities, and in recognition of the benefits to be derived by the Company through its continued contractual, limited liability company or corporate and business relations with the Directors, the provisions of this Section 6.10 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Directors and the Members and the powers, rights, duties and liabilities of the Company, the Directors and the Members, in all cases except as otherwise expressly limited by this Agreement.
               (b) Definitions. For purposes of this Section 6.10 only: (i) the term “Company” means the Company and all its Affiliates and (ii) the term “Member” means a Member and all its Affiliates.
               (c) No Corporate Opportunity or Similar Duty. The Members shall have no duty (fiduciary or otherwise) to refrain from engaging in the same or similar activities or lines of business as the Company, and a Member shall not be liable to the Company, any Director or the other Members by reason of any such activities of such Member. In the event that a Member acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Member and the Company, such Member shall have no duty (fiduciary or otherwise) to communicate or offer such business opportunity to the Company and shall not be liable to the Company, any Director or any other Member by reason of the fact that such Member pursues or acquires such business opportunity for itself, directs such opportunity to another Person, or does not communicate information regarding such opportunity to the Company. The foregoing provisions of this Section 6.9(c) apply in like manner to each Director and his or her relations with the Company and the Members.
                   (d) Continuance of Provisions. Neither the alteration, amendment or repeal of this Section 6.10 nor the adoption of any provision inconsistent with this Section 6.10 shall eliminate or reduce the effect of this Section 6.10 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 6.10, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
      6.11 Special Purpose Entity. The Company and each Segregated Subsidiary shall at all times:
               (a) not commingle its assets with the assets of the Members, its Affiliates or any other Person and not maintain any assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of the Members or its Affiliates or any other Person;
               (b) practice and adhere to organizational formalities, such as maintaining appropriate books, records and accounts separate from those of any other Person;

               (c) conduct its affairs and observe all procedures required by its organizational documents and applicable law, including with respect to the Company, this Agreement and the LLC Act;
               (d) act solely in its corporate or legal name and through its duly authorized directors, officers or agents in the conduct of its business;
               (e) manage its business and affairs by or under the direction of its board of directors or similar governing body;
               (f) ensure that directors, officers or Members (as applicable and where required) duly authorize all of its actions;
               (g) ensure that title to all real and personal property acquired by the Company be acquired, held and conveyed in the name of the Company;
               (h) maintain at least two Independent Directors;
               (i) preserve and maintain its material rights, privileges, licenses and franchises;
               (j) not engage in any activity other than those activities expressly permitted under its organizational documents, including, with respect to the Company, under this Agreement and not enter into any agreement other than the agreements that are approved by its directors (or equivalent, if any) or Members (as applicable and where required);
               (k) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could (either individually or in the aggregate) have a material adverse effect on the Company;
               (l) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its assets prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;
               (m) maintain all of its assets used or useful in its business in good working order and condition, ordinary wear and tear excepted;
               (n) comply with GAAP in all financial statements and reports required of such entity and such financial statements and reports will be issued separately from, but may be consolidated with, any financial statements or reports prepared for, any Member or the Company’s Affiliates; provided that such financial statements or reports may be consolidated if the separate existence of such entity and the Segregated Subsidiaries and its assets are clearly noted therein;
               (o) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied and maintain such records and books of account separate from those of the Members or the Company’s Affiliates and maintain telephone numbers, mailing addresses, stationery, checks and invoices and other business forms that are separate and distinct from those of the Members and their Affiliates;
               (p) be adequately capitalized to engage in its business separate from Calpine and the Calpine Affiliates, including, with respect to the Company, the transactions contemplated in this Agreement, and remain solvent; provided the foregoing shall not be construed as imposing an obligation on any Member to contribute or loan additional capital, property or services to the Company;
               (q) maintain its assets in a manner that facilitates their identification and segregation from those of the Members, Calpine and the Calpine Affiliates;
               (r) maintain bank accounts or other depositary accounts separate from the Members, their Affiliates, Calpine and the Calpine Affiliates;
               (s) with respect to the Company, conduct its affairs strictly in accordance with this Agreement, and strictly observe all necessary, appropriate and customary formalities, corporate or otherwise, in any dealings with, the Members, their Affiliates, Calpine or the Calpine Affiliates, and no funds or other assets of the Company will be commingled or pooled with those of the Members or their Affiliates. The Company will not maintain joint bank accounts or other depository accounts with the Members or their Affiliates;
               (t) make all decisions with respect to its business and daily operations independently, though the board of directors (or similar governing body) or officers making any particular decision may also be employees, officers, directors or managers of the Members, their Affiliates, Calpine or the Calpine Affiliates;
               (u) ensure that its funds will not be diverted to the Members or their Affiliates without consent and authority of its board of directors (or similar governing body) and that such funds will not be commingled with the funds of the Members or their Affiliates;
               (v) fairly compensate its directors (members of any similar governing body) and officers from its own funds for time spent working on the business or affairs of the Company;
               (w) ensure that all material transactions between the Company or the Segregated Subsidiaries, on the one hand, and Calpine and the Calpine Affiliates, on the other hand, whether currently existing or hereafter entered into, will be only on an arm’s length basis;
               (x) not have any liabilities assumed or guaranteed by any Member, Calpine or the Calpine Affiliates, other than Permitted Calpine Financial Assistance, and not hold itself out as being responsible for the debts of Calpine or any Calpine Affiliates;

               (y) cause each Segregated Subsidiary directly or indirectly controlled by the Company to comply with the provisions of this Section 6.11 and take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to ensure that the Company and the Segregated Subsidiaries directly or indirectly controlled by the Company are operated in such a manner that the separate legal existence of the Company and such Segregated Subsidiaries would not be disregarded in the event of the bankruptcy or insolvency of the Company and the Calpine Affiliates; provided that CCFC and its subsidiaries shall not be required to amend any of their organizational documents or take or refrain from taking any other action if prohibited from doing so by the terms of the CCFC Documents as in effect on the Effective Date;
               (z) account for and manage all of its liabilities separately from those of Calpine and the Calpine Affiliates, and pay its own liabilities out of its own funds;
               (aa) allocate, fairly and on an arm’s length basis, all shared operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintain an arm’s length relationship with Calpine and the Calpine Affiliates;
               (bb) refrain (to the extent permitted by law) from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Calpine or any of the Calpine Affiliates to substantively consolidate the assets and liabilities of the Company or any Segregated Subsidiary with those of Calpine or any Calpine Affiliate;
               (cc) not acquire, directly or indirectly, obligations or securities of the Members, their Affiliates, Calpine or any Calpine Affiliate, other than Permitted Calpine Debt;
               (dd) hold itself out as a separate legal Person and correct any known misunderstanding regarding its separate identity;
               (ee) not borrow any money or accept any credit or direct or indirect financial assistance from any Member, Calpine or any Calpine Affiliate other than Permitted Calpine Financial Assistance and amounts payable or receivable under arm’s length contracts for goods and services; and
               (ff) not lend any money or extend any credit or direct or indirect financial assistance to any Member, Calpine or any Calpine Affiliate other than Permitted Calpine Debt and amounts payable or receivable under arm’s length contracts for goods or services, and except for dividends or other distributions paid to Members as contemplated by this Agreement.
      The failure of the Company to comply with any of the foregoing provisions of this Section 6.11 shall not affect the status of the Company as a separate legal Person or the limited liability of the Members, their Affiliates or the Directors or Officers.

ARTICLE VII.
DISSOLUTION AND TERMINATION
      7.1 Events of Dissolution. The Company shall be dissolved upon the first to occur of the following:
               (a) for so long as any Redeemable Preferred Shares are issued and outstanding, the affirmative vote to dissolve of a Majority in Interest of the Common Shares and the Redeemable Preferred Shares, with the Consent of both Independent Directors;
               (b) entry of a decree of judicial dissolution under the LLC Act; or
               (c) any other event that causes a dissolution of the Company because the LLC Act mandates dissolution upon the occurrence of such other event, notwithstanding any agreement to the contrary, unless the Company is continued without dissolution in accordance with this Agreement or the LLC Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.
      7.2 Procedures Upon Dissolution.
               (a) General. If the Company dissolves, the Company shall commence winding up pursuant to the appropriate provisions of the LLC Act and the procedures set forth in this Section 7.2. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company shall continue to be governed by this Agreement.
               (b) Control of Winding Up. The winding up of the Company shall be conducted under the direction of the Board (the Board in such capacity hereinafter referred to as the “Liquidator”); provided, however, that if the dissolution is caused by entry of a decree of judicial dissolution pursuant to Section 7.1(b), the winding up shall be carried out in accordance with such decree.
               (c) Manner of Winding Up. The Company shall engage in no further business following dissolution other than that necessary for the orderly winding up of the business and distribution of assets. The maintenance of offices shall not be deemed a continuation of the business for purposes of this Section 7.2(c). Upon dissolution of the Company, the Liquidator shall determine the time, manner and terms of any sale or sales of Company property pursuant to such winding up, consistent with its fiduciary responsibility (as modified by this Agreement) and having due regard to the activity and condition of the relevant market and general financial and economic conditions. Upon completion of winding up of the Company, the Liquidator shall cause to be filed a certificate of cancellation in accordance with the LLC Act.
               (d) Application of Assets. In the case of a dissolution, liquidation, winding up or other return of capital of the Company, the Company’s assets shall be applied as follows:
                         (i) First, to satisfaction of the liabilities of the Company owing to third parties to the extent permitted by law, whether by payment or reasonable provision for payment. The Liquidator is authorized to set up such reserves as are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company. Such reserves may be paid over by the Liquidator to an escrow holder or trustee, to be held in escrow or trust for the purpose of paying any such contingent, conditional or unmatured liabilities or obligations, and, at the expiration of such period as the Liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 7.2(d)(ii), (iii) and (iv) below;
                         (ii) Second, proportionately to the Redeemable Preferred Members to the extent of any accrued but unpaid Redeemable Preferred Dividends;
                         (iii) Third, proportionately to the Redeemable Preferred Members to the extent of their respective amounts of Redeemable Preferred Paid-up Value;
                         (iv) Fourth, to the Common Member.
      7.3 Termination of Company. Upon the completion of the liquidation of the Company and the distribution of all Company assets, the Company’s affairs shall terminate and the Liquidator shall cause to be executed and filed an appropriate certificate, if required, to such effect in the proper governmental office or offices, as well as any and all other documents required to effectuate the termination of the Company. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided for in the LLC Act.
      7.4 Continuation of Company. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not in and of itself dissolve upon the Bankruptcy, dissolution or dissociation of any Member. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
ARTICLE VIII.
BOOKS, RECORDS AND INFORMATION; FINANCIAL MATTERS
      8.1 Accounting and Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year or such other year selected by the Board and permitted by the Code or the Regulations. Unless otherwise provided herein, the Company’s books of account shall be maintained in accordance with GAAP; provided, however, that for purposes of making allocations and distributions hereunder, Capital Accounts and Net Profits, Net Losses and other items shall be determined in accordance with federal income tax accounting principles utilizing the accrual method of accounting, with the adjustments required by Regulations section 1.704-1(b) to properly maintain Capital Accounts. Each Member acknowledges that the Capital Account balances of the Members for the purposes described in the preceding sentence are not computed in accordance with GAAP.
      8.2 Books and Records. At all times until the dissolution and termination of the Company, the Company shall maintain proper and complete books of account which show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the conduct of the business of the Company. In addition, the Company shall keep and maintain in its principal office all records required to be kept and maintained in accordance with all applicable laws. Without limiting the rights of either the Company and its representatives, or the Members, under Section 18-305 of the LLC Act, the Company shall make historical information available for inspection and copying upon reasonable notice by any Member or its representative at any reasonable time during business hours and at such Member’s expense for any purpose reasonably related to the Member’s interest in the Company.
      8.3 Financial Statements. The Members acknowledge the obligation of the Company to deliver financial statements and related information concerning the Company as provided in Section 6.4.
      8.4 Other Information. The Company shall use its reasonable efforts to cause to be delivered to any Member such other information as such Member may reasonably request for the purpose of enabling it to comply in a timely manner with any reporting or filing requirements imposed by any statute, rule, regulation or otherwise by any Governmental Authority.
      8.5 Confidentiality. Each Member shall hold all non-public information regarding the Company and its business confidential, it being understood and agreed that, in any event, a Member may make:
            (i) in compliance with Article IX hereof, disclosures of such information to Affiliates of such Member and to their agents and advisors, provided that such Affiliates, agents and advisors agree to keep such information confidential in accordance with the requirements of this Section 8.5;
            (ii) disclosures of such information reasonably required by any bona fide or potential assignee or transferee of a Membership Interest in connection with the contemplated assignment or transfer by such Member of any its Membership Interests herein, provided that such assignees or transferees agree to keep such information confidential in accordance with the requirements of this Section 8.5;
            (iii) disclosures required or requested by any Governmental Authority or representative thereof or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law or court order, each such Member shall make reasonable efforts to notify the Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Member by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and
            (iv) disclosures of information that is generally known to the public at the time of disclosure or becomes generally known to the public other than as a result of a disclosure by the Member or its representatives.
      8.6 Tax Matters.
        (a) Status of the Company. The Company and each Member acknowledge that, as of the Effective Time, the Company is a partnership for U.S. federal and state income and franchise tax purposes and hereby agree not to make any election, or take any other action, that would cause the Company to be treated as other than a partnership for federal, state or local tax purposes, including any action that would result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Regulations. Each Member further agrees not to elect for the Company to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute. Neither this Agreement nor the treatment of the Company as a partnership under the Code shall be deemed to create a partnership among the Members for any other purpose whatsoever.
        (b) Tax Elections and Reporting.
                  (i) Generally. The Board shall cause the Company to make all such elections under the Code or Regulations as the Board may choose in its reasonable discretion.
                  (ii) Tax Information. No later than the due date for the Company’s U.S. federal income tax returns (determined with regard to extensions) for such Fiscal Year (but in any event no later than seven (7) months following the end of such Fiscal Year), each Person who was a Member at any time during the Fiscal Year shall be provided with an information letter (containing such Member’s Form K-1 or comparable information) with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for such Fiscal Year, together with any other information concerning the Company necessary for the preparation of a Member’s U.S. federal income tax return(s).
                  (iii) Company Tax Returns. A firm of certified public accountants selected by the Board shall, if the Board so determines, be retained to prepare or review the necessary federal income tax returns and information returns for the Company. Any such tax returns not prepared or reviewed by the firm of certified public accountants, and all other tax returns, shall be prepared in a manner directed by the Board. Each Member shall provide such information, if any, as may be needed by the Company for purposes of preparing such tax and information returns, provided that such information is readily available from regularly maintained accounting records.
                  (iv) Tax Audits. The Common Member shall be the “tax matters partner,” as that term is defined in Code section 6231(a)(7) (the “Tax Matters Member”) with all of the rights, duties and powers provided for in sections 6221 through 6234, inclusive, of the Code. The Tax Matters Member shall promptly deliver to each Member a copy of all notices and communications with respect to income or similar taxes received from the Internal Revenue Service or other taxing authority relating to the Company which might materially adversely affect such Members, and shall keep such Members advised of all significant developments in such matters coming to the attention of the Tax Matters Member. All costs incurred by the Tax Matters Member and its Affiliates in performing the Tax Matters Member’s obligations (including reasonable allocable internal personnel costs and reasonable disbursements, subject to a right of audit of such costs and disbursements at the direction of the Entire Interest of the Redeemable Preferred Shares with the costs and expenses for such audit to be paid by the holders of Redeemable Preferred Shares in proportion to the proportions in which they hold Redeemable Preferred Shares, unless the audit discloses a 10% overstatement of such costs and disbursements in which event the Tax Matters Member shall bear the costs and expenses of such audit), and all fees and expenses incurred in connection with directing the defense of any claims made by the Internal Revenue Service or other taxing authority (to the extent that such claims relate to the adjustment of Company items), shall be borne by the Company. Neither the Tax Matters Member nor the Company shall be liable for any additional tax, interest or penalties payable by a Member or any costs of separate counsel chosen by such Member to represent the Member with respect to any aspect of any challenge by a taxing authority.
        (c) C Corporation Status. Without the Consent of a Majority In Interest of the Redeemable Preferred Members, the Common Member shall not, and shall not permit any of its subsidiaries to, and the Company shall not and shall not permit any of its subsidiaries to, without the express prior written consent of the Entire Interest of the Redeemable Preferred Shares, take any action to alter the classification of Calpine CCFC GP, Inc. or Calpine CCFC LP, Inc. as C corporations for United States federal income tax purposes (including by merging, converting or liquidating such entities into another entity that for United States federal income tax purposes is not a C corporation).
ARTICLE IX.
TRANSFER RESTRICTIONS
      9.1 Transfers of Shares.
               (a) General. Subject to Section 9.2, a Member (including a Substitute Member) may Transfer (subject to Section 6.5(a)(vi) hereof) all or any portion of its Shares in the Company, but only if the following conditions to Transfer have been satisfied:
                         (i) such Transfer is not to a Prohibited Transferee;
                         (ii) with respect to any Redeemable Preferred Member, such Transfer shall be of not less than 500 Redeemable Preferred Shares, or if lesser, all of such Redeemable Preferred Member’s remaining Redeemable Preferred Shares;
                         (iii) the instrument of Transfer has been delivered to the principal office of the Company or such other place designated by the Board;
                         (iv) the Transferor has held the Company and non-transferring Members harmless from all costs, expenses or liabilities (including reasonable attorneys’ fees and disbursements) incurred by the Company and non-transferring Members in connection with the Transfer;
          (v) the Transfer shall not result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations;
          (vi) such Transfer, under any applicable non-U.S. laws specifically applicable to the distribution of securities in the public markets, in the written opinion of legal counsel in the relevant jurisdiction, shall not require the Company to issue a prospectus or registration statement in respect of such Redeemable Preferred Shares;
          (vii) such Transfer shall not be to a Person who is (i) an employee benefit plan (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) a plan described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, (iii) a plan, individual retirement account or other arrangement subject to provisions of federal, state, local, non-United Sates or other laws, rules and regulations that are similar to fiduciary and prohibited transaction provisions of ERISA and the Code, or (iv) an entity whose underlying assets include assets of any of the foregoing by reason of a plan’s direct or indirect investment in such entity;
          (viii) such Transfer shall not cause any Independent Director to cease being qualified as such; and
          (ix) with regard to the securities laws of the United States of America, including without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), such Transfer shall meet one of the following criteria:
               (1) be to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A;
               (2) be an “offshore transaction” complying with Rule 904 of Regulation S under the Securities Act (if available);
               (3) be pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available and upon delivery of an opinion of counsel in a form reasonably satisfactory to the Board); or
               (4) be in a sale to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) pursuant to an exemption from registration under section 4(1) of the Securities Act (if available and upon delivery of an opinion of counsel in a form reasonably satisfactory to the Board).

               (b) Void Transfers. To the fullest extent permitted by law, any purported Transfer that fails to comply with the conditions set forth in Section 9.1(a) shall be void ab initio and of no force or effect.
               (c) Transfers By Change of Control of Redeemable Preferred Member. For purposes of this Article 9, any change of control with respect to a Redeemable Preferred Member which occurs at the level of an entity, all or substantially all of the assets of which consist, directly or indirectly, of an interest in the Company, shall be considered to be a Transfer.
     9.2 Rights of Assignee. Subject to Section 2.1(a)(ii), until such time, if any, as a transferee of any permitted Transfer pursuant to this Article IX is admitted to the Company as a Substitute Member pursuant to Section 9.3(d): (i) such transferee shall be an Assignee only, as the holder of an Economic Interest, and only shall receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar items to which the Member which Transferred its Shares would be entitled; and (ii) such Assignee shall not have, and shall not be entitled or enabled to exercise, any other rights or powers of a Member including voting or consent rights (whether such rights arise hereunder, under the LLC Act or otherwise), such other rights remaining with the transferring Member, and shall have no rights or remedies with respect to the Company or the Common Member (but only with respect to the transferring member, if any). In such a case, the transferring Member shall remain a Member even if it has Transferred its entire Economic Interest in the Company to one or more Assignees. In the event any Assignee desires to make a further assignment of any Economic Interest in the Company, such Assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.
     9.3 Admission of Assignees as Substitute Members; Registration of Transfer on Company’s Books and Records.
          (a) Conditions to Admission as Substitute Member. Subject to Section 9.3(b), an Assignee shall become a Substitute Member, and the Transfer of Shares to such Assignee shall be registered on the Company’s books and records, including the Register of Members, only if and when each of the following conditions is satisfied:
               (i) the assignor of the Shares transferred sends written notice to the Board requesting the admission of the Assignee as a Substitute Member and setting forth the name and address of the Assignee, the Shares transferred and the effective date of the Transfer;
               (ii) the Board receives from the Assignee written instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a Substitute Member that are in a form reasonably satisfactory to the Board; and
               (iii) the Board receives from the proposed assignor and/or assignee reasonably satisfactory representations and/or information:
                    (1) as to reasonably satisfy the Board that the Transfer and admission to the Company as a Substitute Member will not conflict with the requirements of

Section 9.1 as if such requirements applied at the time of the admission of such Assignee as a Substitute Member; and
                    (2) as are reasonably required by the Company to enable it to satisfy all “know your customer” and anti-money laundering laws, orders, rules and regulations.
          (b) Transfers of Common Shares by Common Member and Admission of Substitute Member. Upon the Transfer (other than a pledge or encumbrance) of Common Shares by a Common Member and the request for admission of the Assignee thereof as a Substitute Member in accordance with Section 9.3(a) hereof, the Transferor shall deliver its Common Share Certificate(s) to the Company for cancellation (endorsed on the reverse side thereof or endorsed on a separate document), and, upon the Company’s registering of the Transfer on the Register of Members and in connection with the valid admission of the Substitute Member, the Company shall issue a new Common Share Certificate to the Substitute Member for the number of Common Shares being Transferred and, if applicable, cause to be issued to the transferor Common Member a new Common Share Certificate for the Common Shares that were represented by the canceled Common Share Certificate and that are not being Transferred; provided, that, the Company shall have no duty to register the Transfer unless the requirements of Section 8-401 of the UCC as in effect in the State of Delaware are satisfied.
          (c) Refusal to Transfer. If, as a result of the failure to satisfy any of the conditions set forth in Section 9.3(a) or 9.3(b), the Board refuses to register a Transfer of Shares, it shall, within five Banking Days after the date on which the instrument of Transfer was delivered to the Company or its agent, send to the transferor and the transferee notice of the refusal.
          (d) Retention of Transfer Instrument. The Company shall be entitled to retain any instrument of Transfer which is registered but any instrument of Transfer which the Board refuses to register shall be returned to the Person who delivered such instrument to the Company when notice of the refusal is given.
          (e) Admission of Substitute Member. Upon the admission of any Substitute Member, the Register of Members shall be amended to reflect the name, address and Shares of such Substitute Member and to eliminate or adjust, if necessary, the name, address and Shares of the predecessor of such Substitute Member.
     9.4 Withdrawal of Members.
          (a) Cessation of Membership After Transfer of Shares. If a Member has transferred all of its Shares in the Company to one or more Assignees, then such Member shall without further act be deemed to have resigned from the Company if and when all such Assignees have been admitted as Substitute Members in accordance with this Agreement. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member. So long as a Member continues to own or hold any Shares, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company, and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void.
          (b) Cessation of Membership After Full Redemption or Repurchase. If all the Redeemable Preferred Shares of a Redeemable Preferred Member have been fully redeemed or repurchased in accordance with the terms of this Agreement, such Redeemable Preferred Member shall cease to be a member of the Company automatically without any further action required by the Company, such withdrawing Redeemable Preferred Member or any other Member.
          (c) Conversion of Membership Interest. Upon the Incapacity of a Member, such Incapacitated Member’s Membership Interest shall automatically be converted to an Economic Interest only, and such Incapacitated Member (or its executor, administrator, trustee or receiver, as applicable) shall thereafter cease to be a member of the Company and shall be deemed an Assignee for all purposes hereunder, with the same Economic Interest as was held by such Incapacitated Member prior to its Incapacity, but without any other rights of a Member unless the holder of such Economic Interest is admitted as a Substitute Member in accordance with this Agreement.
     9.5 Delivery of Information. The Company will promptly furnish or cause to be furnished to the Redeemable Preferred Members and, upon request of holders and prospective purchasers of Redeemable Preferred Shares, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Redeemable Preferred Shares pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Redeemable Preferred Shares.
ARTICLE X.
MISCELLANEOUS PROVISIONS
     10.1 Amendment. Except as otherwise provided herein, any amendment to this Agreement must be in writing and approved by the Consent of a Majority in Interest of the Common Shares and Redeemable Preferred Shares; provided, however, that without the Consent of the Entire Interest of the Redeemable Preferred Members, no amendment, modification or termination of any provision of this Agreement related to (i) the payment of Redeemable Preferred Dividends or the making of any Redemption/Repurchase Payments to the Redeemable Preferred Members or (ii) any provision of this agreement that requires or references the requirement of the Consent of the Entire Interest of the Redeemable Preferred Shares, shall be effective.
     10.2 Disclaimer of Agency. This Agreement does not create any relationship among the Members beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any Member the legal representative or agent of the other, nor shall any Member have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Member or the Company.

     10.3 Notices and Information. Any notice, demand, offer, or other instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall, to the extent reasonably practicable, be sent by telecopy, and if not reasonably practicable to send by telecopy, then by hand delivery, overnight courier, telegram or certified mail (return receipt requested), to the other parties at the addresses set forth in the Register of Members. Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received: (i) if sent by hand, overnight courier or telegram, the date when duly delivered at the address of the recipient; (ii) if sent by certified mail, the date of the return receipt; or (iii) if sent by telecopy, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient’s telecopy number. The Company may distribute information to Members through electronic means, including through websites.
     10.4 Consequential Damages. To the fullest extent permitted by law, neither the Company nor any Member shall be liable to any other Member or the Company for special, indirect or consequential damages resulting or arising out of this Agreement, including loss of profit.
     10.5 Counterparts. The Members may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by all the Members; each counterpart shall be deemed an original instrument as against any Member who has signed it.
     10.6 No Right to Partition. No Member shall have the right to bring an action for partition against the Company. Each of the Members hereby irrevocably waives any and all rights which it may have to maintain an action to partition Company property or to compel any sale or transfer thereof.
     10.7 Additional Documents; Further Assurances. Each Member shall execute, with acknowledgment or affidavit, if required or deemed appropriate, any and all documents and writings that may be necessary or expedient in connection with the creation of the Company and the achievement of its Purpose, specifically including (i) such certificates and other documents as the Board deems necessary or appropriate to form, qualify or continue the Company as a limited liability company (or a company in which the Members have limited liability) in all jurisdictions in which the Company conducts or plans to conduct business and (ii) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America, the States of Delaware and California, or any other state in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof. The Members, from time to time, at the Company’s request, shall execute, acknowledge and deliver such other documents, instruments, certifications and assurances, and take such other actions, as the Company may reasonably require to effectuate the purpose of this Agreement, or to better enable the Company to complete, perform or discharge any of its obligations hereunder.
     10.8 Governing Law. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Delaware (excluding any conflict of law rules that would refer the matter to be decided to the laws of another jurisdiction).

     10.9 Binding Effect. This Agreement shall be binding on all successors and assigns of the Members and inure to the benefit of the respective successors and permitted assigns of the Members, except to the extent of any express contrary provision in this Agreement.
     10.10 Partial Invalidity. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired, or invalidated by reason of such holding.
     10.11 Captions. Titles or captions of Sections or Articles contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
     10.12 No Rights in Third Parties. The provisions of this Agreement are for the exclusive benefit of the Members and their respective successors and permitted assigns. This Agreement is not intended to benefit or create rights in any other Person (including any governmental Person), including (a) any Person (including any governmental Person) to whom any debts, liabilities or obligations are owed by the Company, or any Member or (b) any liquidator, trustee or creditor acting on behalf of the Company. No such creditor or any other Person (including any governmental Person) shall have any rights under this Agreement, including rights with respect to enforcing the payment of capital contributions, unless specifically set forth herein or therein.
     10.13 No Title to Company Property. All property owned by the Company, whether real, personal or mixed, and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership interest or title in such property except indirectly through such Member’s ownership of Shares.
     10.14 Persons Not Named. Unless named in this Agreement, or unless admitted to the Company as a Member pursuant to the terms of this Agreement, no Person shall be considered a Member. The Company and the Members need deal only with Persons so named or admitted as Members; provided, however, that any distribution by the Company to the Persons shown on the Register of Members as a Member or its legal representative or the assignee of the right to receive Company distributions as herein provided, shall relieve the Company and the Member of all liability to any other Person who may be interested in such distribution by reason of any other assignment by the Member, bankruptcy of the Member or any other reason.
     [Signature page follows]

     IN WITNESS WHEREOF, the Members of CCFC Preferred Holdings, LLC have executed and delivered this Limited Liability Company Agreement as of the Effective Time.

Calpine CCFC Holdings, Inc.,
a Delaware corporation

By:	/s/ Zamir Rauf

Name:	Zamir Rauf

Title:	Senior Vice President

[Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement
of CCFC Preferred Holdings, LLC, dated as of October 14, 2005]

[REDEEMABLE PREFERRED MEMBER]

By:

Name:

Title:

Address:

.

.

Telephone number:
Facsimile number:

Number of Redeemable Preferred Shares
as of the Effective Date: *
[Signature Page to Second Amended and Restated Limited Liability Company Operating Agreement
of CCFC Preferred Holdings, LLC, dated as of October  , 2005]

*	This number will be reflected on the initial Register of Members established on the Effective Date and will be adjusted in the Register of Members as appropriate as set forth in this Agreement.

Schedule 1
CLAUSE (i) PROHIBITED TRANSFEREES
AEP
AES
Allegheny Energy
Allete
Ameren
ANP
Avista Energy
Bechtel
Bonneville Power
CalPeak Power, LLC
Central & Southwest
Centrica
Cinergy
Citizens Power
CLECO
CMS
Cogentrix
ConEdison
Constellation
Continental Cogeneration Services
Cummins West, Inc.
Dominion
DTE Energy
Duke Energy
Dynegy
Edison Mission
Edison International
El Paso Energy
Energy Management Inc.
Entergy Power
Exelon
First Energy
FPL Energy
Fresno Cogeneration Partners, LP
Harbert
Idaho Power
Indeck
InterGen North America
LADWP
LCRA
LG&E Energy
LS Power
MidAmerica
Mirant
National Energy & Gas Transmission, Inc.
Nevada Power
North American Power Group Ltd.
Northeast Utilities
NRG Energy
Oxbow
Pacificorp
Panda
Pinnacle West
PP&L Global
PPL Corporation
Progress Energy
Public Service Enterprise Group
Reliant Energy
Sempra
Sithe
Southern Company
TECO
Tenaska
Tractabel
TVA
TXU
Westar Energy
Wisconsin Electric
XCEL

Schedule 2
APPROVED DOCUMENTS
None.

Schedule 3
PERMITTED CCFC L/Cs ON THE EFFECTIVE DATE
None.

Schedule 4
PERMITTED COMPANY L/Cs ON THE EFFECTIVE DATE
None.

EXHIBIT A
ALLOCATION ADDENDUM
1. Defined Terms. The following capitalized words and phrases used in this Allocation Addendum shall have the meanings indicated, to the extent not otherwise defined in Section 1.8 of the Agreement:
     1.1 “Adjusted Capital Account” means, with respect to each Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after: (i) adding to such Capital Account the amount that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) subtracting from such Capital Account such Member’s share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     1.2 “Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2005, (ii) any subsequent twelve (12) month period commencing on the day after the last day of the prior Allocation Year and ending on December 31 of each subsequent year, or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Net Profits, Net Losses, and other items of Company income, gain, loss, or deduction pursuant to this Allocation Addendum.
     1.3 “Capital Account” means a capital account established and maintained for each Member with respect to the Company in which the Member has an interest in accordance with Regulations Section 1.704-1(b)(2)(iv). At the Effective Time, the initial Capital Account of each Redeemable Preferred Member shall equal the amount paid by such Member for its Redeemable Preferred Shares. At the Effective Time, (a) the Common Member shall be deemed to have contributed or sold to the Company, for federal income tax purposes, all of the assets owned by the Company, subject to all liabilities associated therewith, immediately prior to the Effective Time and (b) the Common Member’s initial Capital Account, after taking into account each of the (i) issuance of the Redeemable Preferred Shares and (ii) distribution to the Common Member under Section 4.2 of the Agreement (relating to the distribution of the net proceeds of the issuance of the Redeemable Preferred Shares), in each case, at or about the Effective Time, shall equal an amount determined by the Board to equal the Gross Asset Value of the equity interests in each of Calpine CCFC GP, Inc. and Calpine CCFC LP, Inc. plus any cash contributed to the Company by the Common Member less any liabilities secured by the Company’s assets or assumed by the Company in connection with the deemed contribution of such equity interests less any amount distributed to the Common Member at or about the Effective Time under Section 4.2 of the Agreement. The Capital Account shall thereafter be adjusted as follows:
          (i) To the Member’s Capital Account there shall be added (i) such Member’s additional Capital Contributions to the Company, (ii) such Member’s allocable share of Net Profits and any items in the nature of income or gain from the Company that are specially allocated to such Member under Section 2 and Section 3 of this Allocation Addendum, and (iii) the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member.

          (ii) From each Member’s Capital Account there shall be subtracted (i) the amount of money distributed and the Gross Asset Value of any Company property distributed from the Company to such Member, (ii) such Member’s allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member under Section 2 and Section 3 of this Allocation Addendum, and (iii) the amount of any liabilities of such Member assumed by the Company or that are secured by any Company property contributed by such Member to the Company.
          (iii) In the event a Membership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Membership Interest.
          (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations.
          (v) In conjunction with an adjustment to the adjusted tax basis of the Company’s Assets pursuant to Code Sections 732, 734 or 743, the Capital Accounts of the Members shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).
          (vi) The foregoing provisions and the other provisions of the Agreement and this Allocation Addendum relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent with such Regulations Section.
For the avoidance of doubt, any payment to a Redeemable Preferred Member in redemption of a Redeemable Preferred Share shall be treated as a distribution to such Member and reduce such Member’s Capital Account accordingly. In the event the Board shall determine in good faith and on a commercially reasonable basis that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Board may make such modification; provided that the Board shall promptly give each other Member written notice of such modification. The Board also shall, in good faith and on a commercially reasonable basis, (i) make any adjustments to the Capital Accounts that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations § 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications to the Capital Accounts (and, if necessary, the initial Gross Asset Value of the Company’s assets) in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations § 1.704-1(b) or in the event that adjustments to Capital Account balances or Gross Asset Values are determined by the Board to be necessary or appropriate to reflect properly the economic position of the parties and the intent and operation of this Agreement. It is the understanding and intent of the parties that the holder of Redeemable Preferred Shares will, as a result of the allocations set forth below, include in taxable income as ordinary income on a cumulative basis an amount not in excess of the cumulative Redeemable Preferred Dividend attributable to the Redeemable Preferred Shares held by it.

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     1.4 “Capital Contribution” means with respect to any Member in its capacity as such, (a) the aggregate amount of money contributed by such Member to the capital of the Company and (b) the initial Gross Asset Value of any property (other than money) contributed by such Member to the capital of the Company, reduced by the amount of any liabilities encumbering such property that the Company is considered to assume or take subject to under Code Section 752 of the Code.
     1.5 “Company Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d) for the phrase “partnership minimum gain.”
     1.6 “Depreciation” shall mean, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Year for federal income tax purposes, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes, if such difference is being eliminated by use of the “remedial method” pursuant to Section 1.704-3(d) of the Regulations, Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by Section 1.704-3(d)(2) of the Regulations, and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the depreciation, amortization or other cost recovery deduction for such Allocation Year for federal income tax purposes bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.
     1.7 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
          (i) The initial Gross Asset Value of any asset (other than cash) contributed by a Member to the Company shall be the gross fair market value of such asset, mutually agreed by the contributing Member and the Board
          (ii) Except as otherwise provided in this Agreement or as determined by the Board, the Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in subsection (a), subsection (b), subsection (c), subsection (d), or subsection (e) of this Section 1.7(ii) shall be adjusted to equal their respective gross fair market values, as determined by the Board (using any reasonable valuation method approved by the Board), as of the following times:
          (a) the acquisition of any additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i);
          (b) the distribution by the Company to a Member of more than a de minimis amount of assets as consideration for an interest in the Company pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)(5)(ii);

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          (c) the liquidation of the Company, within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)(5)(ii);
          (d) immediately prior to issuance of more than a de minimis Membership Interest in exchange for services rendered or to be rendered pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii); and
          (e) at such other times as are permitted by Regulations Sections 1.704-1(b)(2)(iv)(f)(5)(iv).
          (iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution.
          (iv) The Gross Asset Values of the assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (iv) of the definition of “Net Profits” and “Net Losses” or Section 3.7 of this Allocation Addendum, provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).
If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to Section 00, Section 00 or Section 00 above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Asset for purposes of computing Net Profits and Net Losses.
     1.8 “Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner non-recourse debt.”
     1.9 “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation § 1.704-2(i)(3).
     1.10 “Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i) for the phrase “partner non-recourse deductions.”
     1.11 “Net Profits” or “Net Losses” means, with respect to the Company, for each Allocation Year, an amount equal to the taxable income or loss of the Company for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
          (i) Any income that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be added to such taxable income or loss;

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          (ii) Any expenditure described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section, shall be subtracted from such taxable income or loss;
          (iii) Gain or loss resulting from any disposition of Company assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the assets disposed of, notwithstanding that the adjusted tax basis of such assets differs from its Gross Asset Value;
          (iv) To the extent an adjustment to the adjusted tax basis of any Asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases the basis of the Asset) from the disposition of the Asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;
          (v) If the Gross Asset Value of any Asset is adjusted in accordance with the terms of this Agreement, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such Asset for purposes of computing Net Profits or Net Losses;
          (vi) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation.
          (vii) Notwithstanding any other provision of this Section, any items that are specially allocated pursuant to Section 2 or Section 3 hereof shall not be taken into account in computing Net Profits or Net Losses.
     1.12 “Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).
     1.13 “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).
     1.14 “Regulatory Allocations” is defined in Section 3.8 of this Allocation Addendum.
2. Allocation of Net Profits and Losses. As of the end of each Allocation Year, except as otherwise provided in this Agreement, Net Profits and Net Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Company shall be allocated among the Members in a manner such that the Capital Account balance of each Member, immediately after making the allocation and after taking into account amounts specially allocated pursuant to Section 3 of this Allocation Addendum (including Section 3.9) or otherwise pursuant to this Agreement, is, as nearly as possible, equal (proportionately) to (I) the distributions that would be made to the Member pursuant to Section 7.2(d) of this Agreement (taking into account the priority of such distributions) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited

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with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 7.2(d) to the Members immediately after making the allocation, minus (II) the Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. For purposes of determining Capital Accounts under this Section 2, Capital Accounts shall first be reduced by any distributions made during the Allocation Year for which allocations are being made.
3. Special Allocations. Notwithstanding the foregoing provisions of this Allocation Addendum, the following allocations shall be made before the allocations of Net Profits and Net Losses set forth in Section 2 of this Allocation Addendum:
     3.1 Minimum Gain Chargeback. Subject to the exceptions set forth in Regulations Section 1.704-2(f)(2) through (5), and notwithstanding any other provision in this Allocation Addendum, if there is a net decrease in Company Minimum Gain during any Allocation Year, then each Member shall be allocated items of income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.1 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(b)(2) and Section 1.704-2(f) and shall be interpreted consistently therewith.
     3.2 Member Nonrecourse Debt Minimum Gain Chargeback. Subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), and notwithstanding any other provision in this Allocation Addendum, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.2 is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
     3.3 Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Common Member. The amount of Nonrecourse Deductions for a Company Allocation Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c). For purposes of Regulations Section 1.752-3(a)(3), the Common Member’s share of “excess nonrecourse liabilities” of the Company shall equal one hundred percent.
     3.4 Member Nonrecourse Deductions. The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of

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Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.
     3.5 Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit, items of income and gain shall be allocated to all such Members (in proportion to the amounts of such deficit Adjusted Capital Accounts) in an amount and manner sufficient to eliminate the deficit balances in such Members’ Adjusted Capital Accounts as quickly as possible, provided that an allocation pursuant to this Section 3.5 shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account after all other allocations provided for in this Allocation Addendum have been tentatively made as if this Section 3.5 were not in this Agreement. It is intended that this Section 3.5 qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).
     3.6 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year that is in excess of the sum of (i) any amounts such Member is obligated to restore pursuant to the terms of the Agreement or otherwise, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.6 of this Allocation Addendum shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Allocation Addendum have been made as if Section 3.5 and Section 3.6 of this Allocation Addendum were not in the Agreement.
     3.7 Section 754 Adjustments. To the extent that an adjustment to the adjusted basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to the Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(a)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item or gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Sections of the Regulations.
     3.8 Regulatory Allocations. The allocations set forth in Sections 3.1 through 3.7 of this Allocation Addendum (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to distribute the Assets or allocate income or loss from the Company. Accordingly, notwithstanding any other provision of this Allocation Addendum (other than the Regulatory Allocations), the Board shall make such offsetting allocations of income, gain, loss or deduction of the Company in a reasonable manner so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all items of the Company were allocated pursuant to this Allocation Addendum without regard to the Regulatory Allocations.
     3.9 Depreciation/Amortization Deductions. All depreciation, amortization, and similar deductions relating to the Company property shall be specially allocated one hundred percent to the Common Member.

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     3.10 No Impermissible Deficits. Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) shall not be allocated to a Member to the extent that the Member has or would have, as a result of such allocations, a negative Adjusted Capital Account. Any taxable loss (or items of deduction) which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the immediately preceding sentence, shall instead be allocated to the other Members.
4. Tax Allocations
     4.1 Elimination of Book/Tax Disparities. If any Company asset has a Gross Asset Value different than its adjusted tax basis to the Company for federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property hereunder, or otherwise), allocations of taxable income, gain, loss and deduction under this Section 4.1 with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its Gross Asset Value in the manner provided by Code section 704(c) and Regulation Section 1.704-3, using any method approved under Treasury Regulation section 1.704-3 chosen by the Board in its sole discretion. Allocations pursuant to this Section 4.1 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, other items or distributions pursuant to any provision of this Agreement.
     4.2 Conformity of Reporting. Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purposes shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Allocation Addendum.
5. Other Provisions.
     5.1 All Net Profits, Net Losses or any other items of income, gain, loss or deductions of the Company shall be allocated to the Members pursuant to this Allocation Addendum with respect to each Allocation Year (or part thereof) as of the last day of such year; provided that Net Profits, Net Losses, and such other items shall also be allocated at such times as the Gross Asset Values of the Company’s assets are adjusted pursuant to subparagraph (ii) of the definition of “Gross Asset Value.”
     5.2 For any fiscal year during which any part of a Membership Interest or Economic Interest changes for any reason, including the transfer of any Membership Interest or Economic Interest to another Person, the Net Profits, Net Losses and other items of income, gain, loss, deduction and credit for the Company for such year shall be adjusted as necessary to reflect the varying interests of the Members during such year in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Board.
     5.3 Except as provided in Section 0 hereof, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction shall be allocated among the Members as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to this Allocation Addendum.
     5.4 The Members are aware of the income tax consequences of the allocations made by this Allocation Addendum and hereby agree to be bound by the provisions of this Allocation Addendum in reporting their respective shares of Company income and loss for income tax purposes.

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     5.5 The allocations set forth in this Allocation Addendum are intended to comply with the requirements of Sections 704(b) and 704(c) of the Code and the Regulations thereunder and shall be interpreted and applied in a manner consistent therewith. If, any provision contained in this Agreement that allocates any item of income, gain, deduction or loss shall not, in the good faith opinion of the Board, (i) comply with the Code provisions cited in such provision and the Regulations, or (ii) comply with any other provision of the Code or the Regulations, then, notwithstanding anything to the contrary contained herein, such allocation provision shall, upon notice in writing to the other Members, be modified to satisfy such provisions of the Code and the Regulations in a manner to be reasonably determined in good faith by the Board; provided, that any such modification shall not alter materially the economic arrangement among the Members.

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EXHIBIT B-1
FORM OF COMMON SHARE CERTIFICATE
CCFC PREFERRED HOLDINGS, LLC
a Delaware limited liability company
No.
THIS CERTIFIES THAT Calpine CCFC Holdings, Inc. is the owner of 1,000 Common Shares (as defined in the LLC Agreement referred to herein) of CCFC Preferred Holdings, LLC (the “Company”) as set forth in the Amended and Restated Limited Liability Company Operating Agreement, dated as of August 12, 2005 of CCFC Preferred Holdings, LLC, as amended, modified and supplemented from time to time (the “LLC Agreement”). Such Common Shares are not transferable except as provided in the LLC Agreement and are otherwise subject to the terms and conditions of the LLC Agreement.
THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the Common Shares evidenced hereby as provided in the LLC Agreement; provided, however, that this Certificate, when coupled with an assignment in the form set forth on the reverse hereof or otherwise sufficient to convey an interest in the Company, duly executed in blank or assigned to the named assignee, may be deposited with the Company and shall constitute direction by the registered owner of this Certificate to the Company to register the change of ownership of the Common Shares evidenced hereby to such assignee and to issue a new Certificate reflecting such change of ownership to such assignee. The Common Shares shall constitute “securities” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and in the State of New York and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.
THIS CERTIFICATE shall be governed by the laws of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by two duly authorized officers and the issuance recorded in its limited liability company books as of the ___day of         , 2005.

CCFC Preferred Holdings, LLC ,
a Delaware limited liability company

By:

Name:

Title:

By:

Name:

Title:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

(REVERSE OF CERTIFICATE)
ASSIGNMENT OF COMMON SHARES
FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto

(Please insert taxpayer identification	(Please print name and address)
number of Assignee)
___Common Shares represented by the within Certificate and irrevocably constitutes and appoints as its attorney-in-fact with full power of substitution in the premises to transfer the same on the books of the Company.
Dated:                                                                                  By:
THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

EXHIBIT B-2
FORM OF REDEEMABLE PREFERRED SHARE CERTIFICATE
CCFC PREFERRED HOLDINGS, LLC
a Delaware limited liability company
No.
THIS CERTIFIES THAT ___is the owner of            Redeemable Preferred Shares (as defined in the LLC Agreement referred to herein) of CCFC Preferred Holdings, LLC (the “Company”) as set forth in the Second Amended and Restated Limited Liability Company Operating Agreement, dated as of October 14, 2005 of CCFC Preferred Holdings, LLC, as amended, modified and supplemented from time to time (the “LLC Agreement”). Such Redeemable Preferred Shares are not transferable except as provided in the LLC Agreement and are otherwise subject to the terms and conditions of the LLC Agreement.
THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the Redeemable Preferred Shares evidenced hereby as provided in the LLC Agreement; provided, however, that this Certificate, when coupled with an assignment in the form set forth on the reverse hereof or otherwise sufficient to convey an interest in the Company, duly executed in blank or assigned to the named assignee, may be deposited with the Company and shall constitute direction by the registered owner of this Certificate to the Company to register the change of ownership of the Redeemable Preferred Shares evidenced hereby to such assignee and to issue a new Certificate reflecting such change of ownership to such assignee. The Redeemable Preferred Shares shall constitute “securities” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and in the State of New York and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.
THIS CERTIFICATE shall be governed by the laws of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by two duly authorized officers and the issuance recorded in its limited liability company books as of the ___day of         , 2005.

CCFC Preferred Holdings, LLC ,
a Delaware limited liability company

By:

Name:

Title:

By:

Name:

Title:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

THE REDEEMABLE PREFERRED SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE NOR IS ANY SUCH REGISTRATION CONTEMPLATED. THE REDEEMABLE PREFERRED SHARES HAVE BEEN OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND REGULATION D PROMULGATED THEREUNDER AND EXEMPTIONS OF SIMILAR IMPORT IN THE LAWS OF THE STATES WHERE THIS OFFERING WILL BE MADE. THE REDEEMABLE PREFERRED SHARES HAVE BEEN OFFERED AND SOLD SOLELY TO “QUALIFIED INSTITUTIONAL BUYERS” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND TO OTHER INSTITUTIONS THAT ARE ACCREDITED INVESTORS (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (“IAI’S”). BY ITS ACQUISITION HEREOF, (i) THE INITIAL HOLDER REPRESENTS THAT IT IS A ''QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN IAI AND HAS ACQUIRED THE MEMBERSHIP INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE IN THE UNITED STATES AND (ii) ANY HOLDER AGREES THAT IT WILL NOT TRANSFER THIS MEMBERSHIP INTEREST EXCEPT (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (C) IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES. IF THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(1) OF THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE. IN ADDITION TO THE SECURITIES LAW RESTRICTIONS ENUMERATED ABOVE, THE REDEEMABLE PREFERRED SHARES ARE SUBJECT TO CONTRACTUAL TRANSFER RESTRICTIONS UNDER THE LLC AGREEMENT. INVESTORS SHOULD CAREFULLY REVIEW THE COMPANY’S SECOND AMENDED AND RESTATED LLC OPERATING AGREEMENT. THERE IS NO PUBLIC MARKET FOR THE REDEEMABLE PREFERRED SHARES AND NO SUCH MARKET IS EXPECTED TO DEVELOP IN THE FUTURE. INVESTORS SHOULD PROCEED ON THE ASSUMPTION THAT THEY MUST HOLD THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(REVERSE OF CERTIFICATE)
ASSIGNMENT OF REDEEMABLE PREFERRED SHARES
FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto

(Please insert taxpayer identification	(Please print name and address)
number of Assignee)
___Redeemable Preferred Shares represented by the within Certificate and irrevocably constitutes and appoints ______ as its attorney-in-fact with full power of substitution in the premises to transfer the same on the books of the Company.
Dated:                                                                                 By:
THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.